OFFERING MEMORANDUM                                        STRICTLY CONFIDENTIAL

                                 $197,572,000

                                    [LOGO]
                          2000-1 Pass Through Trusts

                   PASS THROUGH CERTIFICATES, SERIES 2000-1

                            _____________________

Midway Airlines Corporation is issuing, through three separate trusts, Class A, Class B and Class C Certificates, Series 2000-1. Each Certificate represents a fractional undivided interest in one of the three Midway Airlines 2000-1 Pass Through Trusts to be formed to acquire equipment notes expected to be issued in connection with the financing of eight new Boeing model 737-700 aircraft scheduled for delivery from September 2000 through August 2001 which Midway expects to lease or acquire. The Certificates do not represent interests in or obligations of Midway or any of its affiliates.

Interest on the equipment notes to be held in each Trust will be payable semiannually on each April 1 and October 1, commencing on the later of April 1, 2001 and the first such date to occur after the initial issuance thereof. Scheduled principal payments on the equipment notes will be passed through to the Certificateholders on April 1 or October 1, or both, in certain years, as set forth herein.

The Class A Certificates will rank senior in right of distribution to the other Certificates. The Class B Certificates will rank junior in right of distributions to the Class A Certificates and will rank senior in right of distributions to the Class C Certificates. The Class C certificates will rank junior in right of distributions to the other certificates.

Morgan Stanley Capital Services Inc. will provide a liquidity facility for each Class of Certificates, in each case in an amount sufficient to make three semiannual interest payments on such Certificates.

                            _____________________

  Investing in the Certificates involves risks. See "Risk Factors" beginning on page 12.

                             _____________________

Pass Through    Principal      Interest       Final Expected         Price to
Certificates     Amount          Rate        Distribution Date     Investors (1)
-------------   ---------      ---------     -----------------     -------------
2000-1A        $129,801,000       8.82%       April 1, 2019            100%
2000-1B          51,110,000      10.07        April 1, 2014            100
2000-1C          16,661,000      11.19        April 1, 2006            100

____________
(1) Plus accrued interest, if any, from September 27, 2000.

                             _____________________

The Certificates have not been registered under the Securities Act of 1933 and are being offered only (1) to qualified institutional buyers under Rule 144A,
(2) to institutional accredited investors and (3) outside the United States in compliance with Regulation S. For a description of certain restrictions on transfer, see "Transfer Restrictions" beginning on page 91.

Morgan Stanley & Co. Incorporated expects to deliver the Certificates to purchasers on September 27, 2000.

MORGAN STANLEY DEAN WITTER                                SEABURY SECURITIES LLC

September 22, 2000

                                                                     EXHIBIT 4.1

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
Where You Can Get More Information.....................................................      iv
Incorporation of Certain Documents by Reference........................................      iv
Forward-Looking Statements.............................................................       v
Summary of Offering....................................................................       1
Risk Factors...........................................................................      11
Use of Proceeds........................................................................      21
Capitalization.........................................................................      21
Selected Financial and Operating Data and Glossary.....................................      22
Management's Discussion and Analysis of Financial Condition and Results of Operations..      25
Business...............................................................................      31
Description of the Certificates........................................................      40
Description of the Deposit Agreements..................................................      54
Description of the Escrow Agreements...................................................      56
Description of the Liquidity Facilities................................................      57
Description of the Intercreditor Agreement.............................................      62
Description of the Aircraft and the Appraisals.........................................      66
Description of the Equipment Notes.....................................................      67
Exchange Offer; Registration Rights....................................................      81
Certain U.S. Federal Income Tax Consequences...........................................      83
Certain Maryland Taxes.................................................................      87
ERISA Considerations...................................................................      87
Private Placement......................................................................      89
Transfer Restrictions..................................................................      90
Legal Matters..........................................................................      92
Independent Auditors...................................................................      92
Experts................................................................................      92
Index of Certain Defined Terms.........................................................    AI-1
Appraisal Reports......................................................................   AII-1
Accredited Investor Letter.............................................................  AIII-1

                                _______________

     THIS CONFIDENTIAL OFFERING MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY CERTIFICATE OFFERED HEREBY BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS OFFERING MEMORANDUM NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MIDWAY, THE TRUSTS, THE DEPOSITARY OR THE LIQUIDITY PROVIDERS OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

     This offering memorandum is highly confidential and has been prepared by Midway solely for use in connection with the proposed placement of the Certificates. Morgan Stanley & Co. Incorporated and Seabury Securities LLC (collectively, the "Placement Agents") and Midway reserve the right to reject any offer to purchase, in whole or in part, for any reason, or to sell less than all of the Certificates offered hereby. This offering memorandum is personal to the offeree to whom it has been delivered by the Placement Agents and does not constitute an offer to any other person or to the public in general to subscribe for or otherwise acquire the Certificates. Distribution of this offering memorandum to any person other than the offeree and those persons, if any, retained to advise such offeree with respect thereto is unauthorized, and any disclosure of any of its contents, without the prior written consent of Midway, is prohibited. Each offeree, by accepting delivery of this offering memorandum, agrees to the foregoing and to make no photocopies of this offering memorandum, and, if the offeree does not purchase the Certificates or the placement is terminated for any reason, to return this offering memorandum to: Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, NY 10036, Attention:
Equipment Finance Group. Copies of the documents referred to herein may be obtained from Midway at Midway Airlines Corporation, 2801 Slater Road, Morrisville, North Carolina 27560, Attention: General Counsel (telephone (919) 595-6009 and facsimile (919) 595-1705).

                           ________________________

     You agree, if you purchase Certificates, that we will treat your purchase as your representation, warranty, acknowledgment and agreement that (1) you have been afforded an opportunity to request from Midway and to review, and have received, all additional information considered by you to be necessary to verify the accuracy of, or to supplement, the information contained herein, (2) you have not relied on a Placement Agent or the Liquidity Provider or any person affiliated with a Placement Agent or the Liquidity Provider in connection with your investigation of the accuracy of such information or your investment decision and (3) no person has been authorized to give any information or to make any representation concerning Midway or the Certificates other than as contained herein and information given by duly authorized officers of Midway in connection with investors' examination of Midway and the terms of this offering and, if given or made, any such other information or representation should not be relied upon as having been authorized by Midway, a Placement Agent or the Liquidity Provider.

     IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF MIDWAY, THE TRUSTS, THE DEPOSITARY AND THE LIQUIDITY PROVIDERS AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE CERTIFICATES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE CERTIFICATES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

     NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IS MADE BY THE PLACEMENT AGENTS AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH HEREIN AND NOTHING CONTAINED IN THIS OFFERING MEMORANDUM IS, OR SHALL BE RELIED UPON AS, A PROMISE OR REPRESENTATION, WHETHER AS TO THE PAST OR THE FUTURE. THE PLACEMENT AGENTS HAVE NOT INDEPENDENTLY VERIFIED ANY OF SUCH INFORMATION AND ASSUME NO RESPONSIBILITY FOR ITS ACCURACY OR COMPLETENESS.

                           ________________________

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE UNIFORM SECURITIES ACT WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                           ________________________

     Market data and certain industry forecasts used throughout this offering memorandum were obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts and market research, while believed to be reliable, have not been independently verified, and none of Midway or the Placement Agents make any representation as to the accuracy of such information.

                           ________________________

     See "Risk Factors", immediately following the summary herein, for a description of certain factors relating to an investment in the Certificates offered hereby. None of Midway or the Placement Agents, or any of their respective representatives, is making any representation to any offeree or purchaser of the Certificates hereby regarding the legality of an investment by such offeree or purchaser under applicable legal investment or similar laws. Each investor should consult with its own advisors as to legal, tax, business, financial and related aspects of a purchase of the Certificates.

                           ________________________

                      WHERE YOU CAN GET MORE INFORMATION

     We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC:
New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Section. The SEC also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information.

     In the event that we are no longer required to file annual, quarterly and special reports, proxy statements, and other information with the SEC, we have agreed to file with the SEC (unless the SEC will not accept such a filing) and provide to the Trustee and the holders of Certificates annual reports and the information, documents and other reports otherwise required pursuant to Sections 13 and 15(d) of the Exchange Act.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by Midway with the Commission under the Exchange Act, and are incorporated herein by reference:

     1. Midway's Current Report on Form 8-K reporting settlement of a pending lawsuit, filed on January 6, 2000;

     2. Midway's Current Report on Form 8-K reporting January 2000 traffic, filed on February 14, 2000;

     3. Midway's Current Report on Form 8-K reporting exercise of option to terminate lease of four aircraft, filed on March 15, 2000;

     4. Midway's Current Report on Form 8-K reporting closing of loan from Reedy Creek Investments LLC, filed on April 14, 2000;

     5. Midway's Current Report on Form 8-K reporting record date for a rights offering, filed on June 8, 2000;

     6. Midway's Current Report on Form 8-K reporting a term sheet to lease three aircraft, filed on July 19, 2000;

     7. Midway's Current Report on Form 8-K reporting its intention to issue shares of common stock in Midway, filed on August 2, 2000;

     8. Midway's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2000; and

     9. Midway's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this offering memorandum and prior to the termination of this offering of the Certificates are incorporated by reference and become a part of this offering memorandum from their date of filing. Any statement contained in this offering memorandum or in a document incorporated by reference is modified or superseded for purposes of this offering memorandum to the extent that a statement contained in any such document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this offering memorandum.

     On request, we will provide anyone who receives a copy of this offering memorandum with a copy of any or all of the documents incorporated in this offering memorandum by reference. Written or telephone requests for such copies should be directed to our principal office: Midway Airlines Corporation, 2801 Slater Road, Morrisville, North Carolina 27560, Attention: General Counsel (telephone (919) 595-6009 and facsimile (919) 595-1705).

                          FORWARD-LOOKING STATEMENTS

     This offering memorandum includes or incorporates forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Many of these statements may be identified by the use of forward-looking words such as "believe", "expect", "anticipate", "should", "plan", "estimate", and "potential", among others. These forward-looking statements are subject to risks, uncertainties and assumptions including, among other things, those discussed under "Risk Factors" and elsewhere in this offering memorandum.

     To the extent that any of the statements contained herein relating to Midway's expectations, assumptions and other matters relating to Midway are forward-looking, they are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations that involve a number of uncertainties and risks that could cause actual results to differ materially from those projected in the forward-looking statements, including, but not limited to, risks associated with:

 .    our significant debt and lease obligations;

 .    the impact of competitors and competitive aircraft and aircraft financing availability;

 .    the ability to recruit and retain employees at a time when unemployment rates are at extremely low levels and the cost of labor is increasing;

 .    our dependence on the Raleigh-Durham market;

 .    aircraft operating costs, particularly fuel costs;

 .    management of growth and complying with FAA policies;

 .    the continued productivity of our workforce;

 .    dependence on key personnel; and

 .    other regulatory requirements.

     As a result of the foregoing and other factors, no assurance can be given as to Midway's future results and achievements. We will not update these forward-looking statements, even though our situation may change in the future.

                              SUMMARY OF OFFERING

     This summary highlights selected information from this offering memorandum and is qualified in its entirety by the detailed information and financial statements (including the notes thereto) appearing elsewhere or incorporated by reference in this offering memorandum and may not contain all the information that may be important to you. We urge you to carefully read and review the entire offering memorandum before making any decision to participate in this offering. Except as otherwise required by the context, references in this offering memorandum to "we," "us," or "Midway" mean Midway Airlines Corporation and the term "you" refers to prospective investors in the Certificates. We purchased the Midway name from Midway Airlines, Inc., a carrier which sought bankruptcy protection in 1991. We are otherwise not affiliated or in any way connected with Midway Airlines, Inc. Certain capitalized terms used herein are defined elsewhere in this offering memorandum on the pages indicated in the "Index of Certain Defined Terms" attached hereto as Appendix I.

                        Summary of Terms of Certificates

                                                                    Class A                 Class B                 Class C
                                                                  Certificates            Certificates            Certificates
                                                             ----------------------- ----------------------- -----------------------
Aggregate Face Amount                                             $129,801,000             $51,110,000             $16,661,000
Ratings:
 Moody's...................................................           Baa1                     Ba1                     Ba2
 Standard & Poor's.........................................            A-                     BBB-                     BB+
Initial Loan to Aircraft Value (cumulative) /(1)/..........           39.8%                   55.6%                   59.2%
Expected Principal Distribution Window (in years)..........        0.5 - 18.5              0.5 - 13.5               0.5 - 5.5
Initial Average Life (in years)............................           12.2                     8.2                     2.9
Regular Distribution Dates.................................   April 1 and October 1   April 1 and October 1   April 1 and October 1
Final Expected Distribution Date...........................       April 1, 2019           April 1, 2014           April 1, 2006
Final Legal Distribution Date..............................      October 1, 2020         October 1, 2015         October 1, 2007
Minimum Denomination.......................................         $ 100,000               $ 100,000               $ 100,000
(S) 1110 Protection........................................            Yes                     Yes                     Yes
Liquidity Facility Coverage................................       3 semiannual            3 semiannual            3 semiannual
                                                                interest payments       interest payments       interest payments

_____________
(1) These percentages are calculated as of October 1, 2001, the first Regular Distribution Date after all Aircraft are scheduled to have been delivered. In making such calculations, we have assumed that all Aircraft are delivered prior to such date, that the maximum principal amount of the Equipment Notes is issued and that the aggregate appraised Aircraft base value is $319,473,800 as of such date. The appraised base value is only an estimate and reflects certain assumptions, which assumptions may not reflect current market conditions. See "Description of the Aircraft and the Appraisals -Appraisals."

                       Equipment Notes and the Aircraft

     Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the aircraft (the "Aircraft") expected to secure such Equipment Notes:

                               Expected                                                      Maximum Principal
          Aircraft           Registration       Expected Aircraft           Appraised            Amount of
            Type              Number (1)        Delivery Month (2)          Value (3)       Equipment Notes (4)
     ------------------    ----------------   ----------------------     ---------------  ----------------------
       Boeing 737-700           N361ML            September, 2000          $39,790,000          $25,067,700
       Boeing 737-700           N362ML             October, 2000            40,026,667           25,216,800
       Boeing 737-700           N363ML            November, 2000            40,056,667           25,235,700
       Boeing 737-700           N364ML             January, 2001            40,300,000           25,389,000
       Boeing 737-700           N365ML            February, 2001            40,363,333           25,428,900
       Boeing 737-700           N366ML              April, 2001             40,693,333           25,636,800
       Boeing 737-700           N367ML              June, 2001              40,786,667           25,695,600
       Boeing 737-700           N368ML             August, 2001             41,053,333           25,863,600

   ___________
   (1) The tail number identified with respect to each Aircraft is a projection only, based on the current manufacturing schedule of the manufacturer. A different aircraft may actually be delivered to Midway by the manufacturer on any delivery date and in such case such substituted aircraft shall be an "Aircraft" for purposes of the offering contemplated hereby. In addition, the financing of an Aircraft may not take place on the date such Aircraft is actually delivered from the manufacturer, provided that such financing will occur prior to November 30, 2001 (the "Delivery Period Termination Date"), provided that, if a labor strike occurs at The Boeing Company prior to the scheduled Delivery Period Termination Date, the Delivery Period Termination Date will be extended by the number of days such strike continued in effect.

   (2) The dates for Aircraft delivery reflect the scheduled delivery months under Midway's purchase agreement with the manufacturer. The actual delivery date of any Aircraft may be subject to delay.

   (3) The appraised base value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms, projected as of the scheduled delivery month of each Aircraft. Such appraisals are based upon varying assumptions (which may not reflect current market conditions) and upon varying methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors Risk Factors Relating to the Certificates and the Offering Appraisals and Realizable Value of Aircraft".

  (4) The actual principal amount may be less depending on the circumstances of the financing of such Aircraft. The aggregate principal amount of all of the Equipment Notes will not exceed the aggregate face amount of the Certificates.

                         Loan to Aircraft Value Ratios

     The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of October 1, 2001, the first Regular Distribution Date that occurs after all the Aircraft are scheduled to have been delivered, and each October 1 Regular Distribution Date thereafter, assuming that Equipment Notes of each series in the maximum principal amount for all of the Aircraft are acquired by the Trusts prior to the Delivery Period Termination Date. The LTVs for any Class of Certificates as of dates prior to the Delivery Period Termination Date are not meaningful, since the property of the Trusts will not include during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based upon one set of assumptions. See "Risk Factors -- Risk Factors Relating to the Certificates and the
Offering --The realizable value of Aircraft may be less than its appraised value."

     The following table was compiled on an aggregate basis. However, the Equipment Notes for an Aircraft will not have a security interest in any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes--Loan to Value Ratios of Equipment Notes" for examples of LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown below.


                    Assumed                                       Class B
                   Aggregate       Class A         Class A     Certificates                           Class C            Class C
                   Aircraft      Certificates    Certificates      Pool            Class B            Certificates     Certificates
Date               Value (1)   Pool Balance (2)    LTV (3)      Balance (2)  Certificates LTV (3)    Pool Balance (2)    LTV (3)
----             ------------  ----------------  ------------  ------------  --------------------    ----------------  ------------
October 1, 2001  $319,473,800    $127,125,405       39.8%       $50,639,894         55.6%               $11,436,335        59.2%
October 1, 2002   309,781,700     121,924,425       39.4         50,179,486         55.6                 10,218,469        58.9
October 1, 2003   300,089,600     117,809,787       39.3         49,368,273         55.7                  8,269,467        58.5
October 1, 2004   290,397,500     113,469,095       39.1         47,512,425         55.4                  6,392,103        57.6
October 1, 2005   280,705,400     109,306,683       38.9         45,039,630         55.0                  3,462,780        56.2
October 1, 2006   271,013,300     105,532,579       38.9         42,543,868         54.6                          0        NA
October 1, 2007   261,321,200     101,758,475       38.9         34,900,277         52.3                          0        NA
October 1, 2008   251,629,100      97,984,372       38.9         25,863,114         49.2                          0        NA
October 1, 2009   241,937,000      94,210,268       38.9         16,189,057         45.6                          0        NA
October 1, 2010   232,244,900      90,436,164       38.9         12,615,462         44.4                          0        NA
October 1, 2011   222,552,800      86,662,060       38.9          7,876,557         42.5                          0        NA
October 1, 2012   212,860,700      82,733,012       38.9          4,611,410         41.0                          0        NA
October 1, 2013   203,168,600      76,834,618       37.8          3,763,991         39.7                          0        NA
October 1, 2014   193,476,500      69,166,446       35.7                  0         NA                            0        NA
October 1, 2015   183,784,400      54,500,186       29.7                  0         NA                            0        NA
October 1, 2016   172,893,567      38,511,196       22.3                  0         NA                            0        NA
October 1, 2017   159,970,767      21,080,180       13.2                  0         NA                            0        NA
October 1, 2018    57,590,667       3,344,875        5.8                  0         NA                            0        NA

  ___________
  (1) We have assumed that the initial appraised value (determined as described under "--Equipment Notes and the Aircraft") of each Aircraft declines by 3% per year for the first 15 years after the year of delivery of such Aircraft and by 4% per year for the next five years. Other rates or methods of depreciation would result in materially different LTVs and no assurance can be given (1) that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or (2) as to the actual future value of any Aircraft. Many of the factors affecting the value of the Aircraft are discussed herein under "Risk Factors -- Factors Relating to the Certificates and the Offering -- The realizable value of Aircraft may be less than its appraised value."

  (2) In calculating the outstanding balances, we have assumed that the Trusts will acquire the maximum principal amount of Equipment Notes for all Aircraft.

  (3) The LTVs for each Class of Certificates were obtained for each October 1 Regular Distribution Date by dividing (x) the expected outstanding balance of such Class together with the expected outstanding balance of all other Classes senior in right of payment to such Class after giving effect to the distributions expected to be made on such date, by (y) the assumed value of all of the Aircraft ("Assumed Aggregate Aircraft Value") on such date based on the assumptions described above. The outstanding balances and LTVs may change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted under the terms of this offering or the amortization of the Equipment Notes differs from the assumed amortization schedule calculated for purposes of this offering memorandum.

                              Cash Flow Structure

  Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

                                    [GRAPH]

  _______________________
  (1) Each Leased Aircraft will be subject to a separate Lease and a related Indenture; each Owned Aircraft will be subject to a separate Indenture.

  (2) Funds held as Deposits relating to each Trust will be withdrawn to purchase Equipment Notes on behalf of such Trust from time to time during the Delivery Period as each Aircraft is delivered to us. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon and, in certain circumstances, a Deposit Make-Whole Premium payable by us with respect to the remaining Deposits applicable to such Trust.

  (3) The Liquidity Facility for each Trust will cover three consecutive semiannual interest payments with respect to the Certificates issued by such Trust.

                                 The Offering

Trusts..............................................  The Class A Trust, the Class B Trust and the Class C Trust will each be formed pursuant to a separate Pass Through Trust Agreement between
                                                      Midway and Allfirst Bank, as trustee under each Trust.

Certificates Offered................................  Class A Certificates
                                                      Class B Certificates
                                                      Class C Certificates
                                                      Each Certificate will represent a fractional undivided interest in a related Trust.

Use of Proceeds.....................................  The proceeds from the sale of the Certificates initially will be held in escrow and deposited with the Depositary.  Each Trust will withdraw funds from the escrow relating to such Trust to acquire Equipment Notes to be issued in connection with the financing of a portion of the purchase price of eight new Boeing model 737-700 aircraft. The Aircraft are scheduled to be delivered to us during the period September 2000 through August 2001.  We intend to either lease or purchase the Aircraft.

Subordination Agent, Trustee, Paying Agent and Loan
Trustee.............................................  Allfirst Bank.

Escrow Agent........................................  First Union Trust Company, National Association.

Depositary..........................................  Allfirst Bank.

Initial Liquidity Provider..........................  Morgan Stanley Capital Services Inc. ("MSCS") will provide a separate liquidity facility for the benefit of each Trust.  The obligations of
                                                      MSCS under its liquidity facilities will be fully and unconditionally guaranteed by its parent company, Morgan Stanley Dean Witter & Co.
                                                      ("MSDW"), which is also the parent company of Morgan Stanley & Co.
                                                      Incorporated.

Trust Property......................................  The property of each Trust will include:

                                                      .  Equipment Notes acquired by such Trust;

                                                      .  All rights of such Trust to acquire Equipment Notes under the Note
                                                         Purchase Agreement;

                                                      .  All rights of such Trust under the related Escrow and Paying Agent
                                                         Agreement;

                                                      .  All rights of such Trust under an intercreditor agreement (including all monies receivable pursuant to such rights);

                                                      .  All monies receivable under the Liquidity Facilities for such Trust;
                                                         and

                                                      .  Funds from time to time deposited with the Trustee in accounts relating to such Trust.

Regular Distribution Dates..........................  April 1 and October 1, commencing April 1, 2001.

Record Dates........................................  The fifteenth (15/th/) day preceding a related Distribution Date.

Distributions.......................................  The Trustee and the Paying Agent, as applicable, will distribute all payments of principal, premium (if any) and interest received on the
                                                      Equipment Notes held in each Trust and all payments of principal (if any) interest and Deposit Make-Whole Premium (if any) on the Deposits
                                                      relating to each Trust to the holders of the Certificates of such Trust, subject, in the case of payments on the Equipment Notes, to the subordination provisions applicable to the Certificates.

                                                      Subject to the subordination provisions applicable to the Certificates, scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.

                                                      Subject to the subordination provisions applicable to the Certificates, payments of principal, premium (if any) and interest made on the
                                                      Equipment Notes resulting from any early redemption or purchase of such
                                                      Equipment Notes will be distributed on a special distribution date after not less than fifteen (15) days' notice to holders of the related
                                                      Certificates.

Escrowed Funds......................................  Funds paid to the Escrow Agent by the Placement Agents will be deposited with the applicable Depositary and held as Deposits pursuant to separate
                                                      Deposit Agreements for each Trust. Funds may be withdrawn by the Escrow
                                                      Agent at the direction of the applicable Trustee from time to time to purchase Equipment Notes prior to the Delivery Period Termination Date.
                                                      On each Regular Distribution Date, the applicable Depositary will pay to the Paying Agent interest accrued on the Deposits relating to each Trust at a rate per annum equal to the interest rate applicable to the
                                                      Certificates issued by such Trust. The Paying Agent, on behalf of the
                                                      Escrow Agent, will pay such interest to the applicable Receiptholders.
                                                      The Deposits relating to a Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates.
                                                      The Deposits cannot be used to pay any other amount in respect of the
                                                      Certificates.

Unused Escrow Funds.................................  It is possible that less than all of the Deposits held in escrow will be used to purchase Equipment Notes by the deadline established for purposes of this offering.  This may occur because of delays in the delivery of Aircraft, variations in the terms of each Aircraft financing or other reasons.  See "Description of the Certificates -- Obligation to
                                                      Purchase Equipment Notes".  If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date (or earlier under certain circumstances), such funds will be withdrawn at such time by the
                                                      Escrow Agent for such Trust and distributed, with accrued and unpaid interest, to the Certificateholders of such Trust after at least fifteen
                                                      (15) days' prior written notice.  If unused Deposits distributed with respect to all of the Trusts exceed $3 million (the "Par Redemption
                                                      Amount") such distribution will include a premium on any excess unused
                                                      Deposits above the Par Redemption Amount payable by Midway equal to the
                                                      Deposit Make-Whole Premium, provided that no premium shall be paid with respect to Deposits relating to Aircraft that are not or will not be delivered by the manufacturer prior to the Delivery Period Termination
                                                      Date due to any reason not occasioned by Midway's fault or negligence
                                                      (such Deposits, in the aggregate, the "Non-Delivery Redemption Amount").
                                                      See "Description of the Deposit Agreements -- Unused Deposits; Prepayment
                                                      of Deposits".  If all the Aircraft are acquired and unused Deposits remain, it is more likely that a distribution of such unused Deposits will be made with respect to Class C Certificates, which bear interest at a higher rate than the Class A and Class B Certificates.

Obligation to Purchase Equipment Notes..............  Pursuant to the Note Purchase Agreement, the Class A, Class B and Class
                                                      C Trustees, respectively, will be obligated to purchase the Series A,
                                                      Series B and Series C Equipment Notes issued with respect to each
                                                      Aircraft.  Midway may enter into a leveraged lease financing or a secured debt financing with respect to any of the Aircraft.  Each financing will be made pursuant to forms of financing agreements attached to the Note Purchase Agreement. In the case of a Leased
                                                      Aircraft, the terms of the financing agreements entered into may differ from the forms of such agreements described in this offering memorandum because a third party--the Owner Participant--will provide a portion of the financing of the Aircraft and may request changes.  However, under the Note Purchase Agreement, the terms of such financing agreements must
                                                      (1) contain the Mandatory Document Terms set forth in the Note Purchase
                                                      Agreement and (2) not vary the Mandatory Economic Terms set forth in the
                                                      Note Purchase Agreement. In addition, Midway must (1) certify to the
                                                      Trustees that any such modifications do not materially and adversely affect the Certificateholders or (2) if such agreements are modified in any material respect, obtain written confirmation from each Rating
                                                      Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. The Trustees will not be obligated to purchase Equipment Notes if, at the time of issuance, Midway is in bankruptcy or certain other specified events have occurred.  The Trustees will have no right or obligation to purchase
                                                      Equipment Notes after the Delivery Period Termination Date. See
                                                      "Description of the Certificates -- Obligation to Purchase Equipment
                                                      Notes."

Liquidity Facilities................................  Under the Liquidity Facility for each Trust, the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the applicable Class of Certificates on up to three successive semiannual Regular Distribution Dates at the applicable
                                                      Stated Interest Rate for such Certificates. The Liquidity Facilities cannot be used to pay any other amount in respect of the Certificates and will not cover amounts held in escrow as Deposits with a Depositary.

                                                      Notwithstanding the subordination provisions applicable to the
                                                      Certificates, the holders of the Certificates to be issued by each Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust.

                                                      Upon each drawing under any Liquidity Facility to pay interest on the
                                                      Certificates, the Subordination Agent will reimburse the applicable
                                                      Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the applicable Liquidity Provider under each Liquidity Facility and certain other agreements will rank equally with comparable obligations relating to the other Liquidity Facilities and will rank senior to the
                                                      Certificates in right of payment.

Subordination.......................................  The Trusts, the Liquidity Provider and the Subordination Agent will enter into an intercreditor agreement which will provide that distributions on the Certificates will be made in the following order:

                                                      .  First, to holders of the Class A Certificates;

                                                      .  Second, to the holders of the Class B Certificates; and

                                                      .  Third, to the holders of the Class C Certificates.

                                                      Certain payments to the Liquidity Provider will be made prior to payments on all or some of the Certificates as discussed under
                                                      "Description of the Intercreditor Agreement--Distributions."

                                                      If Midway is in bankruptcy or certain other specified events have occurred and, in either case, Midway is continuing to meet certain of its obligations, the subordination provisions applicable to the
                                                      Certificates permit distributions to be made to junior Certificates prior to making distributions in full on the senior Certificates.

Control of Loan Trustee.............................  The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as
                                                      no Indenture Default is continuing thereunder.   If an Indenture Default
                                                      has occurred and is continuing, subject to certain conditions, the
                                                      Controlling Party will direct the Loan Trustees (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).

                                                      The "Controlling Party" will be:

                                                      .  The Class A Trustee until payment of final distributions to holders of Class A Certificates; and thereafter,

                                                      .  The Class B Trustee until payment of final distributions to holders of Class B Certificates; and thereafter,

                                                      .  The Class C Trustee; and

                                                      .  Under certain circumstances, the Liquidity Provider with the greatest amount of obligations owed to it.

Purchase Rights of Certificateholders...............  If Midway is in bankruptcy or certain other specified events have occurred,

                                                      .  The Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates,

                                                      .  The Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A and Class B Certificates,

                                                      in each case at a purchase price equal to the outstanding balance of the applicable Class of Certificates plus accrued and unpaid interest.

PTC Events of Default...............................  PTC Events of Default are the failure to pay within 10 Business Days after it is due:

                                                      .  the outstanding balance of any Class of Certificates on the Final
                                                         Legal Distribution Date; or

                                                      .  interest due on the applicable Class of Certificates on any Distribution
                                                         Date (unless the Subordination Agent shall have made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of
                                                         Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

Equipment Notes
(a)  Issuer.........................................  Leased Aircraft.  If we lease an Aircraft, the Aircraft will be owned by an owner trust (each, an "Owner Trust") created by the related Owner
                                                      Participant and the Equipment Notes for such Aircraft will be issued by the applicable Owner Trustee.  The Owner Trustee will not be individually liable for such Equipment Notes.  However, our scheduled rental obligations under the related Lease will be in amounts sufficient to pay scheduled payments on such Equipment Notes.

                                                      Owned Aircraft.  If we purchase an Aircraft, the related Equipment Notes will be issued by us.

(b)  Interest.......................................  The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for such Trust set forth on the cover page of this offering memorandum, payable on April 1 and October 1 of each year, commencing on the later of April 1, 2001 and the first such date to occur after the initial issuance thereof, and such interest payments will be passed through to Certificateholders of such Trust on each such date until the final distribution date for such Certificates, in each case subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. See
                                                      "Description of the Certificates -- General" and "-- Payments and
                                                      Distributions."

(c)  Principal......................................  Principal payments on the Equipment Notes held in each Trust are scheduled to be passed through to the Certificateholders of each such
                                                      Trust on April 1 or October 1, or both, in certain years.  See
                                                      "Description of the Certificates -- Pool Factors."

(d)  Redemption and Purchase........................  Aircraft Event of Loss. If an Event of Loss occurs with respect to an
                                                      Aircraft, all of the Equipment Notes issued with respect to such
                                                      Aircraft will be redeemed, unless such Aircraft is replaced by us under the related lease or financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.  See
                                                      "Description of the Equipment Notes--Redemption."

                                                      Optional Redemption. The issuer of the Equipment Notes with respect to an Aircraft may elect to redeem them prior to maturity. The redemption price in such case will be the unpaid principal amount of such Equipment
                                                      Notes, together with accrued interest plus a Make-Whole Premium. See
                                                      "Description of the Equipment Notes--Redemption."

                                                      Purchase by Owner.   If an event of default under a Lease is continuing,
                                                      the applicable Owner Trustee or Owner Participant may elect to purchase all of the Equipment Notes with respect to such Aircraft, subject to the terms of the applicable Indenture.  The purchase price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium (provided that a Make-Whole
                                                      Premium will be payable under certain circumstances specified in the applicable Indenture). See "Description of the Equipment
                                                      Notes--Redemption."  Midway, as owner of an Owned Aircraft, has no comparable purchase right under the Owned Aircraft Indentures.

(e)  Security.......................................  The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and, in the case of Leased
                                                      Aircraft, in the related Owner Trustee's rights under the Lease with respect to such Aircraft (with certain limited exceptions).

                                                      The Equipment Notes issued in respect of an Aircraft will not be secured by any other Aircraft or Leases. This means that any excess proceeds from the sale of an Aircraft or other exercise of remedies with respect to such Aircraft will not be available to cover any shortfall with respect to any other Aircraft.

                                                      By virtue of the Intercreditor Agreement, the Equipment Notes are
                                                      cross-subordinated. This means that payments received on a junior series of Equipment Notes issued in respect of one Aircraft may be applied in accordance with the priority of payment provisions set forth in the
                                                      Intercreditor Agreement to make payments in respect of a more senior
                                                      Class of Certificates

                                                      There will not be cross-default provisions in the Indentures or in the
                                                      Leases so long as any related Equipment Notes are outstanding thereunder. This means that if the Equipment Notes issued with respect to one or more Aircraft are in default and the Equipment Notes issued with respect to the remaining Aircraft are not in default, no remedies will be exercisable with respect to the remaining Aircraft.

(f)  Section 1110 Protection........................  It is a condition to the Trustees' obligation to purchase Equipment
                                                      Notes with respect to each Aircraft that outside counsel to Midway, which is expected to be Fulbright & Jaworski L.L.P., provide its opinion to the Trustees that:

                                                      .  if such Aircraft is a Leased Aircraft, the Owner Trustee, as lessor under the Lease for such Aircraft, and the related Leased Aircraft Trustee, as assignee of such Owner Trustee's rights under such Lease pursuant to the related Leased Aircraft Indenture, will be entitled to the benefits of
                                                         Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft; or

                                                      .  if such Aircraft is an Owned Aircraft, the Owned Aircraft Trustee will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such Aircraft.

Exchange Offer; Registration Rights.................  Pursuant to an Exchange and Registration Rights Agreement among Midway, the Placement Agents and the Trusts, Midway is obligated, at no cost to the holders of the Certificates, to either consummate an exchange offer pursuant to an effective registration statement or cause resales of the
                                                      Certificates to be registered under the Securities Act.  If one of these events does not happen within 210 days after the Issuance Date, the interest rate on the Certificates will increase by 0.50% until the exchange offer or registration is complete.  See "Exchange Offer;
                                                      Registration Rights."

Certain Federal Income Taxes Consequences...........  Each Trust will not be subject to U.S. federal income taxation. Each beneficial owner of a Certificate who is a U.S. Certificateholder (as defined herein) generally will be required to report on its federal income tax return its pro rata share of income from the relevant
                                                      Deposits at the related Certificate interest rate, income from the
                                                      Equipment Notes at the interest rate thereon (including amounts paid by the Liquidity Provider) and income on other property held by the related
                                                      Trust and will be permitted to deduct, subject to applicable limitations, its share of the deductions and losses of the related
                                                      Trust. See "Certain U.S. Federal Income Tax Consequences."

ERISA Considerations................................  Each person who acquires a Certificate will be deemed to have represented that either: (a) no employee benefit plan assets have been used to purchase such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of the Employee Retirement Income Security Act of 1974 and the Internal
                                                      Revenue Code of 1986 pursuant to one or more prohibited transaction exemptions. See "ERISA Considerations."

Rating of the Certificates..........................  It is a condition to the issuance of the Certificates that the
                                                      Certificates be rated by Moody's and Standard & Poor's, as set forth below. Standard & Poor's has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and Escrow
                                                      Receipts initially representing undivided interests in certain rights to the Deposits. Amounts deposited under the Escrow Agreements are not property of Midway and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the Certificates nor the Escrow
                                                      Receipts may be separately assigned or transferred.

                                                      Certificates    Moody's   Standard & Poor's
                                                      ------------    -------   -----------------
                                                      Class A          Baa1            A-
                                                      Class B          Ba1             BBB-
                                                      Class C          Ba2             BB+

                                                      A rating is not a recommendation to purchase, hold or sell Certificates, since such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency if, in the opinion of such Rating Agency, circumstances (including the downgrading of Midway or the Liquidity Provider) so warrant. The senior unsecured debt rating of Midway is currently subject to a negative outlook by Standard &
                                                      Poor's.  See "Risk Factors -- Factors Related to the Certificates and
                                                      the Offering -- Ratings of the Certificates is not a recommendation to purchase, hold or sell Certificates."

Rating of the Depositary............................  The Depositary is rated as set forth below.

                                                                             Moody's      Standard & Poor's
                                                                             -------      -----------------
                                                      Short-term               P-1               A-1

Rating of the Initial Liquidity Provider (as          MSDW, the guarantor of MSCS's obligations as the Liquidity Provider, guaranteed).........................................  meets the threshold rating requirements.

Threshold Rating of Liquidity Provider..............                         Moody's      Standard & Poor's
                                                                             -------      -----------------
                                                      Short-term               P-1               A-1

                                 RISK FACTORS

     You should read carefully this entire offering memorandum and the documents incorporated by reference in this offering memorandum before investing in the Certificates.

Risk Factors Related to Midway and the Airline Industry

     The airline industry is characterized by low gross profit margins and high fixed costs, and is highly competitive.

     Our business, as is typical in the airline industry generally, is characterized by low gross profit margins and high fixed costs, principally for debt service, fuel and personnel. The expenses of each flight do not vary significantly with the number of passengers carried and, therefore, a relatively small change in the number of passengers, or in average fare paid or traffic mix (the ratio of typically high-yielding business passengers to typically low-yielding leisure passengers), could have a disproportionate effect on an airline's operating and financial results. Accordingly, a minor shortfall from expected revenue levels could have a material adverse effect on our results of operations.

     Low fare competition in Raleigh-Durham and the lower fare environment on the East Coast has adversely affected our average fares and our yields since June 30, 1999 and will continue to do so in the future.

     The airline industry is highly competitive and is particularly susceptible to price discounting because airlines incur only nominal costs to provide service to passengers occupying otherwise unsold seats. We currently compete with other air carriers either directly or indirectly on all of our routes. Nearly all of these carriers have greater financial resources than we do, and many of them have lower unit costs than we do. Furthermore, the introduction of service or discounted fares by another airline in markets served by us could also have an adverse impact upon our business, financial condition and results of operations.

     Since late 1997, we have experienced, and likely will continue to experience, increased competition in the Raleigh-Durham market. In 1999, both Southwest Airlines and MetroJet, the low-fare division of US Airways, initiated service at Raleigh-Durham International Airport ("RDU"). Southwest began service to five cities from RDU with 12 daily flights and, as of September 12, 2000, operates service to seven cities (Austin, Texas; Baltimore, Maryland; Chicago-Midway, Illinois; Kansas City, Missouri; Nashville, Tennessee; Orlando, Florida and Tampa, Florida) with 17 daily flights. Although MetroJet announced plans to serve six cities from RDU with 17 daily flights and began providing some of these services in 1999, MetroJet has since withdrawn all of its services at RDU.

     Introduction of low fare services at RDU and elsewhere along the East Coast by Southwest and MetroJet in 1999 led to a significantly lower fare environment in all of our markets. For example, our average fare for the six months ended June 30, 2000 was 14.7% lower than the average fare for the six months ended June 30, 1999, decreasing from $111 to $95, and our yield decreased 13.1% in the same period. While competition from Southwest and MetroJet at RDU and in other East Coast markets has already adversely impacted fares in all of our markets, increases in Southwest's services at RDU could have a more direct adverse impact on our ability to profitably expand into new markets, and upon our traffic and load factors, resulting in an adverse impact upon our business, financial condition and results of operations.

     We believe that Southwest's ability to further increase its services at RDU beyond 20 to 24 daily flights is now limited by lack of gate availability at RDU. However, the Raleigh-Durham Airport Authority has announced its intention to construct a temporary facility that will add five new gates to RDU's Terminal A by spring 2001. The Raleigh Durham Airport Authority intends to operate the temporary facility only while constructing a permanent facility that will add 12 to 15 additional gates at Terminal A approximately five years after completion of the temporary facility. The construction of the five temporary gates and the 12-15 permanent gates at RDU's Terminal A will allow Southwest and other airlines to add new services, or to increase current services, at RDU.

     We have a significant amount of debt and capital lease obligations that could adversely affect our ability to meet our strategic goals.

     We have a large amount of indebtedness when compared to the equity of our stockholders. At June 30, 2000, our long-term debt and capital lease obligations, including current portion, accounted for 53% of our pro forma total capitalization (after giving effect to a rights offering we completed in July
2000). As of June 30, 2000, we had minimum operating and capital lease obligations through the year ending December 31, 2016 aggregating approximately $475 million. In addition, based on current interest rates, we estimate that our operating and capital lease obligations will increase by approximately $55 million annually following the recent completion of the long term financing for 3 Canadair Regional Jets ("CRJs") together with the future financing for 2 CRJs currently on interim lease, and the financing of the 15 Boeing 737-700 aircraft ("737s") and the 3 CRJs currently subject to firm orders, which financings are scheduled to be completed by October 2002. This amount will increase if current interest rates increase during the aircraft delivery period. Furthermore, the 5 additional 737s expected to be leased under five-year operating leases will increase annual lease expenses by an increment of approximately $17 million per year. These additional lease obligations, as well as any increase in interest rates, could materially adversely affect our results of operations. The degree to which we are leveraged, as well as our rent expense, could have significant consequences, including the following:

 .    our ability to obtain additional financing to support capital expansion plans and for working capital and other purposes could be limited;

 .    a substantial portion of our cash flow will be required to service our obligations under securities issued in aircraft financing transactions and rent expense, diverting such cash from our operations; and

 .    we will be more vulnerable to adverse changes in general economic and industry conditions and we may be less able to withstand competitive pressures than our competitors that are less highly leveraged.

     Our ability to make scheduled principal and interest payments on or to refinance our obligations underlying securities issued in aircraft financing transactions and our other debt obligations will depend upon our future operating performance and cash flow, which are in turn dependent upon prevailing economic conditions and financial, competitive, regulatory, business and other factors, many of which are beyond our control. There can be no assurance that our cash flows will be sufficient for the payment of our debt and lease obligations. If we are unable to meet interest, principal or lease payments, we could be required to seek renegotiation of such payments or obtain additional equity or debt financing. To the extent we finance our activities with additional debt, we may become subject to certain financial and other covenants that may restrict our ability to pursue our growth strategy. There can be no assurance that any such efforts would be successful or timely or that we could obtain any such financing or refinancing on acceptable terms.

     Increases in aircraft fuel costs will adversely affect our financial results.

     Because fuel costs constitute a significant portion of our total operating expenses before recapitalization and equipment retirement charges (approximately 12.6%, 10.7% and 11.5% for the years ended December 31, 1997, 1998 and 1999, respectively, and 9.3% and 15.8% for the six months ended June 30, 1999 and 2000, respectively), significant changes in fuel costs will materially affect our results of operations. We estimate that for the year ended December 31, 1999, a ten percent increase in the price per gallon of aircraft fuel would have increased our total operating expenses (excluding equipment retirement charges) in 1999 by 1.1%. Our fuel costs increased approximately 140% for the six months ended June 30, 2000, from the six months ended June 30, 1999, primarily as a result of a 100% increase in average fuel prices. This increase, and any further increases in the cost of fuel, will adversely impact our results of operations in 2000 compared to 1999.

     Historically, jet fuel costs have been subject to wide price fluctuations. Jet fuel availability is also subject to periods of market surplus and shortage. Because of the effect of such events on price and availability of oil, the cost and future availability of jet fuel cannot be predicted with any degree of certainty.

     Our fuel requirements are met by approximately a dozen different suppliers. We contract with these suppliers as fuel is needed, and the terms vary as to price and quantity. We have not entered into any agreement that fixes the price or guarantees the supply of fuel over any period of time.

     In the event of a fuel supply shortage, higher fuel prices or curtailment of scheduled service could result. There can be no assurance that increases in the price of fuel can be offset by higher fares.

     Our business is labor intensive and the general inflationary trend in labor costs, along with the location of our hub and our position in the industry, will increase our costs and may lead to excessive turn-over and attrition rates.

  Our business, as is typical in the airline industry generally, is labor intensive, with labor costs representing approximately 15.1%, 17.4%, 19.6%, 19.7% and 18.9% of our operating expenses before recapitalization and equipment retirement charges for calendar years 1997, 1998 and 1999 and for the six months ended June 30, 1999 and 2000, respectively. We are required to carry the same number of crew on our flights regardless of the number of passengers carried. The Raleigh-Durham area has experienced an unemployment rate which is significantly less than the national average over the last several years. We compete for labor against employers in the area that are leaders in the high-technology, medical services, telecommunications, bio-technology and pharmaceutical industries. We also compete for labor in highly skilled positions (such as pilots and mechanics) against major airlines which offer wage and benefit packages that generally exceed our wage and benefit packages. While we maintain an active recruiting program for all job classifications, offer competitive terms of employment and endeavor to maintain positive relationships with our employees, we have in the past and may in the future suffer excessive turn-over and attrition rates, which could have an adverse impact upon our operations. We also expect wages to continue to increase both as a percentage of our overall costs and on a gross basis.

     Our growth strategy involves significant risk.

     Our growth strategy involves increasing the frequency of flights to markets we currently serve, increasing the number of markets served and maximizing connecting opportunities. Opening new markets requires us to commit a substantial amount of resources, both before the new services commence and throughout the early phases of the new operation. There can be no assurance that these efforts will be successful. As part of our growth strategy, we are also increasing the size of the planes we operate, and we currently have firm orders to purchase fifteen 737s and we intend to lease five 737s that will increase the number of either 120 or 128 seat 737s we operate from two to 22 by October 2002. In addition, we may also need to obtain additional slots at certain destinations in order to implement our growth strategy. A slot is an authorization to take off or land at the designated airport within a specified time window. There can be no assurance that we will be able to identify and successfully establish new markets or that we will be able to fill a sufficient number of seats on the larger planes to operate profitably or that we will be able to obtain additional slots on a timely basis or on commercially reasonable prices, if at all. Our failure to implement our growth strategy could have a material adverse effect on our financial condition and results of operations.

     Our business is dependent on the Raleigh-Durham market.

     Our growth has focused and will, at least in the near-term, continue to focus on adding flights to and from our Raleigh-Durham base of operations, established in March 1995. Because all of our current flights have Raleigh-Durham as the origin or destination, we remain highly dependent upon the Raleigh-Durham market. Our growth strategy continues to emphasize the Raleigh-Durham hub. A reduction in our share of the Raleigh-Durham market or reduced passenger traffic to or from Raleigh-Durham could have a material adverse effect on our financial condition and results of operations. In addition, our dependence on a single hub and on a route network operating largely on the East Coast makes our business more susceptible to adverse weather conditions along the East Coast than some of our competitors that may be better able to spread weather-related risks over larger route systems. For example, the snowstorms in January 2000 that closed our hub at RDU for three and one-half days and effectively closed our route system for another two days, had a significant adverse impact on our first half 2000 results.

     We are dependent on our relationship with American Airlines.

     We maintain a significant relationship with American Airlines. Part of this relationship includes contractual arrangements with American that allow Midway to participate in the AAdvantage(R) frequent flyer program and accept AAirpass(R) tickets and American first class upgrades from its passengers. We currently lease the Raleigh-Durham International Airport facility and purchase a number of services, including yield management and ground handling, from American.

     Our contract with American to participate in the AAdvantage(R) frequent flyer program extends through April 30, 2001, and gives us the ability to offer AAdvantage(R) miles on several additional routes, though we may, as part of our growth strategy, select routes that are not covered by our agreement with American. The ability to offer AAdvantage(R) miles on additional routes and the extension of the term of the agreement are the subject of ongoing discussions between Midway and American. We believe that our participation in the AAdvantage(R) program gives us access to a flexible and extremely powerful marketing tool. However, due to the potential limitations of the agreement (including the number of additional markets and the term of the agreement), there can be no assurance that we will be able to offer AAdvantage(R) frequent flyer benefits to our customers after the expiration of our current contract with American, and we may in the future choose or be obligated to develop our own frequent flyer program or participate in an alternate program.

     American may terminate Midway's participation in the AAdvantage(R) program under several circumstances, including:

 .    our commencement of a new frequent flyer program or our participation in another frequent flyer program;

 .    any person or group becoming the owner of 20% or more of our outstanding voting securities or any "Disqualified Investor" becoming the owner of 10% or more of our outstanding voting securities;

 .    our making a significant acquisition; or

 .    our entering into any marketing-oriented collaborative agreement with another airline which American reasonably believes would likely materially adversely affect American's interests or objectives under any of its or its affiliates' agreements with us.

"Disqualified Investor" is defined as:

 .    any other airline or airline-related services company;

 .    any person or entity offering a frequent traveler program; or

 .    any person or entity that American believes would likely, by virtue of its affiliation with us, materially adversely affect American's interests or objectives under any of its or its affiliates' agreements with us.

     In addition, American may terminate our lease of the Raleigh-Durham International Airport facility, our license of the yield management system and one other service agreement that we have with American if any person or group acquires 30% or more of our voting securities. Finally, if we pay any dividends or make any other cash or asset distribution to our stockholders without American's consent at any time prior to our payment in full of a certain promissory note to American, then American may terminate the Raleigh-Durham International Airport facility lease, our right to offer AAdvantage(R) frequent flyer benefits, our license of the yield management system and one other service agreement that we have with American.

     We are subject to extensive government regulation.

     We are subject to regulation by the United States Department of Transportation ("DOT"), the FAA and certain other governmental agencies. The DOT principally regulates economic issues affecting air service such as air carrier certification and fitness, insurance, consumer protection and competitive practices. The FAA primarily regulates flight operations, in particular matters affecting air safety, such as airworthiness requirements for aircraft and pilot and flight attendant certification. We believe we are in compliance with all requirements necessary to maintain in good standing our operating authority granted by the DOT and our air carrier operating certificate issued by the FAA. Additional laws and regulations have been proposed from time to time that could significantly increase the cost of our airline operations by, for instance, imposing additional requirements or restrictions on operations. There can be no assurance that we will continue to be able to comply with all present and future rules and regulations or that the cost of continued compliance will not have a material adverse effect on our results of operations.

     The FAA also has authority to issue maintenance directives and other mandatory orders relating to, among other things, inspection of aircraft and engines, fire retardant and smoke detection devices, increased security precautions, collision and windshear avoidance systems, noise abatement and the mandatory removal and replacement of aircraft parts that have failed or may fail in the future. Depending upon the scope of the FAA's order, these requirements may cause us to incur substantial, unanticipated expenses.

     We are also subject to numerous other federal and state laws and regulations relating to protection of the environment, radio communications, labor relations, equal employment opportunity and other matters.

     In August 1998, the Compliance and Enforcement Branch of the FAA conducted an inspection of our compliance with certain regulations related to our alcohol and drug testing programs. In September 1998, the FAA notified us that it was investigating alleged violations discovered in the August 1998 inspection. We responded to these alleged violations in October 1998. In May 1999, the FAA requested that we provide them with an update of certain matters raised during the investigation. We promptly provided this information to the FAA. While we are unable to determine whether the FAA will pursue an assessment as a result of the findings of this investigation, or what the amount of any such assessment might be, a substantial assessment could have a material adverse effect on our results of operations.

     In September 1997, the Civil Aviation Security Division of the FAA conducted an investigation of our compliance with certain regulations requiring us to verify the accuracy of background information provided by our employees who have access to secure airport areas. We revised our background check procedures during the course of the FAA's investigation and then obtained and verified the necessary background information of those employees who had been identified by the FAA as having insufficient background check documentation. The investigation will likely result in the finding of violations of these regulations. We have received no communications from the FAA in this respect since 1998. While we are unable to determine whether the FAA will pursue an assessment as a result of the findings of this investigation, or what the amount of any such assessment might be, a substantial assessment could have a material adverse effect on our results of operations.

     We have incurred operating losses from time to time.

     We began commercial flight operations in 1993 and incurred substantial losses through September 30, 1996. Although we were profitable in the 13 quarters from October 1, 1996 through December 31, 1999, we incurred a loss of $7.6 million in the first quarter of 2000. The first quarter 2000 loss was primarily the result of:

 .    a $9.5 million pre-tax charge related to an option we exercised for the early return of four Fokker F100s ("F100s") in the first quarter of 2001, a writedown of the value of certain leasehold improvements associated with those aircraft and related costs;

 .    an increase in fuel expense of $5.9 million year-over-year driven by a 122%
     increase in fuel prices;

 .    $1.2 million in 737 induction costs, including rent expense incurred prior to revenue service and increased initial training costs; and

 .    an estimated $4 million impact from snowstorms in January, which closed our hub at RDU for three and one-half days and effectively closed our route system for another two days.

     Although we were once again profitable in the second quarter of 2000, there can be no assurance that we will be profitable in the future.

     We operate a limited number of aircraft.

     We have a fleet of 33 jet aircraft, 28 of which are leased and five of which, all CRJs, are owned. The limited number of aircraft we operate involves financial risks not present for larger carriers that are able to spread their operating costs over more equipment and routes. In addition, the lessor of four of our F100s has the right to terminate each of these leases on six months' prior notice, provided that no lease can be terminated if it would result in a fourth termination of any F100 lease in any 12-month period, including scheduled terminations. Finally, in the event aircraft are removed from service for unscheduled maintenance, repairs or other reasons, any resulting interruption in service could materially and adversely affect our service, reputation and profitability.

     We depend on a limited number of aircraft types.

     As of August 31, 2000, our fleet of 33 aircraft consists of eight 98-seat F100s, 23 50-seat CRJs and two 128-seat 737s. As of August 31, 2000, we have firm orders for 3 additional newly manufactured CRJs, all of which are scheduled to be delivered by December 2001. We have firm orders to purchase 15 additional 737s with deliveries scheduled to begin in September 2000 and end in October 2002. We have options to acquire 10 additional 737s. We also intend to lease 5 additional newly manufactured 737s scheduled to be delivered in November 2000 and January, July, October and November 2001. We intend to acquire up to 4 CFM 56-7B spare engines to support the operation of the 737 fleet. In December 1999, we settled a pending lawsuit with the lessor of 4 F100s previously operated by us. As a result of this settlement, we recorded a pre-tax charge of approximately $700,000 during the fourth quarter of 1999 and obtained an option to terminate leases on four other F100s. On February 29, 2000, we exercised this option to terminate the leases on these 4 F100s prior to their scheduled lease expirations in 2003 and 2004, resulting in a revised scheduled return date of these aircraft in the first half of 2001. Our dependence on the F100s and CRJs for the vast majority of our flights could have a material adverse effect on us in the event of a government directive prohibiting or restricting the use of one of these aircraft types or in the case of adverse public perception of one of these aircraft types. In addition, delay in delivery of the 737s may adversely affect our growth and results of operations.

     Maintenance of our F100s, which are no longer being manufactured, is more expensive than maintenance of similar aircraft still in production.

     Eight of our current 33 aircraft are F100s. Fokker Aircraft B.V., a Dutch corporation, has ceased operations. As a result, the F100 is no longer being manufactured. Our cost to maintain F100s generally exceeds the cost of maintaining similar aircraft that are presently in production. Vendors and suppliers of key parts are generally fewer in number and their products are more expensive, and engineering is not as readily available. Our inability to obtain parts and servicing for our F100s on a timely and cost-effective basis could have a material adverse effect on our financial condition and results of operations.

     We depend in part on landing slots leased from others.

     The regulations of the Federal Aviation Administration ("FAA") currently limit the availability of, and permit the buying, selling, trading and leasing of, certain airline slots at Chicago's O'Hare, New York's LaGuardia and Kennedy International, and Ronald Reagan Washington National airports. We currently lease seven of our eighteen slots at New York's LaGuardia Airport and ten of our twelve slots at Ronald Reagan Washington National Airport from other airlines. Leases for two of our slots at New York's LaGuardia Airport and for four of our slots at Ronald Reagan Washington National Airport are scheduled to expire on October 28, 2000. Leases for our remaining five slots at LaGuardia Airport and six slots at Ronald Reagan Washington National Airport are scheduled to expire on March 31, 2001. All of the leased slots at LaGuardia Airport will be replaced by slot exemptions we have received from the DOT. Two of the slots under the lease expiring on October 28, 2000 at Ronald Reagan Washington National Airport will be replaced by two slot exemptions we have received from the DOT. To the extent we cannot renew or replace the slot lease expiring on March 31, 2001 at Ronald Reagan Washington National Airport, our business will be harmed. Our route between Raleigh-Durham International Airport and Ronald Reagan Washington National Airport is among our most important, and, as a result, an inability to renew or replace these leases could have a material adverse effect on our financial condition and results of operations.

     We are dependent on a limited number of routes.

     We derive a substantial majority of our operating income from a small number of our routes. Any circumstance causing a reduction in demand on such routes or the introduction of increased competitive pressures on such routes could have a material adverse effect on our financial condition and results of operations.

     We are required to purchase four Airbus A320 aircraft that we no longer desire to purchase.

     Pursuant to a March 1995 purchase agreement, we are obligated to purchase four Airbus A320 aircraft with deliveries in 2005 and 2006. To support the operation of the four A320 aircraft, we also agreed to purchase one IAE V2527-A5 spare engine scheduled for delivery in November 2005 from International Aero Engines AG. The purchase of the A320s and the associated spare engine no longer fit with our current strategy. We are considering several alternatives with respect to the A320s, including restructuring our agreement with Airbus or transferring our positions. There can be no assurance that we will be able to restructure or transfer our rights and obligations under this purchase agreement. If we are required to take delivery of these aircraft or if we incur significant financial expense in lieu of taking delivery, our financial position and results of operations could be materially adversely affected.

     Our business could be adversely affected if we lose the services of the key personnel upon whom we depend.

     Our management and operations are dependent upon the efforts of our Chairman of the Board, President and Chief Executive Officer, Robert R. Ferguson III, and a small number of management and operating personnel. We do not maintain key-man life insurance on any executive officer. The loss of the services of key members of management could have an adverse impact on our business.

     Our business is seasonal and cyclical.

     Our financial results are sensitive to seasonal variations in traffic. The highest levels of traffic and revenue are generally realized in the second quarter and the lowest levels of traffic and revenue are generally realized in the third quarter. Given our high proportion of fixed costs, such seasonality affects our profitability from quarter to quarter.

     Many of our areas of operations experience adverse weather in the winter, causing a greater percentage of our flights to be canceled and/or delayed than in other quarters. For example, the snowstorms in January 2000 closed our hub at RDU for three and one-half days and effectively closed our route system for another two days.

     In addition, the airline industry is highly sensitive to general economic conditions. Because a substantial portion of airline travel (both business and leisure) is discretionary, the industry tends to experience adverse financial results during general economic downturns. Any general reduction in airline passenger traffic may materially and adversely affect our results of operations, particularly since current industry traffic patterns are based in part on substantial stimulation of discretionary air travel.

     Many of our employees are represented by labor unions.

     Our pilots, fleet service (ramp) agents and flight attendants are represented by labor unions. The pilots' representative, Air Line Pilots Association, was elected in December 1997. The fleet service employees' representative, International Association of Machinists & Aerospace Workers, AFL-CIO (IAM), was elected in June 1998. The flight attendants' representative, the Association of Flight Attendants, AFL-CIO (AFA), was elected in December 1998. Prior to those dates, none of our employees were represented by a union. Our pilots ratified a collective bargaining agreement with Midway that became effective on April 1, 2000. With respect to the fleet service employees, a contract proposal was tentatively agreed upon by the IAM and Midway, but the agreement submitted to the employees for ratification on October 28, 1999 was rejected. The IAM filed an application for mediation with the National Mediation Board (NMB) on November 3, 1999. In February 2000, with the assistance of an NMB-appointed mediator, we reached agreement with the IAM and members of the fleet service agent negotiating committee on another tentative collective bargaining agreement. The agreement was then submitted to the fleet service agents for ratification. On March 20, 2000, we were informally advised that the fleet service agents again voted not to approve the agreement. Further mediation of this matter has commenced and additional meetings will be held. Negotiations with the AFA are ongoing.

     Although we believe mutually acceptable agreements can be reached with the unions representing our fleet service agents and flight attendants, the ultimate outcome of the negotiations is unknown at this time. Union representation of any of our employees could result in employee compensation and working condition demands that may increase our operating expenses and adversely affect our profitability.

     Our controlling stockholders may have interests that conflict with those of the holders of the Certificates.

     On June 26, 2000, we commenced a rights offering, giving our stockholders the right to purchase, at a price of $5.20 per share, one share of our common stock for each share they owned. In addition, we offered them the right to purchase additional shares to the extent stockholders did not exercise their rights to purchase stock. We undertook the rights offering to raise capital to allow us to reduce to $10 million the commitment under our $30 million revolving credit facility with Reedy Creek Investments, L.L.C., an entity that is wholly owned by our two principal stockholders, James H. Goodnight, Ph.D. and John P. Sall. The revolving credit agreement required us to reduce this commitment to $10 million by September 30, 2000. The proceeds of the loans under the revolving credit facility were used for working capital and capital expenditure requirements, including the funding of pre-delivery deposits due to aircraft manufacturers.

     On July 26, 2000, we completed the rights offering. We issued an additional 6,561,163 shares of our common stock, raising the number of issued and outstanding shares of our common stock to 15,174,755. We raised approximately $34 million in the rights offering before our expenses of approximately $400,000.

     As a result of the completion of the offering, James H. Goodnight, Ph.D. and John P. Sall, who together beneficially owned approximately 47.4% of our outstanding common stock prior to the rights offering, now own approximately 66.1% of our outstanding common stock. Although we are not aware of any arrangement or understanding, contractual or otherwise, that obligates Dr. Goodnight and Mr. Sall to act in concert with respect to us, such level of stock ownership by Dr. Goodnight and Mr. Sall may allow them to elect all of their designees to the Board of Directors and to control the outcome of virtually all matters submitted for a vote of stockholders. In addition, they may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the Certificates.

     In November 1999, Dr. Goodnight and Mr. Sall submitted to us a proposal to merge us with a company owned by Dr. Goodnight and Mr. Sall. In the merger proposal, all of the shares of our stock not owned by Dr. Goodnight and Mr. Sall would have been exchanged for cash at $8.00 per share. A Special Committee comprised of independent members of the Board of Directors was appointed to review the proposal. The Special Committee and Dr. Goodnight and Mr. Sall were unable to reach an agreement with respect to the value of our common stock, and in December 1999 the merger proposal had been withdrawn by Dr. Goodnight and Mr. Sall.

     It should be noted that our stockholders are not restricted from disposing any of their stock ownership in Midway.

Risk Factors Related to the Certificates and the Offering

     The realizable value of Aircraft may be less than its appraised value.

     The appraised value of each Aircraft is based upon the lesser of the average and median value of such Aircraft as appraised by the Appraisers (the "Appraisals"). The Appraisals are based on various assumptions and methodologies, which vary among the Appraisers. The assumptions and methodologies used in preparing each of the Appraisals are discussed in the summaries of the Appraisers' reports with respect to the Appraisals included in Appendix II hereto. Other appraisals that are prepared based on different assumptions or methodologies may result in valuations that are significantly different from those contained in the Appraisals.

     An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. Appraisals are estimates of values as of future delivery dates. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on various factors, including:

 .    market and economic conditions at the time;

 .    the availability of similar aircraft;

 .    the availability of buyers;

 .    the condition of the Aircraft; and

 .    whether the Aircraft are sold separately or together.

Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates. See "Description of the Aircraft and the Appraisals."

     The Equipment Notes issued with respect to any Aircraft are not cross-collateralized with respect to any other Aircraft. Therefore, upon an Indenture Default, even if the Aircraft as a group could be sold for more than the total amounts payable in respect of all of the outstanding Equipment Notes, if one Aircraft were sold for less than the total amount payable in respect of the related Equipment Notes, there would not be sufficient proceeds to pay all Classes of Certificates in full.

     Our failure to adequately maintain Aircraft may adversely affect its value.

     We are responsible for the maintenance, service, repair and overhaul of the Aircraft, but only to the extent described in the Leases or an Owned Aircraft Indenture. Our failure (or the failure of any Sublessee or Permitted Lessee) to adequately maintain, service, repair or overhaul an Aircraft may adversely affect the value of such Aircraft and thus, upon a liquidation of the Aircraft, may affect the proceeds available to repay the holders of the Equipment Notes and, therefore, the Certificateholders. Under the Leases or any Owned Aircraft Indenture, the applicable maintenance standards will vary depending upon the jurisdiction in which an Aircraft is registered and whether an Aircraft is leased or subleased.

     Our failure to maintain adequate insurance on the Aircraft may adversely affect amounts available to pay Certificateholders upon an Event of Loss.

     We are responsible for the maintenance of public liability, property damage and all-risk aircraft hull insurance on the Aircraft to the extent described in the Leases or the Owned Aircraft Indentures. Our failure to adequately insure the Aircraft, or the retention of self-insurance amounts (e.g., uninsured deductibles), will affect the proceeds which could be obtained upon an Event of Loss and, thus, may affect the proceeds available to repay the holders of the Equipment Notes and, therefore, the Certificateholders.

     With respect to required insurance, we may, in the case of public liability, property damage and all-risk hull insurance, maintain insurance having deductibles subject to certain maximum amounts. See "Description of the Equipment Notes -- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Insurance."

     It may be difficult, expensive and time-consuming for a Loan Trustee to repossess an Aircraft upon default.

     The Leases and the Owner Aircraft Indentures do not contain any general geographic restriction on our (or any Sublessee's or Permitted Lessee's) ability to operate the Aircraft. Although we have no current intention to do so, we are permitted, upon compliance with the applicable Lease or an Owned Aircraft Indenture, as the case may be, to register an Aircraft in foreign jurisdictions and to sublease an Aircraft. While the Loan Trustees' rights and remedies in the event of a default under the applicable Leases or an Owned Aircraft Indenture include the right to repossess an Aircraft, it may be difficult, expensive and time-consuming to obtain possession of an Aircraft, particularly when an Aircraft located outside the United States has been registered in a foreign jurisdiction or is subleased to a foreign operator. Any such exercise of the right to repossess the Aircraft may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and to political risk. When a defaulting Sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event, such as protective administration, additional limitations may apply.

     Furthermore, certain jurisdictions may accord higher priority to certain other liens or third-party rights over the Aircraft. These factors could limit the benefits of the security interest in an Aircraft.

     As permitted under the Leases, at any time an Airframe subject to a Lease might not be equipped with Engines subject to the same Lease and Engines subject to a Lease might not be on an Airframe subject to that Lease. As a result, notwithstanding our agreement in the Leases to transfer title to the Lessor of engines not owned by the applicable Owner Trustee that are attached to repossessed Aircraft, at the time of obtaining repossession it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and the Engines subject to the same Lease.

     The priority of distributions and subordination provisions of the Intercreditor Agreement may affect the timing and amount of payments to Certificateholders.

     According to the intercreditor agreement among the Trusts, the Liquidity Provider and the Subordination Agent (the "Intercreditor Agreement"), the Liquidity Provider receives payment of all amounts owed to it before the holders of any Class of Certificates receive any funds. In addition, in certain default situations the Subordination Agent and the Trustees will receive certain payments before the holders of any Class of Certificates. See "Description of the Intercreditor Agreement--Priority of Distributions." Certain Classes of Certificates are subordinated to other Classes in rights to distributions. See "Description of the Intercreditor Agreement--Priority of Distributions." Consequently, a payment default under any Equipment Note or a Triggering Event may cause the distribution to more senior Classes of Certificates of payments received from payment on one or more junior series of Equipment Notes. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates. This is because the remaining Certificates of the junior Classes accrue interest at a higher rate than the remaining Equipment Notes, which include series applicable to the senior Classes bearing interest at a lower rate. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due to them after a payment default under any Equipment Note even if all Equipment Notes are eventually paid in full.

     Upon an Indenture Default, the Controlling Party will have the right to direct the activities of the Loan Trustee without regard to the effect such actions will have on the junior classes of Certificates.

     The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default has occurred and is continuing thereunder. If an Indenture Default is continuing, subject to certain conditions, the Controlling Party will direct the Loan Trustees (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes). See "Description of the Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default."

The "Controlling Party" will be:

 .    The Class A Trustee until payment of final distributions to holders of
     Class A Certificates; and thereafter,

 .    The Class B Trustee until payment of final distributions to holders of
     Class B Certificates; and thereafter,

 .    The Class C Trustee, and

 .    Under certain circumstances, the Liquidity Provider if the obligations owed to it have not been paid in full. If there is more than one Liquidity Provider, the Liquidity Provider which is owed the greatest amount of obligations shall have such right.

     During the continuation of any Indenture Default, the Controlling Party may accelerate and sell the Equipment Notes issued under such Indenture, subject to certain limitations. See "Description of the Intercreditor Agreement-- Intercreditor Rights--Sale of Equipment Notes or Aircraft." The market for Equipment Notes during any Indenture Default may be very limited, and we cannot assure you as to the price at which they could be sold. If the Controlling Party sells any Equipment Notes for less than their outstanding principal amount, certain holders of Certificates will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Midway, any Owner Trustee, any Owner Participant, any Trustee or any Loan Trustee.

     Ratings of the Certificates is not a recommendation to purchase, hold or sell Certificates.

     It is a condition to the issuance of the Certificates that the Class A Certificates be rated "Baa1" by Moody's Investors Service, Inc. ("Moody's") and "A-" by Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies Inc. ("Standard & Poor's") and together with Moody's, the "Rating Agencies"), the Class B Certificates be rated "Ba1" by Moody's and "BBB-" by Standard & Poor's, and the Class C Certificates be rated "Ba2" by Moody's and "BB+" by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. We cannot assure you that a rating will remain unchanged for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Midway, the Depositary or the Liquidity Provider) so warrant. The rating of the Certificates is based primarily on the default risk of the Equipment Notes and the Depositary, the availability of the Liquidity Facilities for the holders of the Class A, Class B and Class C Certificates, the collateral value provided by the Aircraft and the subordination provisions applicable to the Certificates. The foregoing ratings address the likelihood of timely payment of interest (at the nondefault rate) when due on the Certificates and the ultimate payment of principal of the Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of a PTC Event of Default or an Indenture Default or other circumstances (such as an Event of Loss) which could result in the payment of the outstanding principal amount of the Certificates prior to the Final Expected Distribution Date. Standard & Poor's has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to Deposits initially totaling $197,572,000. Amounts deposited under the Deposit Agreements are not our property and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.

     The reduction, suspension or withdrawal of the ratings of the Certificates will not, in and of itself, constitute an Event of Default.

     The senior unsecured debt rating of Midway is currently subject to a negative outlook by Standard & Poor's and any downgrading of such rating may result in the downgrading of the ratings of one or more Classes of the Certificates.

     The terms pursuant to which we lease Aircraft financed hereunder may differ from the terms described herein.

     The beneficial owners of some of the Leased Aircraft (each, an "Owner Participant") have not yet been identified. In connection with the negotiation of definitive documents for a Leased Aircraft the Owner Participant may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture applicable to the Owner Trust related to such Aircraft. As a result, the terms of such documents applicable to such Aircraft may differ from the descriptions of them contained in this offering memorandum. However, these documents must still contain certain economic terms and document terms. See "Description of the Certificates - Obligation to Purchase Equipment Notes. "

     A portion of the Deposits may be repaid without premium.

     Under certain circumstances, less than all of the Deposits held in escrow may be used to purchase Equipment Notes by the Delivery Period Termination Date. See "Description of the Deposit Agreements - Unused Deposits." If any funds remain as Deposits with respect to any Trust after the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest, to the holders of Escrow Receipts relating to the respective Trust after at least fifteen (15) days' prior written notice. If unused Deposits distributed with respect to all of the Trusts exceeds the Par Redemption Amount, such distribution will include a premium on any unused Deposits in excess of the Par Redemption Amount, provided that, if any Aircraft is not delivered by the manufacturer prior to the Delivery Period Termination Date due to any reason not occasioned by our fault or negligence, no such premium will be paid with respect to the unused Deposits to be distributed as a result of such failure to deliver. See "Description of the Deposit Agreements - Unused Deposits." If we acquire all the Aircraft and unused Deposits remain, it is more likely that a distribution of such unused Deposits will be made with respect to the Class C Certificates, which bear interest at a higher rate than the Class A and the Class B Certificates.

     We cannot assure you that an active trading market will develop for the Certificates.

     Prior to this offering, there has been no public market for the Certificates and neither we nor any Trust intends to apply for listing of the Certificates on any securities exchange or for quotation of the Certificates on The Nasdaq Stock Market's National Market or otherwise. Accordingly, we cannot assure you as to the liquidity of any markets that may develop for the Certificates, the ability of the holders to sell their Certificates or at what price holders of the Certificates will be able to sell their Certificates. Future trading prices of the Certificates will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities. The Placement Agents may assist in resales of the Certificates, but they are not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow the resale of any particular Certificates. In addition, such market-making activities may be limited during the Exchange Offer and during the pendency of the Shelf Registration Statement. If an active public market does not develop, the market price and liquidity of the Certificates may be adversely affected. Each purchaser of Certificates offered hereby in making its purchase will be deemed to have made certain acknowledgements, representations and agreements. Transfers of Certificates are subject to certain restrictions. See "Transfer Restrictions."

                                USE OF PROCEEDS

     The proceeds from the sale of the Certificates of a Trust (collectively, the "Certificates") being offered hereby will be used to purchase Equipment Notes during the Delivery Period issued, at our election, either (1) by each Owner Trustee to finance a portion of the purchase price of the Leased Aircraft or (2) by us to finance a portion of the purchase price of the Owned Aircraft. Prior to utilization of such proceeds to purchase Equipment Notes, such proceeds from the sale of the Certificates of each Trustee will be deposited with the Depositary on behalf of the applicable Escrow Agent for the benefit of the Certificateholders of such Trust.

                                CAPITALIZATION

     The following table sets forth our capitalization as of June 30, 2000 (1) on an actual basis and (2) on a pro forma basis to give effect to the completion of our rights offering on July 26, 2000 and the application of the net proceeds therefrom. It is anticipated that the eight Aircraft being financed hereby will be leased, and will be treated for accounting purposes as operating leases and, accordingly, will not affect our capitalization. However, should we purchase, rather than lease, one or more of the Aircraft, our long-term debt and capital lease obligations will increase by an amount equal to the amount borrowed, less any current portion thereof. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources." This table should be read in conjunction with our Financial Statements, the notes thereto and the other financial data included elsewhere in this offering memorandum or incorporated herein by reference.

                                                                                                        June 30, 2000  June 30, 2000
                                                                                                           Actual        Pro Forma
                                                                                                           ------        ---------
                                                                                                               (in thousands)
Liabilities:

  Related party line of credit, current portion                                                              $ 10,000              -
  Current portion of long-term debt and capital lease obligations                                               6,534       $  6,534
  Related party line of credit, long term portion                                                              10,000              -
  Long-term debt and capital lease obligations                                                                116,371        116,371
                                                                                                             --------       --------
   Total debt and capital lease obligations                                                                   142,905        122,905
Stockholder's equity:
  Preferred Stock, $0.01 par value, 12 million shares authorized; none issued and outstanding                       -              -
  Common Stock, $0.01 par value, 25 million shares authorized; 8,613,592 shares issued and                         86            152
   outstanding actual; 15,174,755 shares issued and outstanding pro forma
   Additional paid-in capital                                                                                  54,372         88,024
  Retained earnings ($51.1 million of accumulated deficit eliminated in the quasi-reorganization as            22,641         22,641
   of June 30, 1997)                                                                                         --------       --------
   Total stockholders' equity                                                                                  77,099        110,817
                                                                                                             --------       --------
      Total capitalization                                                                                   $220,004       $233,722
                                                                                                             ========       ========

              SELECTED FINANCIAL AND OPERATING DATA AND GLOSSARY

     The following table presents selected historical financial data for each of the five years in the five-year period ended December 31, 1999 and the balance sheet information as of December 31 of each such year, which have been derived from our audited financial statements. The statements of income information for the six months ended June 30, 1999 and 2000 and the balance sheet information as of June 30, 1999 and 2000 have been derived from our unaudited financial statements which, in the opinion of our management, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of financial position and results of operations for such periods. Operating results for the six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the entire year. The information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 1999 and Form 10-Q for the six-month period ended June 30, 2000 included elsewhere or incorporated herein by reference. See "Where You Can Find More Information."

                                                                                                              Six Months
                                                                                                                ended
                                                                Year ended December 31,                        June 30,
                                            ----------------------------------------------------------  ----------------------
                                               1995       1996(1)     1997(1)     1998(1)      1999        1999        2000
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                                                                              (Unaudited)
                                                             (dollars in thousands except per share amounts)
Statement of Operations Data:
Operating revenues:
   Passenger                                  $118,568    $173,541    $179,000    $205,566    $213,018    $108,047    $130,683
   Other                                         4,034       6,493       7,275       5,873       4,928       2,491       3,602
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------

    Total operating revenues                   122,602     180,034     186,275     211,439     217,946     110,538     134,285

Operating expenses
   Wages, salaries and related costs            19,874      24,619      25,757      31,822      38,875      18,545      25,204
   Aircraft fuel                                16,782      27,300      21,499      19,623      22,738       8,804      21,103
   Aircraft and engine rentals                  30,889      34,113      30,495      29,927      31,429      14,714      22,544
   Commissions                                   9,382      13,728      13,978      15,071      14,229       7,296       7,552
   Maintenance, materials and repairs           13,551      17,930      17,006      17,103      13,388       7,035       7,599
   Other rentals and landing fees               11,924      12,711       9,812       9,646      10,098       4,930       6,800
   Depreciation and amortization                 2,056       1,346       1,999       6,162       7,938       3,572       4,734
   Other operating expenses                     43,769      54,603      49,862      53,541      59,773      29,279      38,100
   Restructuring (2)                             6,004           -           -           -           -           -           -
   Impairment of long-lived assets (3)               -      16,941           -           -           -           -           -
   Equipment retirement charges (4)                  -           -           -       2,413       2,765       2,008       9,163
   Recapitalization (5)                              -           -         750           -           -           -           -
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
        Total operating expenses               154,231     203,291     171,158     185,308     201,233      96,183     142,799
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------

Operating income (loss)                        (31,269)    (23,257)     15,117      26,131      16,713      14,355      (8,514)

Interest income (expense), net                    (413)     (1,841)        114      (1,972)     (1,621)     (1,423)     (1,260)
Other income (expense)                            (222)        834           -           -           -           -           -
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------

Total other income (expense)                      (635)     (1,007)        114      (1,972)     (1,621)     (1,423)     (1,260)
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------
Income (loss) before income taxes and
   extraordinary gain                          (32,264)    (24,264)     15,231      24,159      15,092      12,932      (9,774)
Income tax expense (benefit)                         -           -       6,306       9,178       5,736       4,914      (3,714)
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------

Income (loss) before extraordinary gain        (32,264)    (24,264)      8,925      14,981       9,356       8,018      (6,060)
Extraordinary gain (6)                               -           -      15,969           -           -           -           -
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------

Net income (loss)                              (32,264)    (24,264)     24,894      14,981       9,356       8,018      (6,060)
Preferred dividends                             (1,440)          -           -           -           -           -           -
                                            ----------  ----------  ----------  ----------  ----------  ----------  ----------

Net income (loss) available for common
   stockholders                               $(33,704)   $(24,264)   $ 24,894    $ 14,981    $  9,356    $  8,018   $  (6,060)
                                            ==========  ==========  ==========  ==========  ==========  ==========  ==========

                                                                                                                   Six Months
                                                                                                                     ended
                                                                Year ended December 31,                             June 30,
                                                ---------------------------------------------------------     ---------------------
                                                  1995      1996(1)    1997(1)      1998(1)       1999          1999         2000
                                                --------   --------   ---------    ---------    ---------     ---------   ---------
                                                                                                                   (Unaudited)
                                                                   (dollars in thousands except per share amounts)
Per share amounts (7)
   Basic earnings (loss) per share:
      Income (loss) before extraordinary gain                             $1.47        $1.75        $1.09         $0.93      ($0.70)
      Extraordinary gain                                                   2.64            -            -             -           -
                                                                      ---------    ---------    ---------     ---------   ---------

      Net income (loss)                                                   $4.11        $1.75        $1.09         $0.93      ($0.70)
                                                                      =========    =========    =========     =========   =========
   Weighted average shares used in computing
      basic earnings (loss) per share                                 6,059,051    8,574,972    8,602,395     8,602,392   8,611,007
                                                                      =========    =========    =========     =========   =========

   Diluted earnings (loss) per share:
      Income (loss) before extraordinary gain                             $1.24        $1.54        $0.98         $0.83      ($0.70)
      Extraordinary gain                                                   2.22            -            -             -           -
                                                                      ---------    ---------    ---------     ---------   ---------

      Net income (loss)                                                   $3.46        $1.54        $0.98         $0.83      ($0.70)
                                                                      =========    =========    =========     =========   =========
   Weighted average shares used in computing
      diluted earnings (loss) per share                               7,193,794    9,731,527    9,507,175     9,607,747   8,611,007
                                                                      =========    =========    =========     =========   =========

Other Financial Data:
Cash flows provided by (used in)
   Operating activities                          $ (805)    $5,784      $10,283      $22,257      $21,979       $17,358     $ 5,338
   Investing activities                          (6,876)    (2,614)     (25,219)      (9,681)     (51,345)      (26,255)    (26,174)
   Financing activities                           3,571      4,836       58,640      (18,349)       7,981        (3,029)     16,610

                                                                                                                   Six Months
                                                                                                                     ended
                                                                Year ended December 31,                             June 30,
                                               ----------------------------------------------------------     ---------------------
                                                 1995       1996(1)      1997         1998         1999          1999        2000
                                               ---------   ---------   ---------    ---------    ---------    ----------   --------
Selected Operating Statistics: (8)
Available seat miles (000s)                    1,387,921   1,758,560   1,387,864    1,544,945    1,565,781       751,125    982,007
Revenue passenger miles (000s)                   692,681     998,959     875,752    1,008,567    1,031,583       490,299    682,869
Load factor                                         49.9%       56.8%       63.1%        65.3%        65.9%         65.3%      69.5%
Break-even load factor (9)                          60.8%       59.2%       57.5%        56.8%        60.4%         56.2%      69.9%
Departures                                        24,403      29,192      26,898       35,990       46,751        21,268     30,883
Block hours                                       38,933      48,682      42,867       55,783       71,705        32,792     47,036
Passenger revenue per ASM (cents)                   8.54        9.87       12.90        13.31        13.60          14.4       13.3
Yield (cents)                                      17.12       17.37       20.44        20.38        20.65          22.0       19.1
Average fare                                         $89         $99        $108         $103         $103          $111        $95
Operating cost per available seat mile
(cents) (10)                                       10.68       10.60       12.28        11.84        12.68        (12.5)     (13.6)
Onboard passengers                             1,338,438   1,742,957   1,660,140    1,995,117    2,063,192       974,946  1,382,578
Average seats per departure                          108         104         101           88           68            72         66
Average stage length (miles)                         532         571         524          475          471           470        454
Aircraft (average during period)                    11.0        13.7        13.0         18.1         22.8          21.2       30.4
Aircraft utilization (hours per day)                 9.9         9.8         9.0          8.4          8.6           8.5        8.5
Fuel price per gallon (cents) (11)                  69.0        80.6        73.4         57.3         61.7            40         80

                                                                     As of December 31,                           As of June 30,
                                               ----------------------------------------------------------     ---------------------
                                                 1995        1996        1997          1998        1999         1999         2000
                                               ---------   ---------   ---------    ---------    ---------    ---------    --------
                                                                (dollars in thousands)                              (unaudited)
Balance Sheet Data
Cash, cash equivalents, restricted cash and
   short-term investments                      $ 2,799      $ 12,805    $ 58,071     $ 58,248     $ 38,564      $ 56,598   $ 39,828
Working capital (deficit)                      (41,117)      (42,198)     20,826       32,880        4,414        20,187    (22,191)
Equipment and property, net                      9,258         6,669      46,574      103,007      120,405       108,197    127,542
Equipment purchase deposits, net                 7,749         1,846      17,133       18,103       61,824        29,895     92,916
Total assets                                    56,010        38,384     139,810      203,581      256,689       218,533    306,199
Long-term debt and capital lease
   obligations (net of current maturities)       7,307        11,704      39,187       78,764      103,349        77,280    116,371
Stockholders' equity (deficiency)              (18,385)      (40,569)     48,486       70,463       83,136        78,481     77,099

     __________
     (1) Midway reclassified certain balances to reflect classifications in 1997, 1998 and 1999 financial statements.

     (2) Midway recorded restructuring charges in 1995 of $6.0 million related to the return of four A320 aircraft and other related one-time charges.

     (3) Midway recorded an impairment loss of $16.9 million from certain long-lived assets, primarily intangible assets, that were determined by Midway's management to be impaired in accordance with SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

     (4) Midway recorded equipment retirement charges related to the return of four Fokker and one Airbus aircraft to their lessors. See Note 2 of Notes to Financial Statements incorporated herein by reference to Midway's Annual Report on Form 10-K for the year ended December 31, 1999.

     (5) Midway recorded a one-time charge of $0.75 million in 1997 related to its recapitalization. See Note 12 of Notes to Financial Statements incorporated herein by reference to Midway's Annual Report on Form 10-K for the year ended December 31, 1999.

     (6) Extraordinary gain consists of one-time gains recognized in connection with Midway's recapitalization. See Note 12 of Notes to Financial Statements incorporated herein by reference to Midway's Annual Report on Form 10-K for the year ended December 31, 1999.

     (7) Since Midway was recapitalized in February 1997 and all prior capital stock was canceled at that time, per share amounts prior to 1997 are not meaningful and are thus not presented.

     (8) The airline operating terms used in this table have the following meanings:
     Aircraft (average during period): The average number of aircraft operated during the period.
     Aircraft utilization: The average number of block hours operated in scheduled service per day per aircraft for the total fleet of aircraft. Available seat miles (ASMs): The number of seats available for scheduled passengers multiplied by the number of miles those seats were flown. Average fare: The average fare paid by a revenue passenger.
     Average seats per departure: The average number of available seats per departing aircraft.
     Average stage length: The average number of miles flown per flight.
     Block hour: The total time an aircraft is in motion from brake release at the origination to brake application at the destination.
     Break-even load factor: The load factor at which scheduled passenger revenues would have been equal to operating plus non-operating expenses/(income) (holding yield constant).
     Cost per available seat mile (CASM): Operating expenses plus non-operating expenses/(income) divided by ASMs.
     Departure:  A scheduled aircraft flight.
     Fuel price per gallon: The average price per gallon of jet fuel for the fleet (excluding into plane fees).
     Load factor:  RPMs divided by ASMs.
     Onboard passengers: The number of revenue passengers carried.
     Revenue passenger miles (RPMs): The number of miles flown by revenue passengers.
     Passenger revenue per available seat mile (PRASM): Passenger revenues divided by ASMs.
     Yield: The average scheduled passenger fare paid for each mile a scheduled revenue passenger is carried.

     (9) "Break-even load factor" as represented above excludes restructuring, impairment of long-lived assets, equipment retirement charges and recapitalization expenses divided by the product of available seat miles and yield. Had restructuring, impairment of long-lived assets, equipment retirement charges and recapitalization expenses been included for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 and the six months ended June 30, 1999 and 2000 the break-even load factor would have been 63.3%, 64.6%, 57.8%, 57.6%, 61.2%, 57.5% and 74.7%, respectively.

     (10) "Operating cost per available seat mile" as represented above equals total operating costs less restructuring, impairment of long-lived assets, equipment retirement charges and recapitalization expenses, divided by available seat miles. Had restructuring, impairment of long-lived assets, equipment retirement charges and recapitalization expenses been included for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 and the six months ended June 30, 1999 and 2000 cost per available seat mile would have been 11.11 cents, 11.56 cents, 12.33 cents, 11.99 cents, 12.85 cents,12.80 cents and 14.54 cents, respectively.

     (11) Excludes taxes and into-plane fees.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our financial statements, the notes thereto and the other financial data included elsewhere or incorporated by reference in this offering memorandum.

Overview

     We began commercial operations in November 1993, operating from our base at Chicago's Midway Airport. Operations there were unprofitable, and following American's announcement of its intention to reduce service from its hub at RDU, we relocated our entire operations from Midway Airport to RDU in March 1995. We entered into agreements with American to sublease certain of American's gates and to participate in the AAdvantage(R) program. At the time of the move, our management committed to expanding Midway's fleet through the addition of five Airbus A320s and four F-100s, to a total of five A320s and 12 F100s. A combination of factors, including inadequate capital resources, the increased fleet capacity, the lack of marketing presence and unusually bad weather, resulted in significant losses during 1995 and 1996. Following unsuccessful efforts to renegotiate lease terms, one of our lessors required the return of four A320s during the first four months of 1996. This reduced our fleet to a level of 12 F100s and one A320, which level was maintained until late 1997 when the first two CRJs were received. Initial operations with the CRJs began in January 1998. We received 8 additional CRJs in 1998, 8 CRJs in 1999, and 7 CRJs in 2000, and expect to receive no additional CRJs in 2000. We also received and placed in service our first two 737s in January and February 2000, and expect to receive four additional 737s in 2000, three of which will be partially financed with the proceeds of this offering. In the fourth quarter of 1998, we also removed from service two F100s, and we removed from service two additional F100s in the first half of 1999 and the remaining A320 in June 1999, all on their scheduled lease expiry dates. We intend to remove four additional F100s from service in the first half of 2001.

     In February 1997, we completed a recapitalization, resulting in a change in ownership and management. The recapitalization resulted in reductions in annual expenses, including a decrease in aircraft rental expense, a decrease in facility rentals, a decrease in the cost of certain services and a reduction in net interest expense. In addition to the recapitalization, but at approximately the same time, we discontinued certain unprofitable flight operations. Since the recapitalization, we experienced a significant improvement in operating performance and financial condition through 1999. We believe that our improved results through 1999 were attributable to the benefits realized from the recapitalization, route restructuring, improved yield management, increased passenger demand and a generally strong economic environment.

     Our business plan is designed to result in premium yields by providing local business travelers with frequent flight schedules, superior operational performance and high quality customer service. Our growth strategy involves increasing the frequency of flights to markets Midway currently serves and increasing the number of markets served. To implement our strategy, we agreed to acquire up to thirty new CRJs, with deliveries that began in December 1997. We believe our efforts to identify favorable markets and provide premium non-stop service will enable us to generate a high degree of loyalty among our passengers and to attract a larger percentage of business travelers on our flights than other carriers. We generally offer the same range of fares that our competitors offer, with exceptions in particular markets where we discount certain categories of fares more than our competition to stimulate the market or charge a premium where passengers are willing to pay slightly higher fares because of the convenience of our non-stop jet flights and its superior service. The vast majority of our revenues are a function of the average fare paid by our passengers and the number of such passengers.

     Because of our premium service, focus on business travelers, small average number of seats per departure and shorter average stage lengths, our cost per available seat mile is higher than most major carriers. We recognize the importance of a competitive cost structure and expect to lower unit costs through growth and the restructuring of various functions. In addition to the cost savings resulting from the recapitalization, we have recently entered into new maintenance contracts, reduced dependence on third-party vendors for flight reservation call handling, reduced credit card processing fees and reduced certain insurance costs. We have also implemented an automated voice-response flight information system.

     Based on the current interest rate environment, we estimate that our aircraft rental expenses will increase by approximately $22 million per year as a result of the financing of the eight 737s contemplated hereby. See "Risk Factors -- Factors Related to Midway and the Industry -- Leverage."

     Although the introduction of regional jet aircraft has shortened average stage length, it has resulted in additional cost benefits, including greater economies of scale and more efficient utilization of facilities and personnel. In addition, we expect that our unit costs will be further reduced with the introduction of the 737s into our fleet. We believe that the 737s have approximately the same cost per trip as the F100s they replace but, with approximately 30 more seats per departure, they have 30% lower unit costs than the F100s.

Results of Operations

     Fuel prices have continued to be up significantly from the six months ended June 30, 1999. Fuel expense increased $12.3 million, or 139.7% during the six months ended June 30, 2000. Results of operations for the six months ended June 30, 2000 were also impacted by snowstorms in January, which closed our hub at RDU for three and one-half days and effectively closed our route system for another two days. We exercised our option to terminate early four Fokker leases, which resulted in a pre-tax charge of $9.2 million. For the six months ended June 30, 2000 our net loss was $6.1 million. Revenue for the six months ended June 30, 2000 was up 21.5% over the six months ended June 30, 1999 to $134.3 million.

     The following chart shows the results of operations for the six months ended June 30, 2000 and 1999 with and without the equipment retirement charges.

                                                            With Equipment Retirement        Without Equipment Retirement
                                                                     Charges                            Charges
                                                            Six Months Ended June 30,          Six Months Ended June 30,
                                                         -------------------------------    -------------------------------
                                                             2000               1999            2000               1999
                                                         ------------       ------------    ------------       ------------
                                                                    Dollars in millions except per share amounts
Operating income (loss)...................                  $(8.5)              $14.4           $0.6               $16.3

Operating margin..........................                   (6.3)%              13.0%           0.5%               14.8%

Net income (loss).........................                  $(6.1)               $8.0          $(0.4)               $9.3

Diluted earnings (loss) per share.........                 $(0.70)              $0.83         $(0.04)              $0.96

Unusual Items

     Six Months ended June 30, 2000

 .    $9.2 million ($5.7 million net of taxes) equipment retirement charges related to the exercise of an option to return four leased F100s prior to the scheduled return at the end of their leases.

 .    $0.3 million ($0.2 million net of taxes) interest expense for the decrease in carrying value of debt discount proportionate to the $1.5 million decrease in principal related to the F100 lease termination option agreement.

     Six Months ended June 30, 1999

 .    $2.0 million ($1.2 million after taxes) equipment retirement charges related to the retirement of three aircraft during the first six months of 1999.

Selected Operating Data

                                                                        For the Six Months Ended June 30,
                                                       --------------------------------------------------------------------
                                                                                              Favorable         Favorable
                                                                                            (Unfavorable)     (Unfavorable)
                                                           2000               1999            Variance          Variance %
                                                                                              --------          ----------
                                                       ------------       ------------      -------------     -------------
Available seat miles (000s)......................          982,007          751,125              230,882            30.7%
Revenue passenger miles (000s)...................          682,869          490,299              192,570            39.3%
Load factor......................................             69.5%            65.3%             4.2 pts             6.4%
Break-even load factor (1).......................             69.9%            56.2%            13.7)pts          (24.4%)
Departures.......................................           30,883           21,268                9,615            45.2%
Block Hours......................................           47,036           32,792               14,244            43.4%
Total revenue per available seat mile (cents)....             13.3             14.4                 (1.1)           (7.5%)
Yield (cents)....................................             19.1             22.0                 (2.9)          (13.1%)
Average fare.....................................              $95             $111                 ($16)          (14.7%)
Operating Cost per available seat mile (cents) (1)           (13.6)           (12.5)                (1.1)           (8.5%)
Total Cost per available seat mile (seat) (1)....            (13.7)           (12.7)                (1.0)           (7.9%)
Onboard passengers...............................        1,382,578          974,946              407,632            41.8%
Average seats per departure......................               66               72                   (6)           (8.6%)
Average stage length (miles).....................              454              470                  (16)           (3.3%)
Aircraft (average during period).................             30.4             21.2                  9.2            43.4%
Aircraft utilization (hours per day).............              8.5              8.5                 (0.0)           (0.0%)
Fuel price per gallon (cents) (2)................               80               40                  (40)         (100.0%)

     (1) Excludes equipment retirement charges.
     (2) Excludes taxes and into-plane fees.

     Six Months Ended June 30, 2000 Compared to Six Months Ended June 30, 1999

     Capacity. In the six months ended June 30, 2000, we produced 982 million ASMs, an increase of 231 million or 30.7% from the six months ended June 30, 1999. The increase in ASM production was attributable to 45.2% more departures (to 30,883), offset somewhat by a 3.3% shorter average stage length (to 454 miles) and 8.6% fewer seats per departure (to 66 seats). These changes resulted from the change in our fleet (see below). The ASM production was lower than what it otherwise would have been due to the severe January weather.

                                         As of August 31,
     Aircraft                       2000                  1999
     --------                       ----                  ----
     F100s (98 seats)                  8                     8
     CRJs (50 seats)                  23                    12
     737s (128 seats)                  2                    --
                                    ----                  ----
                                      33                    20

     Operating Revenues. Our operating revenues increased 21.5% to $134.3 million for the six months ended June 30, 2000 from $110.5 million for the six months ended June 30, 1999. The increase is attributable to a 41.8% increase in the number of passengers boarded to 1.4 million from 1.0 million partially offset by a 14.7% decrease in average fare to $95. Passenger revenue per ASM decreased 7.5% to 13.3 cents per ASM due to a 13.1% decrease in passenger yield (revenue per RPM) to 19.1 cents, partially offset by 4.2 percentage point increase in load factor to 69.5%. Cargo revenue increased 29.6% to $1.2 million for the six months ended June 30, 2000 from $0.9 million for the six months ended June 30, 1999. The increase is due to a 37.9% increase in mail pounds carried and a 23.7% increase in freight pounds carried during the six months ended June 30, 2000. Other revenue increased 53.4% to $2.4 million for the six months ended June 30, 2000 from $1.6 million for the six months ended June 30, 1999, due to a change in the revenue sharing arrangement with our commuter affiliate and increases in administrative fee revenue and charters.

     Operating Expenses. Our operating expenses increased 48.5% to $142.8 million for the six months ended June 30, 2000 from $96.2 million for the six months ended June 30, 1999. Total expenses increased due to overall increases in the size, capacity, and passengers served in the six months ended June 30, 2000. Total operating expense per ASM increased 13.6% to 14.54 cents from 12.80 cents. Excluding the one-time equipment retirement charges in 2000 and 1999, operating expense per ASM increased 8.6% to 13.61 cents from 12.53 cents. This increase is attributable primarily to higher fuel prices, the winter storms, the increase in the fleet size shown above, and the 8.6% decrease in seats per departure, partially offset by savings in commissions.

                                                                                      Six Months Ended June 30,
                                                                 -----------------------------------------------------------------
                                                                            2000                                  1999
                                                                 -------------------------------  --------------------------------
                                                                    Percent of     Cost per ASM        Percent of    Cost per ASM
                                                                  Total Expenses      (Cents)        Total Expenses     (Cents)
                                                                 ---------------- --------------  ----------------- --------------
Operating Expenses:

Wages, salaries and related costs......................                17.5%           2.57             18.9%            2.46
Aircraft fuel..........................................                14.6            2.15              9.0             1.17
Aircraft and engine rentals............................                15.7            2.30             15.1             1.96
Commissions............................................                 5.2            0.77              7.5             0.97
Maintenance, materials and repairs.....................                 5.3            0.77              7.2             0.94
Other rentals and landing fees.........................                 4.7            0.69              5.1             0.66
Depreciation and amortization..........................                 3.3            0.48              3.7             0.47
Other operating expenses                                               26.4            3.88             30.0             3.90
                                                                    ----------       --------        -----------      ----------
Sub-total operating expenses before equipment
   retirement charges..................................                92.7           13.61             96.5            12.53
Equipment retirement charges...........................                 6.4            0.93              2.1             0.27
                                                                    ----------       --------        -----------      ----------
Total operating expenses...............................                99.1           14.54             98.5            12.80
Other income (expenses)................................                 0.9            0.13              1.5             0.19
                                                                    ----------       --------        -----------      ----------
Total expenses.........................................               100.0%          14.67            100.0%           12.99
                                                                    ==========       ========        ===========      ==========

     Wages, salaries and related costs increased $6.7 million or 35.9% to $25.2 million for the six months ended June 30, 2000 from $18.5 million for the six months ended June 30, 1999. The increase is attributable to increased staffing associated with the addition of new aircraft and stations throughout the six months, annual wage increases for all personnel and general hiring to fill specific needs within Midway. For the six months ended June 30, 2000, there was no expense recorded for discretionary bonuses versus $1.3 million in 1999. Wages, salaries and related cost per ASM increased 0.11 cents or 4.5% to 2.57 cents. The increase in unit costs is attributable to the items noted above as well as the changes noted in "Capacity".

     Aircraft fuel expense increased 139.7% to $21.1 million for the six months ended June 30, 2000 from $8.8 million for the six months ended June 30, 1999. The increase was due to a 100% increase in the average liquid fuel price per gallon to 80 cents from 40 cents and a 33.9% increase in gallons of fuel consumed due to the increased number of flights. Aircraft fuel expense per ASM increased 83.8% to 2.15 cents driven by the 79% increase in total fuel cost per gallon (including taxes and into plane fees).

     Aircraft and engine rental expense increased 53.2% to $22.5 million for the six months ended June 30, 2000 from $14.7 million for the six months ended June 30, 1999. The increase in expense is attributable to the rent expense on additional leased CRJs and 737s, partially offset by the return of two F100s and the Airbus A320 in the first half of 1999, and the reduction in the use of leased spare engines. Aircraft and engine rentals expense per ASM increased 17.3% to 2.30 cents from 1.96 cents. The increase in aircraft and engine rental expense per ASM resulted primarily from the increase in the number of leased aircraft in 2000 and the higher cost per ASM of the leased aircraft, partially offset by the return of the two F100s and one A320 aircraft in the first half of 1999.

     Commission expense increased 3.5% to $7.6 million for the six months ended June 30, 2000 from $7.3 million for the six months ended June 30, 1999. This was due to a 34.5% increase in agency-generated revenues, partially offset by a reduction in average commission paid. Commission expense per ASM decreased 20.6% to 0.77 cents from 0.97 cents, driven by the reduction in commission rate paid and partially offset by an increase in travel agency revenues as a percent of passenger revenue to 71.8%.

     Maintenance, materials and repairs expense increased 8.0% to $7.6 million for the six months ended June 30, 2000 from $7.0 million in the six months ended June 30, 1999. The expense increase is largely attributable to the 43.4% increase in block hours. Maintenance, materials and repairs expense per ASM decreased 18.1% to 0.77 cents from 0.94 cents.

     Other rentals and landing fees expense increased 37.9% to $6.8 million for the six months ended June 30, 2000 from $4.9 million for the six months ended June 30, 1999 primarily due to the 45.2% increase in departures. Other rentals and landing fees expense per ASM increased 4.5% to 0.69 cents from 0.66 cents, due to the use of more space and thus higher rental costs at certain facilities (mainly at RDU) and increased slot costs.

     Depreciation and amortization expense increased 32.5% to $4.7 million for the six months ended June 30, 2000 from $3.6 million for the six months ended June 30, 1999. Depreciation and amortization expense per ASM increased 2.1% to
0.48 cents from 0.47 cents in the six months ended June 30, 1999. During the six months ended June 30, 2000 we increased our investment in fixed assets including capitalized interest for the 737-700 fleet, purchases primarily for the 737-700 and CRJ fleet, and ground service equipment.

     Other operating expense increased 30.1% to $38.1 million for the six months ended June 30, 2000 from $29.3 million for the six months ended June 30, 1999. Other operating expenses consist primarily of reservations, ground handling, advertising, general and administrative expense, training and insurance. The increase in expense is attributable to the 45.2% increase in departures and to the 41.8% increase in passengers. Other operating expense per ASM decreased 0.5% to 3.88 cents from 3.90 cents in 1999.

     Interest income decreased 40.6% to $0.8 million for six months ending June 30, 2000 due to lower average cash balances due to pre-delivery deposits for the CRJ and 737 fleets. Interest expense decreased 25.6% to $2.1 million due to the offset of interest expense by the capitalized interest on aircraft purchase deposits. Net interest expense per ASM for the six months ending June 30, 2000 was 0.13 cents compared to net interest expense per ASM of 0.19 cents in the comparable prior period.

Seasonality

     As is common in our industry, we experience seasonal factors during certain periods of the year that have combined in the past to reduce our traffic, profitability and cash generation in certain periods as compared to the remainder of the year. The highest levels of traffic and revenue are generally realized in the second quarter and the lowest levels of traffic and revenue are generally realized in the third quarter. Given our high proportion of fixed costs, this seasonality affects our profitability from quarter to quarter. In addition, many of our areas of operations experience adverse weather during the winter, causing a greater percentage of our flights to be canceled and/or delayed than in other quarters.

     During January 2000, the snowstorms that closed our hub at RDU for three and one-half days and effectively closed our route system for another two days, had a significant adverse impact on our first half 2000 results.

Liquidity and Capital Resources

     Liquidity

     Our working capital decreased during the six months ended June 30, 2000 compared to the year ended December 31, 1999. As of June 30, 2000, we had cash, restricted cash, and short-term investments of $39.8 million and a working capital deficit of $22.2 million compared to cash, restricted cash, and short-term investments of $38.6 million and working capital of $4.4 million as of December 31, 1999. During the six months ended June 30, 2000, cash, restricted cash, and short-term investments increased $1.3 million, reflecting net cash provided by operating activities of $11.4 million (excluding changes in restricted cash), net cash used in investing activities of $26.7 million (excluding purchases and sales of short-term investments), and net cash provided by financing activities of $16.6 million. During the six months ended June 30, 2000, net cash provided by operating activities was primarily due to increases in accrued liabilities, advance ticket sales, depreciation and amortization offset by the net loss and increases in receivables; net cash used in investing activities was due to purchases of equipment and property and equipment purchase deposits; and net cash provided by financing activities was due to proceeds from issuance of revolving debt.

     Capital Resources

     Our aircraft purchase obligations amount to approximately $593 million as of June 30, 2000. Our remaining pre-delivery deposit obligations amount to approximately $7.2 million. Our anticipated near-term, non-aircraft capital expenditures amount to approximately $15.0 million. Together, these obligations exceed our internal capital resources and accordingly, we will be required to obtain capital from external sources. A substantial portion of the required external capital has been committed to us by the aircraft and engine manufacturers, subject to satisfaction of certain conditions. Additionally, we raised approximately $34.1 million before expenses as a result of our issuance of 6,561,163 new shares of common stock pursuant to a rights offering which expired on July 26, 2000. Approximately $5.0 million of the proceeds of the offering were used to repay amounts outstanding under a $30 million revolving credit facility provided by an entity owned by two stockholders, James H. Goodnight, Ph.D. and John P. Sall. As a result of the completion of the rights offering, the commitment under this facility reduced to $10 million, all of which is available. On August 11, 2000 we closed a financing with a syndicate of banks who have agreed to provide us with up to $37.5 million, in the aggregate, to either make advances to us for cash pre-delivery deposits previously made pursuant to our purchase agreement with The Boeing Company or to make pre-delivery deposits that become due under such agreement. In connection with such financing, we also obtained subordinated debt financing in the amount of approximately $37.9 million. As of August 31, 2000, outstanding balances under these facilities totaled $54.2 million. We continue to pursue external financing for aircraft purchase obligations and anticipated capital expenditures.

     Capital Expenditures

     Our cash outflows for capital expenditures in the six months ended June 30, 2000 and 1999 were $10.0 million and $7.2 million, respectively, excluding financed purchases. Debt financed purchases in the six months ended June 30, 2000 and 1999 were $2.1 million and $0, respectively. We paid $16.9 million and $14.8 million in aircraft pre-delivery deposits in the six months ended June 30, 2000 and 1999, respectively. During the second quarter of 2000, $8.2 million for pre-delivery deposits for aircraft purchases was paid directly by the lender to the aircraft manufacturer.

     As of August 31, 2000, we have in place firm orders to purchase three additional newly manufactured CRJs, all of which are scheduled to be delivered by December 2001. We also have options to acquire up to fourteen additional CRJs. We expect to arrange a combination of third-party debt and leveraged lease financing. For each aircraft that is purchased (as opposed to leased), we anticipate an initial cash outlay of approximately $4 million.

     We have placed firm orders to purchase fifteen 737s, and have leased two additional 737s. Deliveries of the two leased 737s occurred in December 1999 and January 2000, and delivery for the other fifteen 737s is scheduled to begin in September 2000 and end in October 2002. We have options to acquire ten additional 737s. We expect to arrange a combination of third party debt and leveraged lease financing, but will use available standby lease financing in the event that we are unable to arrange more attractive financing from third party sources. We also intend to lease five additional newly manufactured 737s scheduled to be delivered in November 2000, and January, July, October and November 2001. We intend to purchase up to four CFM 56-7B spare engines to support the operation of our 737s.

     Other Financing

     We have significant lease obligations for aircraft that are classified as operating leases and therefore are not reflected as liabilities on our balance sheet. The remaining terms of such leases range from less than one year to approximately seventeen years. Our total rent expense for the six months ended June 30, 2000 and 1999 under all non-cancelable aircraft operating leases was approximately $22.5 million and $14.0 million, respectively.

     Contingencies

     As of June 30, 2000, the outstanding balance under the $30 million credit facility described above was $20 million, of which $10 million is classified as related party line of credit, current portion in the balance sheet as of June 30, 2000. The credit facility carries a variable interest rate based on LIBOR plus 3% per annum payable monthly, and a commitment fee of 0.5% on the average daily unused balance payable quarterly. Pursuant to the terms of this credit facility, we were obligated to undertake a rights offering of common stock. Amounts borrowed and outstanding under this credit facility in excess of $10 million, if any, was required to be repaid and the remaining available loan commitment reduced to $10 million on the earlier of September 30, 2000 or the date on which we complete the rights offering. The rights offering was completed on July 26, 2000. As of August 31, 2000, the outstanding balance under this credit facility is $0. The outstanding balance of all loans made under this credit facility is due and payable on March 31, 2002.

                                   BUSINESS

     We were incorporated under the laws of the State of Delaware in 1983 as Jet Express Inc. and renamed Midway Airlines Corporation in November 1993 in connection with our commencement of jet operations. We are an all jet aircraft operator serving 23 destinations in 13 states and the District of Columbia from our hub at Raleigh-Durham International Airport ("RDU") in North Carolina, where we currently carry more passengers and operate more flights than any other airline. We organize our business to attract and retain business travelers by providing frequent non-stop service from RDU to major business destinations, maintaining a high level of service and offering American Airlines Inc. ("American") AAdvantage(R) frequent flyer miles.

     As of August 31, 2000, we operate one of the youngest all jet fleets in the United States with eight 98-seat F100s, 23 50-seat CRJs and two 128-seat 737s. We have firm orders for three additional CRJs to be delivered by December 2001 and fifteen 737s to be delivered by October 2002. In addition, we intend to lease five additional 737s under five-year operating leases. These aircraft will be delivered one in November 2000, and one in each of January, July, October and November 2001. The additional aircraft will be utilized to replace some or all of the F100s, to serve existing Midway destinations with greater frequency, and to enter new routes, providing our customers with more non-stop jet destinations. We have options to acquire 10 additional 737s and 14 additional CRJs. On February 29, 2000, we exercised our option to terminate four F100 leases prior to their scheduled termination dates. We will return these four aircraft in the first half of 2001 at a pre-tax cost of $2.1 million per aircraft.

     RDU has been our base of operations since March 1995, when we relocated from Chicago following American's reduction in service in the Raleigh-Durham market. RDU offers modern facilities with room for us to grow. We lease 19 of the 26 gates at one of RDU's two terminals, Terminal C. The remaining seven gates in Terminal C are used or controlled by American. Substantially all of the gates at RDU's other terminal are now occupied, but a planned expansion of that facility will add five new gates in the spring of 2001 and up to 15 new gates by the end of 2006.

     We supplement our service pattern and support our hub at RDU with feeder service provided through a code share agreement with Corporate Flight Management, Inc. d/b/a Corporate Airlines ("Corporate Airlines"). Corporate Airlines began providing code share services using our code in May 1997, and now provides these services to seven cities using turboprop aircraft. Our agreement with Corporate Airlines is scheduled to run through March 2005 and covers eight aircraft.

     We maintain a significant relationship with American. Part of this relationship includes contractual arrangements with American that allow us to offer AAdvantage(R) miles to, and accept AAirpass(R) tickets, American first class upgrades and AAdvantage(R) reward travel from, our passengers. We also contract with American for other services, including yield management and ground handling.

Operating Strategy

     The principal elements of our operating strategy are:

 .    Attract High-yielding Local Business Travelers. Based on 1999 data, our yields were higher than the yields of many major carriers. To attract high-yielding passengers, we have designed our operations to serve the needs of business travelers flying to and from Raleigh-Durham. We have developed relationships with major corporations located in the Raleigh-Durham area, and offer these business travelers frequent non-stop jet service, as well as an attractive, high quality in-flight product and AAdvantage(R) frequent flyer miles.

 .    Maintain High Quality Operations. Because our business customers require consistent, dependable performance, we are committed to meeting the highest operational standards. We believe our completion factor and on-time performance levels are higher than those of the major carriers. We achieved these performance measures by (1) operating one of the youngest all jet fleets in the United States, with an average age of 2.4 years as of August 31, 2000, (2) maintaining spare aircraft to ensure a high completion factor, and (3) using high quality maintenance providers such as affiliates of Bombardier Inc. and Rolls-Royce plc.

 .    Provide Quality Customer Service. We seek to generate a high degree of loyalty and customer preference by providing high quality in-flight amenities and customer service. We emphasize customer service from reservation to destination and offer tangible amenities such as greater leg room, leather seating, hot towel and mint service, gourmet coffee, quality snacks, and a quiet, modern all-jet fleet.

 .    Continue to Reduce Operating Costs. Because of our focus on business travelers and premium service, our small average number of seats per departure and our relatively short average stage length, we operate with a cost per available seat mile that is higher than most major carriers. We are committed to maintaining a competitive cost structure and continuously seek cost reduction opportunities. In addition to the cost savings resulting from the Recapitalization, we have entered into new maintenance contracts, reduced dependence on third-party vendors for reservation call handling, reduced the cost of credit card processing, reduced certain insurance costs, lowered our average commission expenses, and implemented an automated voice-response flight information system. We expect that our unit costs will be reduced further with the introduction of the 737s into our fleet. We believe that the 737s have approximately the same cost per trip as the F100s they replace, but, with approximately 30 more seats per departure, they have 30% lower unit costs than the F100s.


Growth Strategy

     We continue to believe that RDU remains relatively under-served with respect to non-stop flights. We also believe that our RDU hub can serve as a convenient connecting point for East Coast leisure and some business travelers. To address these needs and to better serve our core business customers, since December 1997, we have placed in service a net of 18 additional aircraft. Currently, we have firm orders to purchase 15 additional 737s and 3 additional CRJs and we intend to lease 5 additional 737s.

     The principal elements of our growth strategy are:

 .    Increase Frequencies to Current Markets. Our market share and route profitability are greatest on routes where we offer the same or higher frequency and better timing of flights compared to our competitors. Our core customers are business travelers who generally pay higher fares and select an airline primarily based on convenience of schedule. Introduction of the CRJs and 737s has enabled us to increase frequency and offer more convenient scheduling to current markets, while selectively increasing capacity in markets. With the delivery of the CRJs and 737s, we have increased our scheduled flights from typically three flights per day per market to typically five flights per day per market.

 .    Increase Number of Markets Served. We have identified a number of additional new market opportunities that we believe can support non-stop service from Raleigh-Durham. In addition, we believe that existing demand on a number of routes currently served with 19-seat turboprop aircraft by our code sharing commuter partner, Corporate Airlines, can support 50-seat CRJ service. We believe that some customers have a strong preference for jet service, and will pay a premium or choose a connecting flight to avoid flying on turboprop aircraft. We have introduced CRJ jet service in several of these markets. Since the introduction of CRJs in late 1997, jet service has been initiated from RDU to Buffalo, New York; Charleston, South Carolina; Columbus, Ohio; Indianapolis, Indiana; Jacksonville, Florida; Louisville, Kentucky; Myrtle Beach, South Carolina; New Orleans, Louisiana; Norfolk, Virginia; Rochester, New York; and Wilmington, North Carolina. We recently announced our plans to commence new services to San Jose, California in November 2000 and to Steamboat Springs, Colorado in December 2000. In some markets, the jet service supplements turboprop service.

 .    Maximize Connecting Opportunities. Our growth at our RDU hub has resulted in, and will continue to result in, the addition of new markets and an increase of frequencies in current markets. As the hub expands and our average seats per departure grows, we believe we can attract a larger share of passengers connecting over RDU.

Opening new markets requires the commitment of a substantial amount of resources, both before the new services commence and throughout the early phases of the new operation. We cannot assure you that we will be able to identify and successfully establish new markets.

Raleigh-Durham Market

     We believe that we are well positioned to benefit from the rapidly expanding Raleigh-Durham area. Raleigh-Durham's metropolitan population is approximately 1.4 million.

     We currently carry more passengers and operate more flights at RDU than any other airline. Air travel at RDU has grown by an average of 11% per year from 1995 to 1999, compared to 5% for the United States as a whole. We believe that the area's growing business community offers opportunities for us to expand at RDU with regional jets and the larger 737s. Our growth has focused and will likely continue to focus on adding flights to and from our Raleigh-Durham base of operations. Because all of our current flights have Raleigh-Durham as the origin or destination, we remain highly dependent upon the Raleigh-Durham market. Thus, a reduction in our share of the Raleigh-Durham market, reduced fares, or reduced passenger traffic to or from Raleigh-Durham could have a material adverse effect on our financial condition and results of operations. In addition, our dependence on a single hub and on a route network operating largely on the East Coast makes us more susceptible to adverse weather conditions along the East Coast than some of our competitors that may be better able to spread weather-related risks over larger route systems.

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

Services

     Routes and Schedule

     Midway currently provides non-stop service from RDU to the following 23 cities: Atlanta, Georgia; Boston, Massachusetts; Buffalo, New York; Charleston, South Carolina; Columbus, Ohio; Ft. Lauderdale, Florida; Hartford, Connecticut; Indianapolis, Indiana; Jacksonville, Florida; Louisville, Kentucky; Myrtle Beach, South Carolina; Newark, New Jersey; New Orleans, Louisiana; New York/LaGuardia, New York; Orlando, Florida; Norfolk, Virginia; Philadelphia, Pennsylvania; Rochester, New York; Stewart/Newburgh, New York; Tampa, Florida; Washington, D.C.; West Palm Beach, Florida; and Wilmington, North Carolina. We believe that business travelers select an airline primarily based on convenience of schedule, with a strong preference for frequent, non-stop service. We believe that three flights per day is the minimum service pattern necessary to successfully serve our core business customers, and therefore we currently offer between three and six flights per business day in most of our jet markets. The introduction of the CRJs has allowed us to increase frequency in several markets without necessarily increasing overall capacity in these markets. The introduction of the 737s has allowed us to increase frequency and capacity in several markets at peak times of travel, maximizing our revenue at times of high demand.

     Midway's commuter partner, Corporate Airlines, provides non-stop turboprop aircraft service to the following seven cities from RDU: Charleston, Columbia, Greenville-Spartanburg, and Myrtle Beach, South Carolina; New Bern and Wilmington, North Carolina; and Norfolk, Virginia.

     High Quality Customer Service

     We have consistently promoted, and been recognized by our customers for quality customer service that distinguishes us from other airlines. We believe we have attained our superior level of customer service through the efforts of our professional and personable employees and the provision of amenities such as greater leg room, leather seating, gourmet coffee, quality snacks, and a quiet, modern all jet fleet. Although we are not required by regulation to report on-time statistics and baggage delivery performance, we consistently rank high relative to the nation's ten largest airlines that do report these statistics to the DOT. For example, for the 12 months ended December 31, 1999, using DOT statistics and statistics compiled from our own reports, our on-time performance and baggage delivery performance ranked among the best in the industry.

Maintenance and Support

     We are dedicated to providing the highest level of maintenance quality and reliability. Our emphasis on high quality maintenance is evidenced by our experienced maintenance management, extensive and recurrent mechanic training and selection of high quality maintenance providers. We perform all low level checks and non-routine maintenance at RDU or at a maintenance facility in Orlando, Florida. Major inspections and overhauls of the airframes and engines are conducted by contract vendors whose work and procedures are closely monitored by our maintenance management personnel. The principal contract vendors currently engaged by us to perform major inspections of the airframe and to perform engine overhauls include affiliates of Bombardier Inc. and Rolls-Royce plc.

     Eight of our current 33 aircraft are F100s. Fokker Aircraft B.V., a Dutch corporation, has ceased operations. As a result, the F100 is no longer being manufactured. Further, our cost to maintain F100s generally exceeds the cost of similar aircraft that are presently in production. Vendors and suppliers of key parts are generally fewer in number and their products more expensive, and engineering is not as readily available.

Sales and Marketing

     Pricing and Yield Management

     Our strategy is designed to result in premium yields. We believe our efforts to identify favorable markets and provide premium non-stop service enables us to generate a high degree of loyalty among our passengers and to attract a large percentage of business travelers on our flights. Pursuant to an agreement, American provides yield management services to us. The services have enabled us to significantly enhance our ability to maximize revenues. Our contract for the services currently extends through August 2001, at which time we intend to begin performing these services internally, using software developed and maintained by Sabre, Inc.

     Distribution

     We sell approximately 72% of our tickets through travel agents. Travel agents receive commissions from airlines based on the price of the tickets they sell. In 1995, many airlines began limiting or capping the amount of commissions they would pay to agents for certain higher priced tickets. In October 1999, several major carriers lowered their base commission rate from 8% to 5%. We announced on February 25, 2000 that we would restructure our travel agency commission rate to a 5% base with no cap.

     We pay additional commissions, referred to as "overrides", to some travel agents in connection with special revenue programs. We believe these override programs result in incremental revenue to us. Special distribution services offered by us include our full-time staffing of the "Carolina Desk" within our sales department to answer travel agent questions or otherwise attend to the needs of these and other important customers. We believe that the combination of higher available commissions, the development of relationships between travel agents and our senior management, and the devotion of resources to meet the needs of these agencies has resulted in strong support of us by travel agencies.

     Corporate Relationships

     We believe that we receive a substantial share of travel from the local Raleigh-Durham business community on the routes that we serve. We believe that this success is in part a result of our significant efforts to meet the demands of our core business customers, our established relationships with many local, national and international corporations in the Raleigh-Durham area, and the support we receive as the "hometown" airline. Discounts are offered to a limited number of corporations in exchange for a premium share of their travel. Employees of some of these corporations may also be offered discounts for leisure weekend travel on flights that would otherwise operate with empty seats. This program, called "Midway Weekend Madness", has helped build loyalty in the Raleigh-Durham market. Our sales agents visit customers on a regular basis to solicit their input and to answer questions. Each sales manager is supported by a help desk staffed full time by employees trained to meet these customers' needs.

     American Relationship

     We maintain a significant relationship with American. Part of this relationship includes contractual arrangements with American that allow us to participate in the AAdvantage(R) frequent flyer program and accept AAirpass(R) tickets and American first class upgrades from its passengers. We lease from American the RDU facility and purchases a number of important services, including yield management and ground handling.

     American may terminate our participation in the AAdvantage(R) program under several circumstances, including (1) our commencement of a new frequent flyer program or our participation in another frequent flyer program, (2) any person or group becoming the owner of 20% or more of our outstanding voting securities or any "Disqualified Investor" becoming the owner of 10% or more of our outstanding voting securities, (3) the making of a significant acquisition by us or (4) our entering into any marketing-oriented collaborative agreement with another airline which American reasonably believes would likely materially adversely affect American's interests or objectives under any of its or its affiliates' agreements with us. A "Disqualified Investor" is defined as (1) any other airline or airline-related services company, (2) any person or entity offering a frequent traveler program or (3) any person or entity that American believes would likely, by virtue of its affiliation with us, materially adversely affect American's interests or objectives under any of its or its affiliates' agreements with us. In addition, American may terminate our lease of the RDU facility and one other service agreement that we have with American if any person or group acquires 30% or more of our voting securities. Finally, if we pay any dividends or make any other cash or asset distribution to our stockholders without American's consent at any time prior to our payment in full of a certain promissory note to American, then American may terminate the RDU facility lease, our right to offer AAdvantage(R) frequent flyer benefits, our license of the yield management system and one other service agreement.

     Frequent Flyer Program

     We have been a partner in American's AAdvantage(R) frequent flyer program since March 1995. Upon our arrival at RDU, our participation in this program quickly facilitated our access to a large and loyal group of AAdvantage(R) members in the Raleigh-Durham area and along the East Coast. For payment of a per-mile fee, we are able to offer our passengers the ability to obtain award mileage on most current flights (other than those to and from Columbus, Ohio; Indianapolis, Indiana; and Louisville, Kentucky). AAdvantage(R) award certificates can be redeemed for travel on us, American or other AAdvantage(R) partners. Our contract with American extends through April 30, 2001, and gives us the ability to offer AAdvantage(R) miles on several additional routes, though we may add new routes without having the ability to offer AAdvantage(R) miles. The ability to offer AAdvantage(R) miles on additional routes and the extension of the term of the agreement are the subject of ongoing discussions between us and American. We believe our participation in the AAdvantage(R) program gives us access to a flexible and extremely powerful marketing tool. However, due to the potential limitations of the agreement (including the number of additional markets and the term of the agreement), we may in the future choose or be obligated to develop our own frequent flyer program or participate in an alternate program.

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

     Marketing

     We market our services through listings in global distribution systems and the Official Airline Guide; through advertising and promotions in newspapers, magazines, billboards and radio; and through direct contact with travel agencies, corporate travel departments, wholesalers and consolidators. We maintain a nationwide toll-free telephone number for use by passengers to make reservations and purchase tickets and have sales representatives assigned to all regions where we operate.

Employees and Labor Relations

     As of August 31, 2000, we had the number of full time equivalent employees in the categories listed below:

                  Flight Operations                          419

                  Inflight                                   240

                  Passenger Services                         589

                  Maintenance                                 90

                  Reservations & Marketing                   207

                  Accounting & Finance                        32

                  Administrative                              86
                                                         ---------

                                 Total                     1,663
                                                         =========

     The Railway Labor Act ("RLA") governs the labor relations of employers and employees engaged in the airline industry. Comprehensive provisions are set forth in the RLA establishing the right of airline employees to organize and bargain collectively along craft or class lines and imposing a duty upon air carriers and their employees to exert every reasonable effort to make and maintain collective bargaining agreements. The RLA contains detailed procedures that must be exhausted before a lawful work stoppage can occur.

     Our pilots, fleet service (ramp) agents, and flight attendants are represented by labor unions. The pilots' representative, the Air Line Pilots Association ("ALPA "), was elected in December 1997, the ramp employees' representative, International Association of Machinists and Aerospace Workers, AFL-CIO ("IAM"), was elected in June 1998, and the flight attendants' representative, the Association of Flight Attendants, AFL-CIO ("AFA") was elected in December 1998. Prior to those dates, none of our employees was represented by a union. Our pilots ratified a collective bargaining agreement with us that became effective on April 1, 2000. With respect to the fleet service employees, we agreed upon a contract proposal with the IAM, and submitted the agreement to the employees for ratification on October 28, 1999, who rejected it. The IAM filed an application for mediation with the National Mediation Board ("NMB") on November 3, 1999, and the NMB appointed a mediator on November 8, 1999. In February 2000, with the assistance of an NMB-appointed mediator, we reached agreement with the IAM and members of the fleet service agent negotiating committee on a collective bargaining agreement. The agreement was then submitted to the fleet service agents for ratification. On March 20, 2000, we were informally advised that the fleet service agents voted not to approve the agreement. Further mediation of this matter has commenced and additional meetings will be held in September 2000. Negotiations with the AFA have not yet concluded.

     We believe our management and employees have a good relationship. Members of our management, including our President and Chief Executive Officer, meet with pilots, flight attendants, customer service agents, and other employees on a periodic basis to discuss our objectives as well as more specific labor-related issues such as scheduling, compensation, and work rules. Management believes it has addressed concerns in a timely and responsive manner.

Government Regulation

     General

     We are subject to the jurisdiction of and regulation by the DOT, the FAA and certain other governmental agencies. The DOT principally regulates economic issues affecting air service such as air carrier certification and fitness, insurance, authorization of proposed scheduled and charter operations, consumer protection and competitive practices. In 1993, we were granted a Certificate of Public Convenience and Necessity pursuant to Section 401 of the Federal Aviation Act authorizing us to engage in air transportation. The DOT has authority to investigate and institute proceedings to enforce its economic regulations and may in certain circumstances assess civil penalties, revoke operating authority and seek criminal sanctions.

     The FAA primarily regulates flight operations, in particular matters affecting air safety, such as airworthiness requirements for aircraft, and pilot and flight attendant certification. The FAA requires each carrier to obtain an operating certificate and operations specifications authorizing the carrier to operate at specific airports using specified equipment. All of our aircraft must have and maintain certificates of airworthiness issued by the FAA. We hold an FAA air carrier operating certificate under Part 121 of the Federal Aviation Regulations. The FAA has the authority to modify, suspend temporarily or revoke permanently our authority or that of our licensed personnel, after notice and a hearing, for failure to comply with regulations promulgated by the FAA, and to assess civil penalties for such failures.

     The FAA also has authority to issue maintenance directives and other mandatory orders relating to, among other things, inspection of aircraft and engines, fire retardant and smoke detection devices, increased security precautions, collision and windshear avoidance systems, noise abatement and the mandatory removal and replacement of aircraft parts that have failed or may fail in the future.

     We are regulated by the Environmental Protection Agency and state and local agencies with respect to the protection of the environment and to the discharge of materials into the environment. At our aircraft line maintenance facilities, we use materials that are regulated as hazardous substances under federal and state law. We maintain programs to protect the safety of our employees who use these materials and to manage and dispose of any waste generated by the use of these materials, and believe that we are in substantial compliance with all applicable laws and regulations.

     In addition, the Immigration and Naturalization Service, the U.S. Customs Service, and the Animal and Plant Health Inspection Service of the Department of Agriculture have jurisdiction over inspection of our aircraft, passengers and cargo to ensure our compliance with U.S. immigration, customs and import laws.

     We are also subject to other federal and state laws and regulations relating to protection of the environment, radio communications, labor relations, equal employment opportunity and other matters.

     Safety

     We have never had an accident, and are dedicated to ensuring our customers' safety. The FAA monitors our compliance with maintenance, flight operations and safety regulations, maintains representatives on-site and performs frequent spot inspections, and we believe we have a strong and open relationship with our regional FAA office. We believe we are in compliance with all requirements necessary to maintain in good standing our operating authority granted by the DOT and our air carrier operating certificate issued by the FAA. A modification, suspension or revocation of any of our DOT or FAA authorizations or certificates could have a material adverse effect upon us.

     Slots

     The FAA's regulations currently limit the availability of, and permit the buying, selling, trading, and leasing of, certain airline slots at Chicago's O'Hare, New York's LaGuardia and Kennedy International, and Ronald Reagan Washington National airports. A slot is an authorization to take off or land at the designated airport within a specified time window.

     We currently lease seven of our eighteen slots at New York's LaGuardia Airport and ten of our twelve slots at Ronald Reagan Washington National Airport from other airlines. Leases for two of our slots at New York's LaGuardia Airport and for four of our slots at Ronald Reagan Washington National Airport are scheduled to expire on October 28, 2000. Leases for our remaining five slots at LaGuardia Airport and six slots at Ronald Reagan Washington National Airport are scheduled to expire on March 31, 2001. All of the leased slots at LaGuardia Airport will be replaced by slot exemptions we have received from the DOT. Two of the slots under the lease expiring on October 28, 2000 at Ronald Reagan Washington National Airport will be replaced by two slot exemptions we have received from the DOT. To the extent we cannot renew or replace the slot lease expiring on March 31, 2001 at Ronald Reagan Washington National Airport, our business will be harmed. Our route between Raleigh-Durham International Airport and Ronald Reagan Washington National Airport is among our most important, and, as a result, an inability to renew or replace these leases could have a material adverse effect on our financial condition and results of operations.

     The DOT's slot regulations require the use of each slot at least 80% of the time, measured on a bimonthly basis. Failure to meet this utilization threshold without a waiver from the DOT, which is granted only under exceptional circumstances, subjects the slot to recall by the DOT. In addition, the slot regulations provide that slots may be withdrawn by the DOT at any time without compensation to the carrier holding or operating the slot to meet the DOT's operational needs, such as providing slots for international carriers or essential air transportation.

     Foreign Ownership

     Pursuant to law and the regulations of the DOT, we must be effectively controlled by United States citizens. In this regard, our President and at least two-thirds of our Board of Directors must be United States citizens and not more than 25% of our voting stock may be owned by foreign nationals (although subject to DOT approval the percent of foreign economic ownership may be as high as 49%).

Fuel

     The cost of fuel is a significant operating expense, constituting approximately 12.6%, 10.7% and 11.5% of total operating expenses before recapitalization and equipment retirement charges for the years ended December 31, 1997, 1998, and 1999, respectively, and 9.3% and 15.8% for the six months ended June 30, 1999 and 2000, respectively. Our fuel costs increased approximately 140% for the six months ending June 30, 2000, from the six months ending June 30, 1999, primarily as a result of a 100% increase in average fuel prices during the respective six month periods. This increase in the cost of fuel will adversely impact our results of operations in 2000 compared to 1999. Historically, jet fuel costs have been subject to wide price fluctuations. Jet fuel availability is also subject to periods of market surplus and shortage. Because of the effect of such events on price and availability of oil, the cost and future availability of jet fuel cannot be predicted with any degree of certainty.

     Our fuel requirements are met by approximately a dozen different suppliers. We contract with these suppliers as fuel is needed, and the terms vary as to price and quantity. We have not entered into any agreement that fixes the price of fuel over any period of time.

Competition

     The airline industry is highly competitive and we compete with other air carriers either directly or indirectly on all of our routes. Nearly all of these carriers have greater financial resources than we do, and most of them have lower unit costs than we do. Furthermore, the introduction of service or discounted fares by another airline in markets served by us could have an adverse impact upon our business, financial condition and results of operation.

     Since late 1997, we have experienced, and likely will continue to experience, increased competition in the Raleigh-Durham market. In 1999, both Southwest Airlines and MetroJet, the low-fare division of US Airways, initiated service at Raleigh-Durham International Airport. Southwest began service to five cities from RDU with 12 daily flights and, as of September 12, 2000, operates service to seven cities (Austin, Texas; Baltimore, Maryland; Chicago-Midway, Illinois; Kansas City, Missouri; Nashville, Tennessee; Orlando, Florida and Tampa, Florida) with 17 daily flights. Although MetroJet announced plans to serve six cities from RDU with 17 daily flights and began providing some of those services in 1999, MetroJet has since withdrawn al of its services at RDU.

     We believe that Southwest's ability to further increase its services at RDU beyond 20-24 daily flights is now limited by lack of gate availability at RDU. However, the Raleigh-Durham Airport Authority has announced its intention to construct a temporary facility that will add five new gates to RDU's Terminal A by spring 2001. The Raleigh Durham Airport Authority intends to operate the temporary facility for only five years while constructing a permanent facility that will add 12-15 additional gates at Terminal A approximately five years after completion of the temporary facility. The construction of the five temporary gates and the 12-15 permanent gates at RDU's Terminal A will allow Southwest and other airlines to add new services, or to increase current services at RDU.

     Introduction of low fare services at RDU and elsewhere along the East Coast by Southwest and MetroJet in 1999 led to a significantly lower fare environment in all of the Company's markets. For example, our average fare for the six months ended June 30, 2000 was 14.7% lower than the average fare for the six months ended June 30, 1999, going from $111 to $95, and our yield decreased 13.1% in the same period. While competition from Southwest and MetroJet at RDU and in other East Coast markets has already adversely impacted fares in all of our markets, increases in Southwest's services at RDU could have a more direct adverse impact on our ability to profitably expand into new markets, upon our traffic and load factors, resulting in an adverse impact upon our business, financial condition and results of operations.

Insurance

     We maintain insurance policies of types customary in the industry and in amounts management believes are adequate to meet DOT requirements and to protect us and our property against material loss. The policies principally provide coverage for public liability, passenger liability, baggage and cargo liability, property damage, including coverage for loss or damage to its flight equipment, and worker's compensation insurance. There can be no assurance, however, that the amount of insurance carried by us will be sufficient to protect us from material loss.

Flight Equipment

     As of August 31, 2000, we operate a fleet of eight F100s, twenty-three CRJs and two 737s, with an average age of 2.4 years. The F100s are configured with eight first class seats and 90 coach seats, the CRJs are configured with 50 single class coach seats, and the 737s are configured with eight first class seats and 120 coach seats. All of the aircraft meet Stage 3 noise requirements imposed by federal law. We believe that our young all-jet fleet gives us a significant advantage in attracting and retaining business travelers and improves our reliability statistics. The age of our fleet and those aircraft owned and leased, at August 31, 2000, was as follows:

                       Owned         Leased         Total        Average Age
                    -----------   ------------   -----------    -------------
         737s            --             2             2           0.7 years
         CRJs             5            18            23           1.4 years
         F100s           --             8             8           6.2 years


     As of August 31, 2000, we have firm orders for three additional newly manufactured CRJs, all of which are scheduled to be delivered by December 2001. We also have options to acquire up to 14 additional CRJs with delivery dates for the first seven of these aircraft extending over a one-year period beginning in 2002. We have firm orders to purchase fifteen additional 737s with deliveries scheduled to begin in September 2000 and end in October 2002. We have options to acquire 10 additional 737s. We also intend to lease five additional newly manufactured 737s for delivery in November 2000, and January, July, October and November 2001. To support our operations, we acquired two spare Rolls Royce Tay 650-15 engines in 1998 for the F100 fleet, and two General Electric CF34-3B1 spare engines to support the CRJ fleet. We intend to acquire up to four CFM 56-7B spare engines to support the operation of the 737 fleet. The mix of our fleet between 98-seat F100s, 50-seat CRJs, and 128-seat 737s should allow us to meet expected passenger volumes while maintaining a competitive cost structure, and should enhance our ability to more efficiently match our aircraft to our route network requirements.

     We currently lease eight F100s. In December 1999, we settled a pending lawsuit with the lessor of four F100s previously operated by us. As a result of this settlement, we recorded a pre-tax charge of approximately $700,000 during the fourth quarter of 1999 and obtained an option to terminate leases on four other F100s. On February 29, 2000, we exercised this option to terminate the leases on these four F100s prior to their scheduled lease expirations in 2003 and 2004, resulting in a revised scheduled return date of these aircraft in the first half of 2001. We are required to pay the lessor $2,125,000 upon the termination of each of these four leases, of which $4,250,000 is payable in each of the first two quarters of 2001. In addition, we are required to perform certain maintenance tasks on these aircraft prior to their return. During the six months ended June 30, 2000, we recorded $9,200,000 in equipment retirement charges related to the exercise of this option. As of June 30, 2000, we have recorded liabilities of $8,800,000 related to the lease termination penalties and related expenses. The remaining $363,000 charge relates to the write-down of leasehold improvements resulting from the shortened lease terms.

     Pursuant to a March 1995 purchase agreement, we are obligated to purchase four Airbus A320 aircraft with deliveries in 2005 and 2006. To support the operation of the four A320 aircraft, we also agreed to purchase one IAE V2527-A5 spare engine scheduled for delivery in November 2005 from International Aero Engines AG. The purchase of the A320s and the associated spare engine no longer fit with our current strategy. We are considering several alternatives with respect to the A320s, including restructuring our agreement with Airbus or transferring our positions.

Facilities

     Of the 26 gates at the newer of RDU's two terminals, Terminal C, we currently lease 19 gates through February 2013. Midway's corporate headquarters and reservations facility are located in Morrisville, North Carolina where we lease approximately 40,000 square feet of space. The Morrisville facility lease expires in 2008. We also occupy space in Orlando, Florida, where we perform aircraft maintenance.

     At most airports other than RDU, we obtain the use of gates as part of third-party ground handling contracts.

     We currently have a sufficient number of leased gates and other airport facilities, but our operations may be constrained at certain airports by insufficient availability of gates on attractive terms or other factors.

Litigation

     We are a party to routine litigation incidental to our business. Management believes that none of this litigation is likely to have a material adverse effect on our consolidated financial position or results of operations.

                         DESCRIPTION OF THE CERTIFICATES

     The Certificates offered hereby will be issued pursuant to three separate Pass Through Trust Agreements (the "Pass Through Trust Agreements") to be entered into between Midway and the Trustee. The following summary describes certain terms of the Certificates offered hereby and the Pass Through Trust Agreements. The statements under this caption are a summary and do not purport to be complete, make use of terms as defined in the Pass Through Trust Agreements and are qualified in their entirety by reference to all of the provisions of the Certificates, the Pass Through Trust Agreements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement and the Note Purchase Agreement. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts will be substantially the same, except as described under "Subordination" below and except that the principal amount, the interest rate, scheduled repayments of principal and maturity date applicable to the Equipment Notes held by each Trust and the final expected distribution date as specified on the cover hereof (the "Final Expected Distribution Date") applicable to each Trust will differ. Citations to the relevant sections of the Pass Through Trust Agreements appear below in parentheses unless otherwise indicated. Copies of the Pass Through Trust Agreements will be available from the Trustee.

General

     The Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "Book-Entry; Delivery and Form." Each Certificate represents a fractional undivided interest in one of the three Midway Airlines 2000-1 Pass Through Trusts (the "Class A Trust", the "Class B Trust" and the "Class C Trust", and, collectively, the "Trusts") created by the Pass Through Trust Agreement pursuant to which such Certificate is issued. The Certificates are referred to herein as the "Class A Certificates", the "Class B Certificates", and the "Class C Certificates".

     The property of each Trust (the "Trust Property") will consist of:

 .    subject to the Intercreditor Agreement, Equipment Notes acquired under the
     Note Purchase Agreement and issued, at Midway's election in connection with the financing of each Aircraft during the Delivery Period, either (1) on a nonrecourse basis by the trustees of separate owner trusts (each, an "Owner Trustee") in connection with separate leveraged lease transactions with respect to each Leased Aircraft to finance a portion of the purchase price of such Leased Aircraft by the Owner Trustee, in which case the applicable Aircraft will be leased to Midway, or (2) on a recourse basis by Midway in connection with separate secured loan transactions with respect to each Owned Aircraft to finance a portion of the purchase price of such Owned Aircraft by Midway,

 .    the rights of such Trust to acquire Equipment Notes under the Note Purchase
     Agreement,

 .    the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes during the Delivery Period,

 .    the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights),

 .    all monies receivable under the Liquidity Facility for such Trust and

 .    funds from time to time deposited with the Trustee in accounts relating to such Trust.

     Certificates will represent fractional undivided interests in the Equipment Notes and other property held in the related Trust and distributions thereon will be made only from the Trust Property. The Certificates will be issued only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. (Sections 3.01 and 3.10). (Unless otherwise specified, "Section" references refer to sections of the Pass Through Trust Agreements.)

     Pursuant to the Escrow Agreement applicable to each Trust, the holders of the Certificates of such Trust (the "Certificateholders") as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by Certificateholders. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

     The Certificates do not represent an interest in or obligation of Midway, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof. The existence of each Trust will not limit the liability that Certificateholders of such Trust would otherwise incur if such holders owned directly the corresponding Equipment Notes or incurred directly the obligations of such Trust.

Payments and Distributions

     The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement, which may have the consequence of altering the effect of the following provisions in a default situation. See "Description of the Intercreditor Agreement - Priority of Distributions."

     Payments of principal, Make-Whole Premium (if any) and interest with respect to the Equipment Notes or other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on each Regular Distribution Date or as soon thereafter as receipt of such payments is confirmed, except in the case of certain types of Special Payments.

     The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates issued by such Trust set forth on the cover page of this offering memorandum plus any additional margin specified by the Registration Rights Agreement for such Certificates (the "Stated Interest Rate"), payable on April 1 and October 1 of each year commencing on the later of April 1, 2001 and the first such date to occur after the initial issuance thereof. All such interest payments will be passed through to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, in each case, subject, in the case of payments on the Equipment Notes, to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Interest will accrue on the Deposits relating to each Trust at a rate equal to the Stated Interest Rate for the Certificates issued by such Trust. The Deposits relating to a Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. Payments of interest on the Certificates to be issued by each Trust will be supported by a separate Liquidity Provider for the benefit of the holders of such Certificates in an amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on three successive Regular Distribution Dates except that the Liquidity Facilities with respect to such Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust. Notwithstanding the subordination provisions of the Intercreditor Agreement, the Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay principal of or interest or Make-Whole Premium on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities."

     Payments of principal on the Equipment Notes held in each Trust are scheduled to be received by the Trustee on April 1 or October 1, or both, in certain years depending upon the terms of the Equipment Notes held in such Trust, subject to the Intercreditor Agreement. Scheduled payments of interest on the Deposits and interest and principal on the Equipment Notes are herein referred to as "Scheduled Payments," and April 1 and October 1 of each year are herein referred to as "Regular Distribution Dates." See "Description of the Equipment Notes -- Principal and Interest Payments." The "Final Expected Distribution Date" for each Class of Certificates is set forth on the cover page of this offering memorandum. The "Final Legal Distribution Date" for each of the Class A, B and C Certificates is October 1, 2020, October 1, 2015 and October 1, 2007 respectively.

     The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal and interest made on the Equipment Notes held in such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee of each Trust to the Certificateholders of record of such Trust on the Record Date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03). If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed to such holders of record on the date received. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under (and as defined in) each Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of the Equipment Notes relating to any Aircraft, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment (each, a "Special Distribution Date") pursuant to a notice delivered by the Trustee as soon as practicable after the Trustee has received funds for such Special Payment, in each case subject to the Intercreditor Agreement.

     Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon and any premium payable by Midway (each also a "Special Payment"), will be distributed on a date 15 days after the Paying Agent has received notice of the event requiring such distribution (also a "Special Distribution Date"). However, if such date is within 10 days before or after a Regular Distribution Date, in which case such Special Payment shall be made on such Regular Distribution Date.

     Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property or any premium payable by Midway in connection with certain distributions of unused Deposits, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Escrow Agreement, Sections 1.03 and 2.06). Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or Trustee, as applicable, to the Certificateholders of record of such Trust on the Record Date applicable to such Special Payment. See "Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption."

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Equipment Notes received by the Trustee. Each Pass Through Trust Agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments, which account shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. (Sections 4.01 and 4.04) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date (each, a "Distribution Date"), as appropriate. (Section 4.02).

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     Distributions by the Trustee from the Certificate Account or the Special Payments Account of each Trust on a Regular Distribution Date or a Special Distribution Date in respect of Certificates issued by such Trust in definitive form will be made to each Certificateholder of record of such Certificates on the applicable Record Date. (Section 4.02) The final distribution for each Trust, however, will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee for such Trust specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "Termination of the Trusts." Distributions in respect of Certificates issued in global form will be made as described in "Book-Entry; Delivery and Form" below.

     If any Regular Distribution Date or Special Distribution Date is not a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Baltimore, Maryland or Charlotte, North Carolina (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

Pool Factors

     The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or Make-Whole Premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

     The "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the Pool Balance by (2) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor of such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

     The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "Assumed Amortization Schedule") and resulting Pool Factors with respect to such Trust. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below, since the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. In addition, the table set forth below assumes that each Aircraft is delivered in the month scheduled for its delivery (see "Description of the Aircraft and the Appraisals -- The Appraisals" for the delivery schedule), that Equipment Notes in the maximum principal amount in respect of all of the Aircraft are purchased by the Trusts and that no early redemption or purchase, or default in the payment of principal, in respect of any Equipment Notes occurs. Actual circumstances may vary from these assumptions, which would result in differences in the aggregate principal amortization schedule applicable to a Trust and in the resulting Pool Factors.

                            Class A Trust                    Class B Trust                       Class C Trust
                           Equipment Notes                  Equipment Notes                     Equipment Notes
                              Scheduled     Class A Trust       Scheduled      Class B Trust       Scheduled      Class C Trust
                             Payments of    Expected Pool      Payments of     Expected Pool      Payments of     Expected Pool
               Date           Principal         Factor          Principal          Factor          Principal          Factor
        ---------------   ---------------   -------------   ---------------   ---------------   ---------------   -------------
          April 1, 2001   $  1,584,073.74     0.9877961        $470,105.69       0.9908021       $ 3,534,751.71     0.7878428
        October 1, 2001      1,091,520.88     0.9793869               0.00       0.9908021         1,689,913.72     0.6864135
          April 1, 2002      4,850,343.82     0.9420194         460,408.69       0.9817939         1,217,865.45     0.6133167
        October 1, 2002        350,636.66     0.9393181               0.00       0.9817939                 0.00     0.6133167
          April 1, 2003      4,114,638.24     0.9076185         811,212.55       0.9659220         1,949,002.41     0.4963368
          April 1, 2004      4,340,691.35     0.8741774       1,855,848.24       0.9296111         1,877,363.84     0.3836566
          April 1, 2005      4,126,216.05     0.8423886       2,472,794.49       0.8812293         2,929,323.07     0.2078375
        October 1, 2005         36,196.50     0.8421097               0.00       0.8812293                 0.00     0.2078375
          April 1, 2006      3,774,103.74     0.8130336       2,495,762.39       0.8323981         3,462,779.80     0.0000000
          April 1, 2007      3,298,724.24     0.7876199       7,643,590.59       0.6828464                 0.00     0.0000000
        October 1, 2007        475,379.52     0.7839576               0.00       0.6828464                 0.00     0.0000000
          April 1, 2008      3,774,103.72     0.7548815       9,037,163.81       0.5060284                 0.00     0.0000000
          April 1, 2009      3,774,103.76     0.7258054       9,674,056.17       0.3167493                 0.00     0.0000000
          April 1, 2010      3,774,103.72     0.6967293       3,573,594.96       0.2468296                 0.00     0.0000000
          April 1, 2011      3,774,103.74     0.6676533       4,738,905.53       0.1541099                 0.00     0.0000000
          April 1, 2012      3,495,950.71     0.6407201       3,265,146.53       0.0902252                 0.00     0.0000000
        October 1, 2012        433,097.86     0.6373835               0.00       0.0902252                 0.00     0.0000000
          April 1, 2013      5,898,393.86     0.5919416         847,419.09       0.0736449                 0.00     0.0000000
          April 1, 2014      7,668,171.55     0.5328653       3,763,991.27       0.0000000                 0.00     0.0000000
          April 1, 2015     14,666,259.89     0.4198749               0.00       0.0000000                 0.00     0.0000000
          April 1, 2016     15,988,990.20     0.2966941               0.00       0.0000000                 0.00     0.0000000
          April 1, 2017     17,431,015.81     0.1624038               0.00       0.0000000                 0.00     0.0000000
          April 1, 2018     16,219,783.55     0.0374450               0.00       0.0000000                 0.00     0.0000000
        October 1, 2018      1,515,521.57     0.0257693               0.00       0.0000000                 0.00     0.0000000
          April 1, 2019      3,344,875.32     0.0000000               0.00       0.0000000                 0.00     0.0000000

     The actual schedule of principal payments and the resulting schedule of Pool Balances and Pool Factors may change from that set forth above. In addition, the Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in "Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption", or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in "Description of the Deposit Agreements." In the event of (1) any such redemption, purchase or default or (2) any other change in the schedule of principal payments from the Assumed Amortization Schedule, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause (2) and promptly after the occurrence of any event described in clause
(1).

Obligation to Purchase Equipment Notes

     Each Trustee will be obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the "Note Purchase Agreement") and the applicable Participation Agreement. Under the Note Purchase Agreement, Midway agrees to finance each Aircraft in the manner provided therein. Midway will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft.

 .    If Midway chooses to enter into a leveraged lease financing with respect to an Aircraft (such Aircraft, a "Leased Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Leased Participation Agreement"), a Lease and an indenture (each, a "Leased Aircraft Indenture") relating to the financing of such Leased Aircraft.

 .    If Midway chooses to enter into a secured debt financing with respect to an
     Aircraft (such Aircraft, an "Owned Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, an "Owned Participation Agreement", and together with the other
     Owned Participation Agreements and the Leased Participation Agreements, the "Participation Agreements") and an indenture (each, an "Owned Aircraft Indenture," and together with the other Owned Aircraft Indentures and the Leased Aircraft Indentures, the "Indentures") relating to the financing of such Owned Aircraft.

     The financing of an Aircraft may not take place on the date such Aircraft is actually delivered from the manufacturer, provided that such financing will occur prior to the Delivery Period Termination Date. The description of the above-mentioned agreements in this offering memorandum is based on the forms of such agreements to be utilized pursuant to the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this offering memorandum. See "Risk Factors -- Risk Factors Relating to the Certificates and the offering -- The terms pursuant to which we lease Aircraft financed hereunder may differ from the terms described herein." However, under the Note Purchase Agreement, the terms of such agreements are required to (1) contain the Mandatory Document Terms and
(2) not vary the Mandatory Economic Terms. In addition, Midway is obligated (1) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders (provided that the Note Purchase Agreement provides that, among other terms, the shortening of certain grace periods for Events of Loss and Events of Default is not materially adverse to the Certificateholders) and (2) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees will have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

     The "Mandatory Economic Terms," defined in the Note Purchase Agreement require, among other things, that:

 .    the maximum principal amount of all the Equipment Notes issued with respect to an Aircraft not exceed the maximum principal amount of Equipment Notes indicated for each such Aircraft as set forth in "Offering Memorandum Summary -- Equipment Notes and the Aircraft" under the column "Maximum Principal Amount of Equipment Notes";

 .    the loan to aircraft value with respect to an Aircraft (with the assumed value of any Aircraft for these purposes to equal the value for such Aircraft set forth in "Offering Memorandum Summary -- Equipment Notes and the Aircraft" under the column "Appraised Value") at the time of issuance of the related Equipment Notes and on any Regular Distribution Date thereafter not exceed 42% in the case of Series A Equipment Notes, 56% in the case of Series B Equipment Notes and 63% in the case of Series C Equipment Notes;

 .    the initial average life of the Series A Equipment Notes not extend beyond
     12.5 years, of the Series B Equipment Notes not extend beyond 9.2 years and of the Series C Equipment Notes not extend beyond 3.5 years in each case from the Issuance Date;

 .    as of the first Regular Distribution Date immediately following the
     Delivery Period Termination Date (or if earlier, the date of the occurrence of a Triggering Event), and after giving effect to any Expected Distributions required to be made on such date, the average life of the Class A Certificates, the Class B Certificates and the Class C Certificates shall not extend beyond, respectively, 12.4 years, 8.3 years and 3.0 years from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits);

 .    the final maturity date of each Series of Equipment Notes shall not be later than the Final Expected Distribution Date of the related Class of Certificates;

 .    the original aggregate principal amount of all of the Equipment Notes of each Series shall not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust;

 .    the interest rate and the April 1 and October 1 payment dates with respect to the Equipment Notes may not be changed;

 .    basic rent and termination values under the related Lease must be sufficient to pay amounts due in respect of principal and interest with respect to the related Equipment Notes;

 .    the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable termination value, subject to certain rights of self-insurance; and

     (a) the past due rate in the related Indenture and the related Lease;

     (b) the Make-Whole Premium payable under the related Indenture;

     (c) the provisions relating to the prepayment and purchase of Equipment Notes in the related Indentures;

     (d) the minimum liability insurance amount on such Leased Aircraft in the related Lease; and

     (e) the indemnification of the Loan Trustees, Subordination Agent, Paying Agents, Liquidity Providers, Trustees, Escrow Agents and registered holders of the Equipment Notes with respect to certain taxes and expenses, in each case, must be provided as set forth in the form of Participation Agreement, Lease and Indenture (collectively, the "Aircraft Operative Agreements"), as the case may be (or in the case of clause (d), may be in a greater amount, or in the case of this clause
         (e), may provide for modifications to such indemnification provisions so long as such modifications are not materially adverse to the Loan Trustees, Subordination Agent, Paying Agents, Liquidity Providers or the Trustees.

     The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements.

 .    In the case of the Indentures, such provisions include:

     (a) the granting clause of the Indentures so as to deprive the holders of a first priority security interest in the Aircraft, the Lease and certain of Midway's rights under its purchase agreement with the Aircraft manufacturer or to eliminate the obligations intended to be secured thereby;

     (b) certain provisions relating to the issuance, prepayment, purchase, payments and ranking of the Equipment Notes (including the obligations to pay the Make-Whole Premium in certain circumstances);

     (c) certain provisions regarding Indenture Events of Default, remedies relating thereto and rights of the related Owner Trustee and related Owner Participant in such circumstances;

     (d) certain provisions relating to any replaced airframe or engines with respect to an Aircraft; and

     (e) the provision that New York law will govern the Indentures.

 .    In the case of the Lease, such provisions include the obligations of Midway to:

     (a) pay basic rent and termination value to the Loan Trustee;

     (b) furnish certain opinions with respect to a replacement airframe; and

     (c) consent to the assignment of the related Lease by the Owner Trustee as collateral under the Indenture, as well as modifications which will either alter the provision that New York law will govern the Lease or will deprive the Loan Trustee of rights expressly granted to it under the Leases.

 .    In the case of the Participation Agreement, such provisions include:

     (a) certain conditions to the obligations of the Loan Trustee to participate in the purchase price of these Aircraft by releasing the debt portion thereof from the Deposit Account, involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to such Aircraft and filings of certain documents with the Federal Aviation Administration;

     (b) certain provisions regarding the obligation of Midway to record the Indenture with the Federal Aviation Administration and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft;

     (c) certain provisions requiring the delivery of legal opinions; and

     (d) the provision that New York law will govern the Participation
         Agreement.

     Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, unless such action will materially adversely affect the interests of the Subordination Agent, the Trustees, the Paying Agents, the Liquidity Providers, the Loan Trustees or the Certificateholders.

Reports to Certificateholders

     On each Regular Distribution Date and Special Distribution Date, the applicable Paying Agent and Trustee will include with each distribution of a Scheduled Payment or Special Payment, respectively, to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (1), (2), (3), (4) and (5) below

     (1) the aggregate amount of such funds distributed on such Distribution Date under the Pass Through Trust Agreement and the Escrow Agreement, indicating the amount allocable to each source including any portion thereof paid by the Liquidity Provider;

     (2) the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Premium (including any premium paid by Midway with respect to unused Deposits) (if any);

     (3) the amount of such distribution under the Pass Through Trust Agreement allocable to interest;

     (4) the amount of such distribution under the Escrow Agreement allocable to interest;

     (5) the amount of such distribution under the Escrow Agreement allocable to unused Deposits (if any); and

     (6)     the Pool Balance and the Pool Factor for such Trust. (Section
         4.03).

     With respect to the Certificates registered in the name of Cede & Co. ("Cede"), as nominee for The Depository Trust Company ("DTC"), on the Record Date prior to each Distribution Date, the applicable Trustee will request from DTC a Securities Position Listing setting forth the names of all participants in DTC who are credited with ownership of such Certificates ("DTC Participants") reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Certificates.

     In addition, after the end of each calendar year, the applicable Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (1), (2), (3), (4) and (5) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Section 4.03) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificateholders in the manner described above. See " -- Book-Entry; Delivery and Form."

     With respect to the Certificates issued in definitive form, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name of such Certificateholder appears on the records of the registrar of the Certificates.

Indenture Defaults and Certain Rights Upon an Indenture Default

     An event of default under an Indenture (an "Indenture Default") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "Lease Event of Default").

     Since the Equipment Notes issued under each Indenture will be held in more than one Trust, a continuing event of default under any such Indenture would affect the Equipment Notes held by each Trust. There are no cross-default provisions in the Indentures or Leases in effect at any time when the related Equipment Notes are outstanding. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture. If an Indenture Default occurs under less than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to the remaining Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement -- Priority of Distributions."

     With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Allfirst Bank will be the initial Trustee under each Trust.

     Upon the occurrence and continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds received by the applicable Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02). The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If such Trustee sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Midway, any Owner Trustee, any Owner Participant, any Trustee, any Loan Trustee, any Paying Agent or the Liquidity Provider.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Default under any Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02). In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Trustee for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02).

     Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by such Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by such Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) "Permitted Investments" are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date or any mutual fund the portfolio of which is limited to such obligations. (Section 1.01).

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust shall, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes or other Trust Property held in such Trust, the applicable Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02).

     Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e)).

     In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past default under the related Pass Through Trust Agreement or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default with respect to such Trust and thereby annul any direction given by all such holders to such Loan Trustee with respect thereto, except (1) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (2) a default in payment of the principal, Make-Whole Premium, if any, or interest with respect to any of the Equipment Notes held in such Trust and (3) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05). Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement, only the Controlling Party will be entitled to waive any such past default or Indenture Default.

Purchase Rights of Certificateholders

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each other Certificateholder of the same Class:

 .    the Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, and

 .    the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A and the Class B Certificates;

in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without Make-Whole Premium but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if, prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Section 6.01(b)).

PTC Event of Default

     A "PTC Event of Default" is defined under the Intercreditor Agreement as the failure to pay within 10 Business Days of the due date thereof either:

 .    the outstanding Pool Balance of the applicable Class of Certificates on the
     Final Legal Distribution Date for such Class; or

 .    interest due on the applicable Class of Certificates on any Distribution
     Date (unless the Subordination Agent shall have made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

     Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior Class of Certificates resulting from an Indenture Default under all Indentures, the acceleration of, or failure to pay at final maturity, all of the outstanding Equipment Notes or certain bankruptcy or insolvency events involving Midway will each constitute a "Triggering Event". For a discussion of the consequences of a Triggering Event, see "Description of the Intercreditor Agreement--Priority of Distributions.".

Merger, Consolidation and Transfer of Assets

     Midway will be prohibited from consolidating with or merging with or into any other corporation or transferring or leasing all or substantially all of its assets as an entirety to any other corporation unless, among other things,

 .    the surviving successor or transferee corporation shall (a) be a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation (the "Transportation Code") and (b) be a United States certificated air carrier so long as such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code and (c) expressly assume all of the obligations of Midway contained in the Pass Through Trust Agreements, the Indentures, the Participation Agreements and the Leases, and any other operative documents; and

 .    Midway shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02).

     The Pass Through Trust Agreements and the Indentures will not contain any covenants or provisions which assure the applicable Trustee or Certificateholders of protection in the event of a highly leveraged transaction, including transactions effected by our management or affiliates, which may or may not result in a change in control of Midway.

Modifications of the Pass Through Trust Agreements and Certain other Agreements

     Each Pass Through Trust Agreement contains provisions permitting the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust:

 .    to evidence the succession of another corporation to Midway and the assumption by such corporation of Midway's obligations under such Pass Through Trust Agreement or the Note Purchase Agreement,

 .    to add to the covenants of Midway for the benefit of holders of such
     Certificates or to surrender any right or power conferred upon Midway in such Pass Through Trust Agreement, the Intercreditor Agreement or the Note Purchase Agreement,

 .    to correct or supplement any provision of such Pass Through Trust
     Agreement, the Deposit Agreements, the Escrow Agreements, the Note Purchase Agreement, the Intercreditor Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Note Purchase Agreement, the Intercreditor Agreement or any Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provisions with respect to matters or questions arising thereunder, provided such action shall not materially adversely affect the interests of the holders of such Certificates,

 .    as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Liquidity Facility,

 .    to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body,

 .    to modify, eliminate or add to the provisions of such Pass Through Trust
     Agreements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to such extent as shall be necessary to qualify or continue the qualification of such Pass Through Trust Agreement under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility such provisions as may be expressly permitted by the Trust Indenture Act, and

 .    to evidence and provide for the acceptance of appointment under such Pass
     Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility of a successor Trustee and to add or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trusts under the Pass Through Trust Agreements by more than one Trustee.

     In each case, such modification or supplement does not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.01).

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

 .    reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Deposits, the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

 .    permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes;

 .    alter the priority of distributions specified in the Intercreditor
     Agreement in a manner materially adverse to such Certificateholders;

 .    reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement; or

 .    modify any of the provisions relating to the rights of the
     Certificateholders in respect of the waiver of Events of Default or receipt of payment.

     In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to:

 .    whether or not to take or refrain from taking (or direct the Subordination
     Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct,

 .    whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party and

 .    how to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

     Provided such a request for Certificateholder direction shall have been made (in the case where the Certificateholders are entitled to direct the Trustee), in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

 .    other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding certificates of the relevant Trust and

 .    as the Controlling Party, the Trustee shall vote as directed in such
     Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

     For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01).

Termination of The Trusts

     The obligations of Midway, if any, and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01).

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

The Trustee

     The Trustee for each Trust will be Allfirst Bank. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Pass Through Trust Agreements, the Certificates, the Indentures or other related documents. (Sections 7.04 and 7.15) The Trustee makes no representations as to the validity or sufficiency of the Equipment Notes or the Leases. The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustee reasonable indemnity or security. (Section 7.03(e)) Each Pass Through Trust Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Midway and any Owner Trustee with the same rights it would have if it were not the Trustee. (Section 7.05). The Trustee will not be personally liable to any holder of a Certificate for any amounts payable thereunder.

Book-Entry; Delivery and Form

     General

     The Certificates of each Trust sold in offshore transactions in reliance on Regulation S will be represented initially by a single, temporary global Certificate of such class, in definitive, fully registered form without interest coupons (the "Temporary Regulation S Global Certificate") and will be deposited with the Trustee of such Trust as custodian for DTC and registered in the name of a nominee of DTC for the accounts of Morgan Guaranty Trust Company of New York, Brussels office, in its capacity as operator of the Euroclear System, and any successor thereto ("Euroclear") and Clearstream Banking, societe anonyme, and any successor thereto ("Clearstream"). Each Temporary Regulation S Global Certificate will be exchangeable for a single, permanent global Certificate of the same Class (the "Permanent Regulation S Global Certificate," and together with the Temporary Regulation S Global Certificate, the "Regulation S Global Certificate") on or after November 6, 2000 upon certification that the beneficial interests in such global Certificate are owned by persons outside the United States to whom the Certificates could be transferred in accordance with Rule 904 of Regulation S. On or prior to the 40th day after the later of the commencement of this offering and the Closing Date, beneficial interests in the Temporary Regulation S Global Certificate may be held only through Euroclear or Clearstream, and any resale or other transfer of such interests to U.S. persons shall not be permitted during such period unless such resale or transfer is made pursuant to Rule 144A or Regulation S and in accordance with the certification requirements described below.

     The Certificates of each Trust sold in reliance on Rule 144A will be represented by a single, permanent global Certificate, in definitive, fully registered form without interest coupons (the "Restricted Global Certificate") and will be deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC. The Global Certificates (as defined below) (and any Certificates issued in exchange therefor) will be subject to certain restrictions on transfer set forth therein and will bear the legend regarding such restrictions set forth under "Transfer Restrictions." On or prior to the 40th day after the later of the commencement of this offering and the Closing Date, a beneficial interest in the Temporary Regulation S Global Certificate may be transferred to a person who takes delivery in the form of an interest in the Restricted Global Certificate only upon receipt by the Trustee of a written certification from the transferor (in the form provided in the applicable Pass Through Trust Agreement) to the effect that such transfer is being made to a person who the transferor reasonably believes is a "Qualified Institutional Buyer" within the meaning of Rule 144A ("QIB") in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. Beneficial interests in the Restricted Global Certificate may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Certificate whether before, on or after such 40th day, only upon receipt by the Trustee of a written certification (in the form provided in the applicable Pass Through Trust Agreement) to the effect that such transfer is being made in accordance with Regulation S under the Securities Act and, if such transfer occurs on or prior to such 40th day, the interest will be held immediately thereafter only through Euroclear or Clearstream. Any beneficial interest in one of the Global Certificates that is transferred to a person who takes delivery in the form of an interest in the other Global Certificate will, upon transfer, cease to be an interest in such Global Certificate and become an interest in the other Global Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Certificate for so long as it remains such an interest. Except in the limited circumstances described below, owners of beneficial interests in Global Certificates will not be entitled to receive physical delivery of Definitive Certificates (as defined below). The Certificates will not be issuable in bearer form.

     Certificates purchased by or transferred to Institutional Accredited Investors which are not QIB ("Non-Global Purchasers") will be issued in definitive, fully registered form without interest coupons ("Definitive Certificates"). Upon the transfer of Definitive Certificates initially issued to a Non-Global Purchaser to a QIB or in accordance with Regulation S, such Definitive Certificates will be exchanged for an interest in a Global Certificate. See "Transfer Restrictions."

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("Indirect Participants").

     Upon the issuance of the Regulation S Global Certificates and the Restricted Global Certificates (each, a "Global Certificate" and collectively, the "Global Certificates"), DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificates to the accounts of persons who have accounts with DTC. Such accounts initially will be designated by or on behalf of the Placement Agents. Ownership of beneficial interests in the Global Certificates will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants. Ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of participants (with respect to interests of persons other than Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificates. QIB's may hold their interests in the Global Certificates directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC or its nominee is the registered owner or holder of the Global Certificates, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificates for all purposes under the related Pass Through Trust Agreements. No beneficial owners of an interest in the Global Certificates will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Pass Through Trust Agreements and, if applicable, Euroclear or Clearstream.

     Payments of the principal of, premium, if any, and interest on the Global Certificates will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Midway, the Trustee, the Loan Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Certificates will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Certificates, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Certificates held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Neither Midway, the Trustee, the Loan Trustee nor any Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     The information contained herein concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

     Definitive Certificates

     Definitive Certificates will be issued in certificated form to the Certificateholders or their nominees, rather than to DTC or its nominee, only if
(1) we advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and we are unable to locate a qualified successor within 90 days of receipt of such notice or, (2) after the occurrence of certain events of default or other events specified in the Pass Through Trust Agreements, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the

Trustee, Midway and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificateholders' best interests.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificateholders through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificateholders.

     Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Pass Through Trust Agreements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

     Definitive Certificates issued in exchange for the Restricted Global Certificates will bear the legend referred to under the heading "Transfer Restrictions" and will be transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Pass Through Trust Agreements. No service charge will be imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge shall be required.

                     Description of the Deposit Agreements

     The following summary describes all material terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated. Upon request, copies of such documents will be furnished to any prospective investor in the Certificates. Requests for such documents should be addressed to the Trustee.

General

     Under the Escrow Agreements, the Escrow Agent with respect to each Trust will enter into a separate Deposit Agreement (each, a "Deposit Agreement") with Allfirst Bank (the "Depositary") pursuant to which the Depositary will establish a separate account in the name of the Escrow Agent (each such account, a "Deposit Account") into which the proceeds of the offering attributable to Certificates of such Trust will be deposited (each, a "Deposit") on behalf of such Escrow Agent, from which the Escrow Agent, upon request from the Trustee of such Trust, will make withdrawals and into which such Trustee will make re-deposits during the Delivery Period.

     Pursuant to the Deposit Agreement with respect to each Trust, on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust.

     Upon each delivery of an Aircraft during the Delivery Period, the Trustee for each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust.

     The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Unused Deposits

     The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement. See "Description of the Certificates -- Obligation to Purchase Equipment Notes." Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under its agreement with Midway. See "Description of the Aircraft and

Appraisals - Deliveries of Aircraft." Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued.

     If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date (or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft, scheduled (or rescheduled) for delivery prior to the Delivery Period Termination Date) such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon, to the Certificateholders of such Trust after at least 15 days' prior written notice. If unused Deposits distributed with respect to all of the Trusts exceed the Par Redemption Amount, such distribution will include a premium on any excess unused Deposits above the Par Redemption Amount payable by Midway equal to the Deposit Make-Whole Premium, provided that no premium shall be paid with respect to the Non-Delivery Redemption Amount.

     "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (1) the scheduled payment of principal and interest to maturity of the related series of Equipment Notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus the sum of (x) such Class of Certificates' proportionate share (in the same proportion that the amount of unused Deposits with respect to such Class of Certificates bears to the unused Deposits with respect to all Classes of Certificates) of the Par Redemption Amount (after deducting any Non-Delivery Redemption Amount) and (y) the portion of the Non-Delivery Redemption Amount attributable to such Class were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (2) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 300 basis points in the case of the Class A Certificates, 425 basis points in the case of the Class B Certificates and 515 basis points in the case of the Class C Certificates, over (b) the amount of such unused Deposits to be distributed to the holders of such Certificates, minus the sum of (x) such Class of Certificates' proportionate share of the Par Redemption Amount and (y) the portion of the Non-Delivery Redemption Amount attributable to such Class, plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or, if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Certificates).

Distribution Upon Occurrence of Triggering Event

     If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least fifteen (15) days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

Depositary

     Allfirst Bank will act as the Depositary. The Depositary's address is 25 South Charles Street, Mail Code 101-591, Baltimore, Maryland 21201 Attention:
Corporate Trust Department, telephone (410) 244-4626 facsimile (410) 244-4236.

     Allfirst Bank (formerly The First National Bank of Maryland) is a Maryland state-chartered commercial bank with trust powers. Allfirst Bank commenced operations in Baltimore, Maryland on July 10, 1865 and is a successor to a Maryland banking institution founded in 1806.

     At June 30, 2000, Allfirst Bank had assets of $16.9 billion, net loans of $10.8 billion, and deposits of $12.2 billion, and was the largest bank headquartered in Maryland. Allfirst Bank operates over 255 full-service branch offices and over 575 ATMs in Maryland, Pennsylvania, Washington, D.C., Delaware and Northern Virginia.

     Allfirst Financial Inc. (formerly First Maryland Bancorp), the parent company, is incorporated under the laws of Delaware and is registered as a bank holding company under the Bank Holding Company Act of 1956. Its principal subsidiary is Allfirst Bank, the assets of which accounted for approximately 94% of Allfirst Financial Inc.'s consolidated total assets at June 30, 2000. Allfirst Financial Inc. is a subsidiary of Allied Irish Banks, p.l.c., whose securities are traded on the London, Dublin and New York stock exchanges. Allied Irish Banks, p.l.c. is the largest banking corporation organized under the laws of Ireland based upon total assets. Under United States generally accepted accounting principles, Allied Irish Banks, p.l.c. and its subsidiaries had total assets of approximately $67.0 billion at December 31, 1999.

     The current ratings of Allfirst Bank are as follows:

                                                     Moody's   Standard & Poor's
                                                     -------   ----------------

         Short Term Deposits and Letters of Credit:    P-1          A-1
         Long Term Deposits and Letters of Credit:     A-1          A


     Allfirst Bank files quarterly reports called "Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign Offices" ("Call Reports") with the Federal Deposit Insurance Corporation. The Call Reports are publicly available at the Federal Deposit Insurance Corporation, 550 17/th/ Street, N.W., Washington, D.C. 20429. Each Call Report consists of a balance sheet, income statement, changes in equity capital and other supporting schedules as of the end of the period to which the report relates. The Call Reports are prepared substantially in accordance with generally accepted accounting principles. While the Call Reports are supervisory and regulatory documents, not primarily accounting documents, and do not provide a complete range of financial disclosures about Allfirst Bank, they nevertheless provide important information concerning the financial condition of Allfirst Bank.

     In addition, financial information regarding Allfirst Financial Inc. is contained in its Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q as filed by Allfirst Financial Inc. with the SEC pursuant to the Exchange Act. Copies of these reports are available from the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or over the Internet on the SEC's website at http://www.sec.gov.

     Any of the above reports are available upon request, without charge, by writing to Richard C. Cumbers, Vice President, Allfirst Financial Inc., 25 South Charles Street, MS109-600, Baltimore, Maryland 21201 (telephone number: (410) 244-4000).

     The descriptions of Allfirst Bank, Allfirst Financial Inc. and Allied Irish Banks, p.l.c. above have been provided by the respective parties. None of Allfirst Bank, Allfirst Financial Inc. or Allied Irish Banks, p.l.c., however, has been involved in the preparation of or accepts responsibility for this offering memorandum.


                     DESCRIPTION OF THE ESCROW AGREEMENTS

     The following summary describes all material terms of the Escrow Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated. Upon request, copies of such documents will be furnished to any prospective investor in the Certificates. Requests for such documents should be addressed to the Trustee.

     First Union Trust Company, National Association, as escrow agent for each Trust (each the "Escrow Agent"), each Paying Agent, each Trustee and the Placement Agents will enter into a separate Escrow and Paying Agent Agreement (each, an "Escrow Agreement") for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "Receiptholder"). The cash proceeds of the offering of Certificates of each Trust will be deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust.

     The Escrow Agent of each Trust will be given irrevocable instructions (1) to permit the Trustee of such Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date for the purpose of enabling such Trustee to purchase Equipment Notes on and subject to the terms and conditions of the Note Purchase Agreement and (2) to direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to each Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     Upon receipt by the Depositary on behalf of the Escrow Agent of the cash proceeds from the offering of the Certificates as described above, the Escrow Agent will issue one or more escrow receipts ("Escrow Receipts") which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such Account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Liquidity Facilities and such provisions of the Intercreditor Agreement. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated. Upon request, copies of such documents will be furnished to any prospective investor in the Certificates. Requests for such documents should be addressed to the Trustee.

General

     The Liquidity Provider will enter into a separate revolving credit agreement with the Subordination Agent (each, a "Liquidity Facility") with respect to the Certificates of each Trust pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent that will be used solely to pay interest on such Certificates when due, subject to certain limitations. The Liquidity Facility for each Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of the interest payable on the Certificates of that Trust at their Stated Interest Rate on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for a Trust, the Certificateholders of that Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although MSCS is the initial Liquidity Provider for each Trust, MSCS may be replaced by one or more other entities with respect to the Trusts under certain circumstances. Therefore, the liquidity providers may differ. The obligations of MSCS to make advances under the Liquidity Facilities will be fully and unconditionally guaranteed by MSDW.

Drawings

     The aggregate amount available under the Liquidity Facilities for each Trust at October 1, 2001 the first Regular Distribution Date that occurs after all the Aircraft are scheduled to have been delivered, assuming that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trusts, that all interest and principal due on or prior to October 1, 2001, is paid, and that the Exchange Offer is consummated before October 1, 2001 will be $16,818,691, $7,649,156, and $1,919,589, respectively.

     Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make interest drawings ("Interest Drawings") thereunder on any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility.

     "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero.

     "Required Amount" means, for any day and with respect to any Trust, the sum of the aggregate amount of interest, calculated at the Stated Interest Rate applicable to the Certificates issued by such Trust, that would be payable on such Certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated based on the Pool Balance for such Class on such day and without regard to expected future payments of principal on such Certificates.

     The Liquidity Facility for any Class of Certificates will not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.2; Intercreditor Agreement,
Section 3.6) In addition, the Liquidity Facility with respect to each Trust will not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

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

     Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under a Liquidity Facility, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility shall be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility shall not be so reinstated at any time after (1) a Liquidity Event of Default has occurred and is continuing and (2) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes (Liquidity Facilities, Section 2.02(a)). With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. Following the reduction of the Pool Balance for the applicable Trust, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced from time to time to an amount equal to the Required Amount for such Trust. (Liquidity Facilities, Section 2.04(a)).

     "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that if a bankruptcy proceeding is commenced involving Midway under the U.S. Bankruptcy Code, any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section 1110 Period") will not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or Midway (a) fails to agree pursuant to Section 1110 of the U.S. Bankruptcy Code to perform its obligations under the Lease related to such Equipment Note (in the case of a Leased Aircraft) or under the Owned Aircraft Indenture related to such Equipment Note (in the case of an Owned Aircraft) or (b) does not cure any such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code before the expiration of the period applicable thereto as specified in such Section 1110(a)(2)(B). (Intercreditor Agreement, Section 1.1).

Replacement of Liquidity Facilities

     If at any time (1) the short-term unsecured debt rating of the Liquidity Provider for any Trust or, if applicable, of any guarantor of the obligations of a Liquidity Provider then issued by either Rating Agency is lower than the Threshold Rating applicable to such Trust, or (2) any guarantee of a Liquidity Provider's obligations under the relevant Liquidity Facilities becomes invalid or unenforceable, then the Liquidity Facility provided by such Liquidity Provider may be replaced by a Replacement Facility. If such Liquidity Facility is not replaced with a Replacement Facility within 10 days after notice of the downgrading or such guarantee becoming invalid or unenforceable and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade Drawing"). The Subordination Agent will deposit the proceeds of any Downgrade Drawing in a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c)).

     A "Replacement Liquidity Facility" for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.1). The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the replaced initial Liquidity Provider.

     "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's, in the case of the Liquidity Provider for each Trust.

     The Liquidity Facility for each Trust will provide that the relevant Liquidity Provider's obligations thereunder will expire on the earliest of:

 .    364 days after the initial issuance date of the Certificates ("Issuance
     Date").

 .    The date on which the Subordination Agent delivers to such Liquidity
     Provider a certification that all of the Certificates of such Trust have been paid in full.

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

 .    The date on which the Subordination Agent delivers to such Liquidity
     Provider a certification that a Replacement Liquidity Facility has been substituted for such Liquidity Facility.

 .    The fifth Business Day following receipt by the Subordination Agent of a
     Termination Notice from such Liquidity Provider (see "--Liquidity Events of Default").

 .    The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

 .    The date on which the Liquidity Provider honors a Downgrade Drawing, a
     Non-Extension Drawing or a Final Drawing. (Liquidity Facilities, Sections
     1.01 and 2.04(b)).

     Each Liquidity Facility provides that the scheduled expiration date thereof may be extended for additional 364-day periods by mutual agreement.

     The Intercreditor Agreement will provide for the replacement of any Liquidity Facility for any Trust if it is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Certificates of such Trust if such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent will draw its then Maximum Available Commitment (the "Non-Extension Drawing"). The Subordination Agent will deposit the proceeds of the Non-Extension Drawing in the Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d)).

     Subject to certain limitations, Midway may, at its option, arrange for a Replacement Liquidity Facility at any time to replace any Liquidity Facility for any Trust (including without limitation any Replacement Liquidity Facility described in the following sentence). In addition, any Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility to replace a non-extended Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility. (Intercreditor Agreement, Section 3.6(c) and (e)) If any Replacement Liquidity Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(f)).

     Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the applicable Liquidity Provider, the Subordination Agent will request a final drawing ("Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of such Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i)).

Reimbursement of Drawings

     The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of Intercreditor Agreement -- Priority of Distributions".

     Interest Drawings and Final Drawings

     Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of each such drawing to (but excluding) the third Business Day thereafter, interest will accrue at the Base Rate plus 2.25% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 2.25% per annum. In the case of the Final Drawing, however, the Subordination Agent may (x) convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2.25% per annum on the last day of an Interest Period for such Drawing or (y) elect to maintain the Final Drawing as a drawing bearing interest at Base Rate plus 2.25% per annum from the date of the Final Drawing.

     "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (1/4 of 1%) per annum.

     "LIBOR" means, with respect to any interest period, (1) the rate per annum appearing on display page 3750 (British Bankers Association - LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (2) if the rate calculated pursuant to clause (1) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period in an amount approximately equal to the principal amount of the advance to which such interest period is to apply and for a period comparable to such interest period.

     Downgrade Drawings and Non-extension Drawings

     The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

 .    Such amount will be released on any Distribution Date to the applicable
     Liquidity Provider to the extent that such amount exceeds the Required Amount.

 .    Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

 .    The balance of such amount will be invested in Eligible Investments (as defined in the Intercreditor Agreement).

     A Downgrade Drawing or Non-Extension Drawing under each Liquidity Facility, other than any portion thereof applied to the payment of interest on the Certificates of the applicable Class will bear interest at (x) the greater of
(A) an amount equal to the earnings, if any, plus 0.50% per annum on funds on deposit in the Cash Collateral Account for such Class for the relevant interest period and (B) interest on the outstanding amount from time to time of such Downgrade Drawing or Non-Extension Drawing, (1) at the Base Rate plus 0.50% per annum with respect to the period from the date of such drawing to (but excluding) the third Business Day following the applicable Liquidity Provider's receipt of the notice of such drawing, (2) thereafter subject to clause (y) below, at a rate equal to LIBOR for the applicable interest period plus 0.50% per annum, and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "-- Liquidity Events of Default", at a rate equal to LIBOR for the applicable Interest Period (or, as described in the fourth preceding paragraph, the Base Rate) plus 2.25% per annum. (Liquidity Facilities, Sections 2.06 and 3.07)

Liquidity Events of Default

          Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of:

 .    The acceleration of all the Equipment Notes.

 .    Certain bankruptcy or similar events involving Midway. (Liquidity
     Facilities, Section 1.01)

 .    If (1) a Liquidity Event of Default under any Liquidity Facility shall have occurred and be continuing and (2) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing
     Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

 .    The related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

 .    The Subordination Agent will promptly request, and the applicable Liquidity
     Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

 .    Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

 .    All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

     Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement-Priority of Distributions." (Liquidity Facilities, Section 6.01). Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights - Controlling Party," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c)).

Liquidity Provider

     The initial liquidity provider for the Class A Trust, the Class B Trust and the Class C Trust will be MSCS (including any replacement therefor, the "Liquidity Provider"). MSCS, a subsidiary of MSDW, commenced operation in August 1985 and was established to conduct, primarily as principal, an interest rate, currency and equity derivatives products business. MSCS also engages in a variety of other related transactions.

     MSDW, the guarantor of MSCS's obligations under its Liquidity Facilities, is a global financial services firm. MSDW has long-term unsecured debt ratings of Aa3 from Moody's and A+ from S&P and short-term unsecured debt ratings of P-1 from Moody's and A-1 from S&P. MSDW files reports, proxy statements and other information with the SEC pursuant to the information requirements of the Exchange Act. Such information can be inspected and copied at the public reference facilities of the SEC, or electronically accessed through the Internet.

     The descriptions of MSCS and MSDW above have been provided by the respective parties. None of MSCS or MSDW, however, has been involved in the preparation of or accepts responsibility for this offering memorandum. Morgan Stanley & Co. Incorporated, a subsidiary of MSDW and an affiliate of MSCS, will act as a Placement Agent for the Certificates.

                  DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes certain provisions of the Intercreditor Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Intercreditor Agreement. Upon request, copies of the Intercreditor Agreement will be furnished to any prospective investor in the Certificates. Requests for such document should be addressed to the Trustee.

Intercreditor Rights

     Controlling Party

     With respect to any Indenture at any given time, the Trustee and the Liquidity Provider will agree that the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) has occurred and is continuing under such Indenture. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

     At any time an Indenture Default has occurred and is continuing under an Indenture (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.6(a)). Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of each Liquidity Provider, reduce the amount of rent, supplemental rent or termination values payable by Midway under any Lease or reduce the amount of principal or interest payable by Midway under any Equipment
Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement,
Section 9.1(b)) See "Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

     The Controlling Party will be:

 .    The Class A Trustee until payment of Final Distributions to holders of
     Class A Certificates; and thereafter;

 .    The Class B Trustee until payment of Final Distributions to the holders of
     Class B Certificates; and thereafter;

 .    The Class C Trustee; and

 .    Under certain circumstances, and notwithstanding the foregoing, the
     Liquidity Provider with the highest outstanding amount of unreimbursed Liquidity Obligations as discussed in the next paragraph. (Intercreditor Agreement, Section 2.6(c)).

     At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and any amount remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated, the Liquidity Provider with the highest outstanding amount of unreimbursed Liquidity Obligations (so long as such Liquidity Provider has not defaulted in its obligation to make any advance under any Liquidity Facility) will have the right to become the Controlling Party with respect to any Indenture.

     For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6(b)). For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--Remedies.

     "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable, if any, on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.1).

     Sale of Equipment Notes or Aircraft

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party will be entitled to accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Midway, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes. In addition, with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Midway under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Midway under such Lease before giving effect to such adjustment, in each case, discounted using the weighted average interest rate of the Equipment Notes outstanding under such Indenture.

     "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (x) 75% of the Appraised Current Market Value of such Aircraft and (y) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

Priority Of Distributions

     Before A Triggering Event

     So long as no Triggering Event has occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

 .    to the Liquidity Provider to the extent required to pay the Liquidity
     Expenses;

 .    to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

 .    (1) subject to the provisions of clause (2), to the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, (2) if applicable, to replenish each Cash Collateral Account up to the Required Amount;

 .    to the Class A Trustee to the extent required to pay Expected Distributions on the Class A Certificates;

 .    to the Class B Trustee to the extent required to pay Expected Distributions on the Class B Certificates;

 .    to the Class C Trustee to the extent required to pay Expected Distributions on the Class C Certificates; and

 .    to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

     "Liquidity Expenses" means all amounts owing to the Liquidity Providers under the Liquidity Facilities or certain other agreements other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

     "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities or certain other agreements.

     "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the difference between:

     (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

     (B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (1) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (2) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). (Intercreditor Agreement, Section 1.1).

     For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

     After a Triggering Event

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

 .    to the Subordination Agent, any Trustee, any Paying Agent, any
     Certificateholder and the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent, any Trustee or any Paying Agent or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (collectively, the "Administration Expenses");

 .    to the Liquidity Provider to the extent required to pay the Liquidity
     Expenses;

 .    to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

 .    (1) subject to the provisions of clause (2), to the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, (2) if applicable with respect to any particular Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable) unless, in the case of this clause (2), (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Liquidity Facility;

 .    to the Subordination Agent, any Trustee or any Certificateholder to the
     extent required to pay certain fees, taxes, charges and other amounts payable;

 .    to the Class A Trustee to the extent required to pay Adjusted Expected
     Distributions on the Class A Certificates;

 .    to the Class B Trustee to the extent required to pay Adjusted Expected
     Distributions on the Class B Certificates; and

 .    to the Class C Trustee to the extent required to pay Adjusted Expected
     Distributions on the Class C Certificates.

     "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the greater of:

     (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (1) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates,
          (2) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes except to the extent monies are received as a result of such acceleration) and such payments have been distributed to the holders of such Certificates and
          (3) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust), and

     (B) the amount of the excess, if any, of (1) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, over (2) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals for all of the Aircraft, clause (B) will not apply.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means (1) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (2) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

     "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (1) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or relevant Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (2) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV Ratio" means for the Class A Certificates 42%, for the Class B Certificates 56% and for the Class C Certificates 63%.

     "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft.

     After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain LTV Appraisals of the Aircraft securing such Equipment Note as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party has the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

     "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

     "Non-Performing Equipment Note" means an Equipment Note that is not a Performing Equipment Note.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust which are in excess of the Required Amount for such Trust will be paid to the Liquidity Provider.

Voting Of Equipment Notes

     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification or waiver under such Equipment Note or other related document, if no Indenture Default with respect thereto shall have occurred and be continuing, the Subordination Agent shall request instructions for each Series of Equipment Notes from the Trustee of the Trust which holds such Series of Equipment Notes. The Trustee in turn will request directions from Certificateholders of such Trust. Except in any instance where the consent of each Certificateholder is required to be obtained , the Trustee is not required to request directions if such consent will not adversely affect the Certificateholders or if an Event of Default shall have occurred and be continuing under the Pass Through Agreement of such Trust (Section 10.01). If any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 9.1(b)).

The Subordination Agent

     Allfirst Bank will be the Subordination Agent under the Intercreditor Agreement. Midway and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is 25 South Charles Street, Baltimore, Maryland 21201, Attention: Corporate Trust Department.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Either the Controlling Party or the Liquidity Provider may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent.

                DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

     The Aircraft comprise eight 737s. The Aircraft are designed to be in compliance with Stage III noise level standards, which constitute the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement. The table below sets forth certain additional information for the Aircraft.

                                                                                                 Appraised Value
                                                                                                    (Dollars)
                                                                                  -----------------------------------------------
                                           Expected FAA         Scheduled
      Aircraft             Engine          Registration         Delivery
        Type                Type            Number (1)          Month (2)            AISI              AvS              SH&E
-----------------      -------------     --------------    ----------------       ------------    -------------     -------------
   Boeing 737-700        CFM-56-7B20          N361ML        September, 2000       $39,110,000     $39,790,000       $40,600,000
   Boeing 737-700        CFM-56-7B20          N362ML          October, 2000        39,200,000      40,180,000        40,700,000
   Boeing 737-700        CFM-56-7B20          N363ML         November, 2000        39,290,000      40,180,000        40,700,000
   Boeing 737-700        CFM-56-7B20          N364ML          January, 2001        39,480,000      40,520,000        40,900,000
   Boeing 737-700        CFM-56-7B20          N365ML         February, 2001        39,570,000      40,520,000        41,000,000
   Boeing 737-700        CFM-56-7B20          N366ML            April, 2001        39,750,000      41,130,000        41,200,000
   Boeing 737-700        CFM-56-7B20          N367ML             June, 2001        39,930,000      41,130,000        41,300,000
   Boeing 737-700        CFM-56-7B20          N368ML           August, 2001        40,120,000      41,540,000        41,500,000

     (1) The tail number identified with respect to each Aircraft is a projection only, based on the current manufacturing schedule of the manufacturer. A different aircraft may actually be delivered to Midway by the manufacturer on any delivery date and in such case such substituted aircraft shall be an "Aircraft" for purposes of the offering contemplated hereby. In addition, the financing of an Aircraft may not take place on the date such Aircraft is actually delivered from the manufacturer, provided that such financing will occur prior to the Delivery Period Termination Date.

     (2) The months for Aircraft delivery reflect the scheduled delivery months under Midway's purchase agreement with the manufacturer. The actual delivery month of any such Aircraft may be subject to delay.

Deliveries of Aircraft

     The Note Purchase Agreement provides that final delivery of the Aircraft for purposes of purchase of Equipment Notes by the Trust must occur by the Delivery Period Termination Date (the "Delivery Period"). In addition, if a labor strike occurs at The Boeing Company prior to the scheduled expiration of the Delivery Period, the expiration date of the Delivery Period will be extended by the number of days that such strike continued in effect.

Appraised Value

     The appraised values set forth in the foregoing chart were determined by Aircraft Information Services, Inc. ("AISI") as of August 7, 2000; AvSolutions, Inc. ("AvS") as of August 9, 2000; and Simat, Helliesen & Eichner, Inc. ("SH&E") as of June 20, 2000. Each Appraiser was asked to provide its opinion as to the appraised base value of each Aircraft projected as of the scheduled delivery month for each such Aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this offering memorandum as Appendix II. For a definition of appraised base value and a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such letters

     An appraisal is only an estimate of value. It is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised base value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

Conversion Option

     Midway may, pursuant to the Note Purchase Agreement, initially finance an Aircraft as an Owned Aircraft and subsequently convert such Aircraft into a Leased Aircraft (subject to written confirmation from each Rating Agency that such conversion will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates). Such conversion option would be utilized, for example, if Midway has not finalized arrangements with an Owner Participant in connection with a leveraged lease financing. If such conversion occurs on or prior to the Delivery Period Termination Date, Midway will have the ability to have the applicable Owner Trustee issue reoptimized Equipment Notes under a Leased Aircraft Indenture (subject to the Mandatory Economic Terms and written confirmation from each Rating Agency that such reoptimization will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates) in replacement for the Equipment Notes issued under the applicable Owned Aircraft Indenture.

     Midway will only be permitted to convert an Owned Aircraft into a Leased Aircraft if it (1) obtains a written confirmation from each Rating Agency that such conversion will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates, (2) provides the Owned Aircraft Trustee with an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Owned Aircraft Trustee) that the Trusts will not be subject to U.S. federal income tax as a result of such conversion and (3) furnish to the relevant Owned Aircraft Trustee either (A) an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Owned Aircraft Trustee) that the Certificateholders will not recognize gain or loss for U.S. federal income tax purposes and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such conversion had not occurred or (B) both an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Owned Aircraft Trustee) that the Certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with such conversion and should be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such conversion had not occurred and an indemnity in favor of the Certificateholders in form and substance reasonably satisfactory to the relevant Owned Aircraft Trustee.

                      DESCRIPTION OF THE EQUIPMENT NOTES

     The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the trust agreements under which the Owner Trustees act on behalf of the Owner Participants (the "Trust Agreements") and the Note Purchase Agreement. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement, as the case may be, relating to each Aircraft. The provisions of such documents relating to any Leased Aircraft may be modified, subject to the Mandatory Document Terms and the Mandatory Economic Terms. Midway is seeking commitments from prospective Owner Participants with respect to leveraged leases for some or all of the Aircraft.

     Under the Note Purchase Agreement, Midway will have the option of entering into a leveraged lease financing or a debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into either (1) with respect to each Leased Aircraft, a Participation Agreement, a Lease and a Leased Aircraft Indenture (among other documents) relating to the financing of such Aircraft and (2) with respect to each Owned Aircraft, a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft. The description of such agreements in this offering memorandum is based on the forms of such agreements annexed to the Note Purchase Agreement.

     Midway is seeking the commitment of one or more companies to act as the Owner Participant with respect to leveraged leases for some or all of the Aircraft. Such Owner Participants may request revisions to the forms of the Participation Agreement, the Lease and the Leased Aircraft Indenture that are contemplated by the Note Purchase Agreement, so that the terms of such agreements applicable to any particular Leased Aircraft may differ from the description of such agreements contained in this offering memorandum. However, under the Note Purchase Agreement, the terms of such agreements are required to
(1) contain the Mandatory Document Terms and (2) not vary the Mandatory Economic Terms. In addition, Midway will be obligated (1) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders (provided that the Note Purchase Agreement provides that, among other terms, the shortening of certain grace periods for Events of Loss and Events of Default is not materially adverse to the Certificateholders) and
(2) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See "Description of the Certificates -- Obligation to Purchase Equipment Notes." Each Owner Participant will be required to satisfy certain requirements, including having a minimum combined capital and surplus or net worth.

General

     The Equipment Notes will be issued in three series (the "Series A Equipment Notes," the "Series B Equipment Notes," and the "Series C Equipment Notes" and collectively the "Equipment Notes") in respect of each of the Aircraft. Each Trust will purchase one series of Equipment Notes such that all of the Equipment Notes held in each Trust will have an interest rate equal to the interest rate applicable to the Certificates issued by such Trust. All of the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for such Trust, payable on April 1 and October 1 of each year, commencing on the later of April 1, 2001 and the first such date to occur after the initial issuance thereof. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the Final Expected Distribution Date (as specified on the cover hereof) applicable to the Certificates issued by such Trust. The Equipment Notes issued with respect to each Leased Aircraft will be secured by a security interest in such Leased Aircraft and an assignment of certain rights under the lease relating thereto (each, a "Lease"), including the right to receive rentals payable with respect to such Leased Aircraft by Midway. The Equipment Notes issued with respect to each Owned Aircraft will be secured by a security interest in such Owned Aircraft. Although neither the Certificates nor the Equipment Notes issued with respect to the Leased Aircraft are obligations of, or guaranteed by, Midway, the amounts unconditionally payable by Midway for lease of the Leased Aircraft will be sufficient to pay in full when due all amounts required to be paid on the Equipment Notes issued with respect to the Leased Aircraft. The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Midway.

     The Equipment Notes with respect to each Leased Aircraft (the "Leased Aircraft Notes") will be issued under a separate Leased Aircraft Indenture between First Union Trust Company, National Association, as Owner Trustee of a trust for the benefit of the Owner Participant who will be the beneficial owner of such Aircraft, and Allfirst Bank, as Leased Aircraft Trustee. The Equipment Notes with respect to each Owned Aircraft (the "Owned Aircraft Notes") will be issued under a separate Owned Aircraft Indenture between Midway and Allfirst Bank, as Owned Aircraft Trustee.

     The related Owner Trustee will lease each Leased Aircraft to Midway pursuant to a separate Lease between such Owner Trustee and Midway with respect to such Leased Aircraft. Under each Lease, Midway will be obligated to make or cause to be made rental and other payments to the related Leased Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft (other than upon an acceleration of the Equipment Notes when no Lease Event of Default has occurred). The Equipment Notes issued with respect to the Leased Aircraft are not, however, direct obligations of, or guaranteed by, Midway. Midway's rental obligations under each Lease and Midway's obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of Midway.

     Each Owner Participant has the right to sell, assign or otherwise transfer its interests as Owner Participant in any of such leveraged leases, subject to the terms and conditions of the relevant Participation Agreement and related documents.

Subordination

     Series B Equipment Notes issued under any Indenture will be subordinated in right of payment to Series A Equipment Notes issued under such Indenture; and any Series C Equipment Notes issued under such Indenture will be subordinated in right of payment to such Series A Equipment Notes and such Series B Equipment Notes. On each Equipment Note payment date, (1) payments of interest and principal due on Series A Equipment Notes issued under such Indenture will be made prior to payments of interest and principal due on Series B Equipment Notes issued under such Indenture, and (2) payments of interest and principal due on such Series B Equipment Notes will be made prior to payments of interest and principal due on any Series C Equipment Notes issued under such Indenture.

Principal and Interest Payments

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this offering memorandum until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on April 1 and October 1 in each year, commencing on the later of April 1, 2001 and the first Regular Distribution Date to occur after issuance thereof. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Scheduled principal payments on the Equipment Notes will be made on April 1 or October 1, or both, in certain years, subject to certain adjustments, in accordance with the principal repayment schedule set forth herein under "Description of the Certificates -- Pool Factors."

     If any date scheduled for any payment of principal, Make-Whole Premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

     All payments of principal amount, interest, Make-Whole Premium, if any, and other amounts to be made by the Owner Trustee with respect to Equipment Notes issued in respect of a Leased Aircraft will be payable only from the income and proceeds from the collateral pledged pursuant to the related Indenture (the "Trust Indenture Estate"). All payments of principal amount, interest, Make-Whole Premium, if any, and other amounts to be made by Midway with respect to Equipment Notes issued in respect of the Owned Aircraft will be the direct obligation of Midway. In the case of each Equipment Note, each payment of principal amount, Make-Whole Premium, if any, and interest or other amounts due thereon will be applied in the following order: (1) to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue principal amount, Make-Whole Premium, if any, and to the extent permitted by law any interest) to the date of such payment; (2) to the payment of any other amount (other than the principal amount) due under the Indenture or such Equipment Note; and (3) to the payment of the principal amount of such Equipment Note then due. (Indentures, Section 5.07).

Redemption

     If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Midway under the related Lease (in the case of a Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of an Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, to, but not including, the date of redemption and other amounts payable to the holders of the Equipment Notes under the applicable Indenture and Participation Agreement, but without any premium, on a Special Distribution Date. (Indentures, Section 6.02(a)(1) and (b)).

     If Midway exercises its right to terminate a Lease under its voluntary termination or early buyout options under such Lease, the Equipment Notes relating to the applicable Leased Aircraft will be redeemed (unless Midway elects to assume the Equipment Notes on a full recourse basis), in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium provided that in lieu of redeeming the Leased Aircraft Notes in connection with any such purchase of an Aircraft, Midway may elect to assume all of the obligations of the relevant Owner Trustee under the related Leased Aircraft Indenture pursuant to Section
2.11 of the Leased Aircraft Indenture and Section 7.11 of the relevant Leased Aircraft Participation Agreement. In connection with any such assumption of the Owner Trustee's obligations in respect of the Equipment Notes relating to the applicable Leased Aircraft, the Leased Aircraft Indenture will be amended and restated to be substantially the same as an Owned Aircraft Indenture. In addition, as conditions to any such assumption, Midway shall (1) obtain a written confirmation from each Rating Agency that such assumption will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates, (2) deliver to the Leased Aircraft Trustee an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Leased Aircraft Trustee) that the Trusts will not be subject to U.S. federal income tax as a result of such assumption and (3) deliver to the relevant Leased Aircraft Trustee either (A) an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Leased Aircraft Trustee) that the Certificateholders will not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred or (B) both an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Leased Aircraft Trustee) that the Certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and should be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred and an indemnity in favor of the Certificateholders in form and substance reasonably satisfactory to the relevant Leased Aircraft Trustee. Upon the effectiveness of such assumption, the Owner Trustee and the Owner Participant will be released from further obligations under the related Indenture and the related Participation Agreement. (Leased Aircraft Indentures, Sections 6.02(a)(ii) and 2.11; Leased Aircraft Participation Agreements, Section 7.11; Leases, Sections 13(b)). See "The Leases and Certain Provisions of the Owned Aircraft Indentures-Lease Termination" and "The Leases and Certain Provisions of the Owned Aircraft Indentures - Renewal and Purchase Options." If notice of such redemption is given in connection with a termination of the Lease, such notice is revocable and is deemed revoked in the event that the Lease does not in fact terminate on the specified termination date. (Indentures, Section 6.02(c)).

     All, but not less than all, of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under the applicable Participation Agreement or otherwise with the consent of Midway, and all of the Equipment Notes issued with respect to the Owned Aircraft may be redeemed in whole prior to maturity at any time at the option of Midway, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 6.02). If notice of such a redemption is given in connection with a refinancing of Equipment Notes with respect to a Leased Aircraft or in connection with the redemption of Equipment Notes with respect to an Owned Aircraft, such notice may be revoked on or prior to the proposed redemption or refinancing date and is deemed revoked in the event such proposed refinancing or redemption does not in fact occur. (Indentures, Section 6.03).

     If, with respect to a Leased Aircraft, (1) one or more Lease Events of Default have occurred and are continuing or (2) the Equipment Notes with respect to such Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium is payable if such Equipment Notes are to be purchased pursuant to clause (1) when a Lease Event of Default has occurred and has been continuing for less than 180 days). (Leased Aircraft Indentures, Section 8.02). Midway, as owner of the Owned Aircraft, has no comparable right under the Owned Aircraft Indentures to purchase the Equipment Notes under such circumstances.

     "Make-Whole Premium" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Midway) by which
(a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment dated under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield (in the case of each of the Series A Equipment Notes and the Series B Equipment Notes) and the Treasury Yield plus 50 basis points (in the case of each of the Series C Equipment Notes) exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of redemption (other than any overdue portion thereof).

     For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date (as defined below) of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15 (519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment
Note is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519). "H.15 (519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment date or redemption date and the "most recent H.15 (519)" means the H.15 (519) published prior to the close of business on the third Business Day prior to the applicable redemption date.

     "Average Life Date" for any Equipment Note is the date which follows the redemption date by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note is the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (1) the amount of each then remaining scheduled payment of principal of such Equipment Note by (2) the number of days from and including such prepayment date to but excluding the dates on which payment of principal is scheduled to be made, by
(b) the then outstanding principal amount of such Equipment Note.

Security

     The Equipment Notes issued with respect to each Leased Aircraft will be secured by (1) an assignment by the related Owner Trustee to the related Leased Aircraft Trustee of such Owner Trustee's rights, except for certain limited rights, under the Lease with respect to the related Aircraft, including the right to receive payments of rent thereunder, (2) a mortgage to such Leased Aircraft Trustee of such Aircraft, subject to the rights of Midway under such Lease, and (3) an assignment to such Leased Aircraft Trustee of certain of such Owner Trustee's rights under the purchase agreement between Midway and the Aircraft manufacturer. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the Leased Aircraft Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the Owner Trustee's right to receive payments of rent due thereunder. The assignment by the Owner Trustee to the Leased Aircraft Trustee of its rights under the related Lease will exclude certain rights of such Owner Trustee and the related Owner Participant, including the rights of the Owner Trustee and the Owner Participant with respect to indemnification by Midway for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under public liability insurance maintained by Midway under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease, and certain reimbursement payments made by Midway to such Owner Trustee. (Leased Aircraft Indenture, Granting Clause)

     The Equipment Notes will not be cross-collateralized, and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft or replacement aircraft therefor (as described in "--Certain Provisions of the Leases and the Owned Aircraft Indentures -- Events of Loss") or the Leases related thereto.

     The Equipment Notes issued with respect to each Owned Aircraft will be secured by (1) a mortgage to the Owned Aircraft Trustee of such Aircraft and (2) an assignment to the Owned Aircraft Trustee of certain of Midway's rights under its purchase agreement with the Aircraft manufacturer.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or, with respect to a Leased Aircraft, termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of Midway (unless an Event of Default shall have occurred and be continuing) in investments described in the related Lease or, in the case of the Owned Aircraft, the related Indenture.

Loan to Value Ratios of Equipment Notes

     The following table sets forth illustrative loan to Aircraft value ratios for the Equipment Notes issued in respect of an Aircraft as of the October 1 Regular Distribution Dates that occur after the scheduled date of original issuance of such Equipment Notes, assuming that the Equipment Notes in the maximum principal amount are issued in respect of such Aircraft. This example was utilized by Midway in preparing the Assumed Amortization Schedule, although the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedule set forth below may not be applicable in the case of any particular Aircraft. See "Description of the Certificates - Pool Factors." The LTV was obtained by dividing (1) the outstanding principal balance (assuming no payment default) of such Equipment Note as of each such Regular Distribution Date (determined immediately after giving effect to the payments scheduled to be made on such date) by (2) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

     The table contains forward-looking information that is based on the assumption (the "Depreciation Assumption") that the initial appraised value of the Aircraft set forth opposite the initial Regular Distribution Date included in the table depreciates by 3% per year for the first 15 years after the year of delivery of such Aircraft and 4% per year for the next five years. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios and no assurance can be given (1) that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or
(2) as to the actual future value of any Aircraft. Many of the factors affecting the value of the Aircraft are discussed herein under "Risk Factors -- Factors Relating to the Certificates and the Offering -- The realizable value of Aircraft may be less than its appraised value." Thus the table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios but simply a mathematical calculation based on one set of assumptions.

                                           Equipment
                                             Note                      Assumed
                                          Outstanding                  Aircraft                  Loan to
                                            Balance                     Value                     Value
              Date                         (millions)                 (millions)                  Ratio
    ------------------------        -----------------------     -----------------------    --------------------
         October 1, 2001                       $23.64                   $40.36                      58.6%
         October 1, 2002                        22.93                    39.15                      58.6
         October 1, 2003                        22.16                    37.94                      58.4
         October 1, 2004                        21.30                    36.73                      58.0
         October 1, 2005                        20.15                    35.52                      56.7
         October 1, 2006                        18.80                    34.31                      54.8
         October 1, 2007                        17.32                    33.10                      52.3
         October 1, 2008                        15.70                    31.89                      49.2
         October 1, 2009                        14.18                    30.68                      46.2
         October 1, 2010                        13.33                    29.47                      45.2
         October 1, 2011                        12.41                    28.25                      43.9
         October 1, 2012                        11.42                    27.04                      42.2
         October 1, 2013                        10.37                    25.83                      40.2
         October 1, 2014                         8.79                    24.62                      35.7
         October 1, 2015                         6.93                    23.41                      29.6
         October 1, 2016                         4.90                    22.20                      22.1
         October 1, 2017                         2.69                    20.59                      13.1

Limitation of Liability

     The Equipment Notes issued with respect to the Leased Aircraft are not direct obligations of, or guaranteed by, Midway, any Owner Participant or the Leased Aircraft Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by Midway under the Lease with respect to such Leased Aircraft).

     The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Midway.

     Except as otherwise provided in the Indentures, each Owner Trustee and each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes or the Leased Aircraft Trustees or to any holder of any Equipment Note.

Indenture Defaults, Notice and Waiver

     Indenture Defaults under each Indenture include: (a) in the case of an Indenture related to a Leased Aircraft, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee that such failure will constitute an Indenture Default), (b) the failure by the Owner Trustee in the case of a Leased Aircraft Indenture (other than as a result of a Lease Default or Lease Event of Default) or Midway, in the case of an Owned Aircraft Indenture, to pay (A) any interest or principal or Make-Whole Premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder continued for more than ten Business Days or (B) any other amounts for more than thirty days, (c) in the case of a Leased Aircraft Indenture, any representation or warranty made by the related Owner Trustee or Owner Participant in such Indenture or in the case of an Owned Aircraft, any representation or warranty by Midway, in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or holder of any Note pursuant thereto being false or incorrect in any material respect when made and continuing to be material and adverse to the interests of the holder of any Equipment Note and remaining unremedied after notice and specified cure periods,
(d) failure by the related Owner Trustee or Owner Participant in the case of a Leased Aircraft Indenture or Midway in the case of an Owned Aircraft Indenture to perform or observe certain material covenants or obligations for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents, continued after notice and specified cure periods, or
(e) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant or Midway, as the case may be. There are no cross-default provisions in the Indentures or the Leases in effect at any time when the relevant Equipment Notes are outstanding. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture. (Indentures, Section 7.01).

     The Loan Trustee will give the holders of the Equipment Notes and, if applicable, the Owner Trustee and the Owner Participant prompt written notice of any Indenture Default of which the Loan Trustee has actual knowledge and, in the case of an Indenture related to a Leased Aircraft, if the Indenture Default results from a Lease Event of Default, it will give the holders of the Equipment Notes, the Owner Trustee and the Owner Participant not less than ten Business Days' prior written notice of the date on or after which the Loan Trustee may commence the exercise of any remedy described in "-- Remedies" below.

     If Midway fails to make any semiannual basic rental payment due under any Lease with respect to a Leased Aircraft, within a specified period after notice from the Loan Trustee of such failure the applicable Owner Trustee or Owner Participant may furnish to the Loan Trustee the amount due on the Equipment Notes issued with respect to such Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Loan Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless the relevant Owner Trustee or Owner Participant has previously cured the preceding three consecutive payment defaults or six total payment defaults with respect to basic rental payments. (Indentures, Section 8.03).

     The Owner Trustee and/or the Owner Participant also have certain rights, but not obligations, to cure Indenture Defaults that may be cured by the payment of money.

     In the case of a Leased Aircraft Indenture, if an Owner Trustee or Owner Participant pays the amount due on the Equipment Notes to the Loan Trustee or cures the Indenture Default, the Owner Trustee or Owner Participant will be subrogated to the rights of the Loan Trustee and the holders of the Equipment Notes in respect of the Rent which was overdue at the time of such payment, as well as interest payable by Midway on account of its being overdue, and thereafter the Owner Trustee or the Owner Participant, as the case may be, will be entitled to receive such overdue Rent and interest thereon upon receipt by the Loan Trustee; provided, however, that (1) if the principal amount and interest on the Equipment Notes is due and payable following an Indenture Default, such subrogation will, until the principal amount of, interest on, Make-Whole Premium, if any, and all other amounts due with respect to all Equipment Notes has been paid in full, be subordinate to the rights of the Loan Trustee and the holders of the Equipment Notes in respect of such payment of overdue Rent and interest and (2) the Owner Trustee will not be entitled to recover any such payments except pursuant to the foregoing right of subrogation, by demand or suit for damages.

     The holders of a majority in principal amount of the outstanding Equipment Notes issued under any Indenture, by notice to the Loan Trustee, may on behalf of all the holders and the Liquidity Providers waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, interest on, or Make-Whole Premium, if any, on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes affected thereby. (Indentures, Section 7.11).

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Remedies

     Each Indenture provides that if an Indenture Default occurs and is continuing, the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture shall, subject, in the case of a Leased Aircraft Indenture, to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (without the Make-Whole Premium). The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the sale or disposition of the Trust Indenture Estate if (1) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (2) all other Indenture Defaults under such Indenture (other than the nonpayment of principal that has become due solely because of such acceleration) have been cured or waived. (Indentures, Section 7.02(c)).

     Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including, with respect to an Owned Aircraft Indenture, one or more remedies under such Indenture with respect to the related Aircraft or, with respect to a Leased Aircraft Indenture, one or more of the remedies under such Indenture or (if the corresponding Lease has been declared in default) under the related Lease. If an Indenture Default arises solely by reason of one or more events or circumstances which constitute a Lease Default or Lease Event of Default, the related Leased Aircraft Trustee's right to exercise remedies under a Leased Aircraft Indenture is subject, with certain exceptions, to its having proceeded to declare the Lease in default and commence the exercise one or more of the dispossessory remedies under the Lease with respect to such Leased Aircraft; provided that the requirement to exercise one or more of such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period (a "Continuous Stay Period") in excess of the Section 1110 Period; provided further, however, that the requirement to exercise one or more of such remedies under such Lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Section 1110 Period (A) results from an agreement by Midway or the trustee or the debtor-in-possession in such proceeding during the
Section 1110 Period with the approval of the relevant court to perform such Lease in accordance with Section 1110(a)(2)(A) of the U.S. Bankruptcy Code and continues to perform as required by Section 1110(a)(2)(A-B) of the U.S. Bankruptcy Code or (B) is an extension of the Section 1110 Period with the consent of such Leased Aircraft Trustee pursuant to Section 1110(b) of the U.S. Bankruptcy Code or (C) is the consequence of such Leased Aircraft Trustee's own failure to give any requisite notice to any person. "-- Certain Provisions of the Leases and the Owned Aircraft Indentures -- Lease Events of Default." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and Midway, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Midway under any Lease with respect to such Aircraft; PROVIDED that no exercise of any remedies by the related Leased Aircraft Trustee may affect the rights of Midway under any Lease unless a Lease Event of Default has occurred and is continuing. (Leased Aircraft Indentures, Sections 7.02 and 7.03; Leases, Section 17) The Owned Aircraft Indentures will not contain such limitations on the Owned Aircraft Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture.

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     Section 1110 of the U.S. Bankruptcy Code provides in relevant part that, except as described in the following sentence, the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by any other provision of the U.S. Bankruptcy Code. Section 1110 of the U.S. Bankruptcy Code provides in relevant part, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all if, within such 60 day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest and approved by the court), the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of Title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that at the time such transaction is entered into, holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

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     It is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Midway, which is expected to be Fulbright & Jaworski L.L.P., provide its opinion to the Trustees that, if Midway were to become a debtor under Chapter 11 of the U.S. Bankruptcy Code, the Owner Trustee, as lessor under each of the Leases, and the Loan Trustee of the Leased Aircraft Indentures, as assignee of such Owner Trustee's rights under each of the Leases pursuant to each of the related Indentures, and the Loan Trustee under each Owned Aircraft Indenture, as holder of a security interest in the related Owned Aircraft, would be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft, but such opinion may provide that such Owner Trustee or any such Loan Trustee may not be entitled to such benefits with respect to any replacement of an Aircraft after an Event of Loss in the future (the consummation of which replacement is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee's entitlement to Section 1110 benefits should not be diminished as a result of such replacement) or with respect to the replacement of an engine in accordance with the terms of the Lease (but Section 1110 would be available as to the original airframe and engine(s) and might or might not be independently available as to the replaced engine(s)). This opinion will be subject to certain qualifications and assumptions including the assumptions that Midway at the time of entering into the applicable Lease or Owned Aircraft Indenture holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See
"--Certain Provisions of the Leases and the Owned Aircraft Indentures - Events of Loss." The opinion will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Owned Aircraft which may be leased by Midway, or of any sublessee of a Leased Aircraft which may be subleased by Midway. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver."

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 5.03).

     In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Aircraft is owned by the related Owner Trustee in trust, such Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Indenture might be restricted, though such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Aircraft.

Modification of Indentures and Leases

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.

     Certain provisions of any Leased Aircraft Indenture, and of the Lease, Participation Agreement and Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of the relevant Loan Trustee or any holders of the Equipment Notes outstanding under such Indenture, subject to certain conditions. In the case of each Lease, such provisions include, among others, provisions relating to (1) the return to the related Owner Trustee of the related Aircraft at the end of the term of such Lease, (2) the renewal of such Lease and the option of Midway at the end of the term of such Lease to purchase the related Aircraft, (3) maintenance, operation and use of the Aircraft and (4) the list of countries in which a permitted sublessee may be headquartered or in which an Aircraft may, in some circumstances, be re-registered. (Indentures, Section 8.01).

     Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby and the Liquidity Provider, no amendment of or supplement to such Indenture may, among other things (a) reduce the principal amount of, or Make-Whole Premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which or the priority with respect to which any principal, Make-Whole Premium, if any, or interest is due and payable, (b) create any security interest with respect to the property prior to or pari passu with the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indentures, Section 13.02).

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

Indemnification

     Midway will be required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. Midway will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft.

     The Loan Trustee is not under any obligation to take any action, risk liability or expend its own funds under the Indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

The Leases and Certain Provisions of the Leases and the Owned Aircraft
Indentures

     Each Leased Aircraft will be leased to Midway by the relevant Owner Trustee under the relevant Lease. Each Owned Aircraft will be owned by Midway.

     Lease Terms and Rentals

     Each Leased Aircraft will be leased separately for a term (with respect to any Leased Aircraft, the "Term") commencing on the date of the delivery of such Aircraft to the relevant Owner Trustee and expiring not earlier than the latest maturity date of the Equipment Notes issued pursuant to the related Indenture. Basic Rent payments for each Aircraft are payable semiannually on each Lease Payment Date. Such payments, together with certain other payments that Midway is obligated to make or cause to be made under the related Lease, have been assigned by the Owner Trustee under the related Indenture to provide the funds necessary to make payments of principal and interest due or expected to be due from the Owner Trustee on the Equipment Notes issued under such Indenture and Liquidity Obligations under the related Liquidity Facility. In certain cases, the Basic Rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by Midway be less than the scheduled payments on the related Equipment Notes. (Leases, Section 3(f)) The balance of any such Basic Rent payment and such other payments, after payment of amounts due or expected to be due on the related Equipment Notes and certain other amounts, will be paid over to the related Owner Trustee. (Indentures, Section 5.01) Midway's obligations to pay rent and to make, or cause to be made, other payments under each Lease are general unsecured obligations of Midway and will rank pari passu in right of payment with all other general unsecured indebtedness of Midway, and would be senior in right of payment to any subordinated indebtedness of Midway if any such subordinated indebtedness should exist. The rental obligations will also be effectively subordinated to any secured indebtedness of Midway to the extent of the value of the assets securing such indebtedness.

     Semiannual payments of interest on the Equipment Notes issued by Midway under an Owned Aircraft Indenture are payable on April 1 and October 1 of each year, commencing on the later of April 1, 2001 and the first such date after issuance thereof. Semiannual payments of principal under the Equipment Notes issued by Midway under an Owned Aircraft Indenture are payable on April 1 or October 1, or both, in certain years.

     Maintenance and Operation

     Each Owned Aircraft will be owned by Midway. Midway's obligations in respect of each of the Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Midway is obligated to cause (x) each Leased Aircraft to be duly registered in the name of the Owner Trustee (except to the extent the relevant Owner Trustee or Owner Participant fails to meet applicable citizenship requirements) and (y) each Owned Aircraft to be duly registered in the name of Midway, and in each such case, to pay all costs of operating the Aircraft and, at the expense of Midway, and to the extent set forth in such Lease or Owned Aircraft Indenture, as the case may be, to maintain, service, repair and overhaul the Aircraft (or cause the Aircraft to be maintained, serviced, repaired and overhauled) so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the country of registry of the Aircraft, except during temporary periods of grounding or during storage or the conduct of maintenance procedures, in each case subject to certain limitations. Notwithstanding anything to the contrary set forth above, Midway is also required to cause the Aircraft to be maintained in accordance with maintenance standards at least comparable to those required by the FAA or the central civil aviation authority of the United Kingdom, France, Germany, Japan, the Netherlands or Canada. (Leases, Section 5(d); Owned Aircraft Indentures, Section 4.01(d); Participation Agreements,
Section 6.03(b)).

     Midway will not (and will not permit any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft to) use or operate any Aircraft in violation of any applicable law or in violation of any airworthiness certificate, license of registration relating to the Aircraft issued by any competent government authority unless (1) the validity thereof is being

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contested in good faith and by appropriate proceedings which do not involve a material danger of the sale, forfeiture or loss of the Airframe or any Engine or
(2) it is not possible for Midway to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered). (Leases, Section 5(c); Owned Aircraft Indentures, Section 4.01(e)).

     Midway must make (or cause to be made) all alterations, modifications and additions to each Airframe and Engine necessary to meet the applicable standards of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may be registered, provided, that Midway may, in good faith, contest the validity or application of any such standard in any reasonable manner which does not materially adversely affect the Lessor (in the case of a Leased Aircraft) or the lien of the Indenture. Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft) may add further parts and make other alterations, modifications and additions to any Airframe or any Engine as Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft) may deem desirable in the proper conduct of its business, including removal of parts, so long as such alterations, modifications or additions do not (x) in Midway's reasonable judgment, diminish the value, utility, condition or airworthiness of such Airframe or Engine below the value, utility, condition or airworthiness thereof immediately prior to such alteration, modification, addition or removal (assuming such Airframe or Engine was maintained in accordance with the Lease or Owned Aircraft Indenture, as the case may be), except that the value (but not the utility, condition or airworthiness) of any Airframe or Engine may be reduced from time to time by the value of the obsolete parts which are removed so long as the aggregate value of such obsolete parts removed and not replaced shall not exceed $300,000 per Aircraft. In the case of a Leased Aircraft, title to parts incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions vest in the Owner Trustee subject to certain exceptions. In certain circumstances, Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft) is permitted to remove parts which were added by Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee in the case of an Owned Aircraft) (without replacement) from an Airframe or Engine so long as certain conditions are met and any such removal does not, among other things specified in each Lease, materially diminish or impair the value, utility, condition or airworthiness which such Airframe or Engine would have had at such time had such addition, alteration or modification not occurred. (Leases, Sections 7(a), 7(b), 7(c) and 7(d); Owned Aircraft Indentures, Sections 4.03(a), 4.03(b), 4.03(c) and 4.03(d)).

     Except as set forth above, Midway is obligated to replace or cause to be replaced all parts (other than severable parts added at the option of Midway or unsuitable parts that Midway is permitted to remove to the extent described above) that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts become subject to the related Lease (in the case of a Leased Aircraft) and the lien of the related Indenture in lieu of the part replaced. (Leases, Sections 7(a) and 7(b); Owned Aircraft Indentures, Sections 4.03(a) and 4.03(b)).

     Registration, Subleasing and Possession

     Midway may, under certain circumstances, re-register an Aircraft in certain jurisdictions outside the United States, subject to, among other conditions and limitations specified in each Lease (in the case of a Leased Aircraft) or Owned Aircraft Indenture (in the case of an Owned Aircraft) and the related Participation Agreement, the lien of the related Indenture continuing as a first priority security interest in the related Aircraft and (in the case of a Leased Aircraft) Lease. Midway is also permitted, subject to certain limitations, to sublease or lease, as the case may be, any Aircraft to any United States certificated air carrier which is not subject to bankruptcy or similar proceedings when the sublease or lease, as the case may be, begins, to certain airframe or engine manufacturers or to certain foreign entities so long as, in the case of any Leased Aircraft, the term of any such sublease does not extend beyond the term of the Lease applicable to such Aircraft, subject to certain exceptions. In addition, subject to certain limitations, Midway is permitted to transfer possession of any Airframe or any Engine other than by sublease or lease, as the case may be, including transfers of possession by Midway or any Sublessee, in the case of a Leased Aircraft or Permitted Lessee, in the case of an Owned Aircraft, in connection with certain interchange and pooling arrangements, transfers to the United States government and any instrumentality or agency thereof, and transfers in connection with maintenance or modifications. There are no general geographical restrictions on Midway's (or any Sublessee's, in the case of a Leased Aircraft, or Permitted Sublessee's in the case of an Owned Aircraft) ability to operate the Aircraft. (Leases, Section 5(a); Owned Aircraft Indentures, Section 4.01(a)). The extent to which the relevant Loan Trustee's lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. See "Risk Factors - Factors Relating to the Certificates and the Offering - It may be difficult, expensive and time-consuming for a Loan Trustee to repossess an Aircraft upon default." In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States and has been registered in a foreign jurisdiction or subleased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft,

                                      77
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which may be subject to delays and political risk. When a defaulting Sublessee or Permitted Lessee, as the case may be, or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply.

     In addition, in the case of a Leased Aircraft at the time of obtaining repossession of the Aircraft under the related Lease or foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Lease may not be equipped with Engines subject to the same Lease and, in such case, Midway is required to deliver engines attached to such Airframe which shall be of the same or improved model as the Engines (and, in any event, the two engines returned shall be of the same model) and suitable for installation and use on the Airframe, and be in as good an operating condition as, such Engines, assuming such Engines were in the condition and repair required by the terms hereof immediately prior to such termination. Notwithstanding Midway's agreement in each Lease, in the event Midway fails to transfer title to engines not owned by the Owner Trustee that are attached on repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Lease. See "Risk Factors - Factors Relating to the Certificates and the Offering - It may be difficult, expensive and time-consuming for a Loan Trustee to repossess an Aircraft upon default."

     Liens

     Midway is required to maintain each Aircraft free of any liens, other than:

 .    the respective rights of Midway;

 .    the lien of the relevant Indenture, and any other rights existing pursuant to the Operative Agreements related thereto and, in the case of the Leased Aircraft, the rights of the Owner Participant and Owner Trustee under the applicable Lease, Indenture and other Operative Agreements;

 .    the rights of others in possession of the Aircraft in accordance with the terms of the Lease or the Owned Aircraft Indenture (including Sublessees and Permitted Lessees);

 .    certain other customary liens permitted under such documents, including liens for taxes of Midway or any Sublessee or Permitted Lessee, as the case may be, either not yet due or being contested in good faith with due diligence and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of such Airframe or any Engine;

 .    materialmen's, mechanics' and other similar liens arising in the ordinary course of Midway's (or any Sublessee's or Permitted Lessee's) business securing obligations that are not overdue, or are being contested in good faith by appropriate proceedings not involving any material danger of the sale, forfeiture or loss of such Airframe or Engines;

 .    judgment liens for which there has been served a stay of execution;

 .    salvage and similar rights of insurers;

 .    certain liens attributable to the Loan Trustee, or in the case of a Leased
     Aircraft, the Owner Participant or Owner Trustee; and

 .    any other lien with respect to which Midway (or any Sublessee or Permitted
     Lessee) has provided a bond or other security adequate in the reasonable opinion of, in the case of a Leased Aircraft, the Owner Trustee or, in the case of an Owned Aircraft, the Loan Trustee. (Leases, Section 10; Owned Aircraft Indentures, Section 4.06).

     Insurance

     Subject to certain exceptions, Midway is obligated, at its or any Sublessee's or Permitted Lessee's, as the case may be, expense, to maintain or cause to be maintained on each Aircraft, with insurers of recognized responsibility, public liability and property damage insurance (exclusive of manufacturer's product liability insurance) and all-risk aircraft hull insurance, in such amounts, covering such risks and in such form as Midway customarily maintains with respect to other aircraft owned or operated by Midway, in each case similar to such Aircraft; provided, however, that, except to the extent of any self-insurance, the all-risk hull insurance shall be at least in an amount equal to the Termination Value (as specified in the applicable Lease) of such Aircraft (except with respect to any Owned Aircraft, in which case in an amount equal to the outstanding principal amount of the related Equipment Notes plus six months interest). (Leases, Sections 9(a) and 9(b); Owned Aircraft Indentures, Sections 4.05(a) and 4.05(b)).

     Subject to certain exceptions, the policies covering loss of or damage to an Aircraft shall be made payable, up to the Termination Value for such Aircraft (in the case of a Leased Aircraft) or up to the amount of outstanding principal of the Equipment Notes plus accrued interest (in the case of an Owned Aircraft), to the related Loan Trustee for any loss involving

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

proceeds in excess of $2 million and the entire amount of any loss involving proceeds of $2 million or less and not involving an Event of Loss shall be paid to Midway, except that in the event a Lease Event of Default (in the case of a Leased Aircraft) or Indenture Event of Default (in the case of an Owned Aircraft) or a payment default or certain bankruptcy defaults (a "Specified Default") occurs and is continuing the relevant Loan Trustee can notify the insurers that all insurance proceeds must be paid to the relevant Loan Trustee. (Leases, Section 9(c)).

     With respect to required insurance, Midway may, in addition to maintaining normal deductibles, in the case of public liability and property damage insurance and all-risk hull insurance, maintain self-insurance, by way of deductible or otherwise, per occurrence or on a fleet-wide basis of not more than $15 million. (Leases, Section 9(d); Owned Aircraft Indentures, Section 4.05(d)).

     In respect of each Aircraft, Midway is required to cause the relevant Owner Trustee, if applicable, and Loan Trustee and certain other persons to be included as additional insureds as their respective interests may appear under all liability insurance policies required by the terms of the Lease or Owned Aircraft Indenture, as the case may be, with respect to such Aircraft. (Leases, Section 9(c); Owned Aircraft Indentures, Section 4.05(c)).

     Subject to certain customary exceptions, Midway may not operate (or permit any Sublessee or Permitted Lessee to operate) any Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such Aircraft and required by the Lease or owned Aircraft Indenture, as the case may be. (Leases, Section 5(c); Owned Aircraft Indentures, Section 4.01(c)).

     Midway's obligation to provide any insurance required by each Lease or Owned Aircraft Indenture, as the case may be, shall be satisfied if indemnification from, or insurance provided by, the United States government against the risks requiring such insurance under such Lease or Owned Aircraft Indenture, when added to the amount of insurance against such risks otherwise maintained by or for the benefit of Midway, has a combined effect substantially the same as the amount of insurance against such risks otherwise required by such Lease or the Owned Aircraft Indenture, as the case may be. (Leases, Sections 9(a) and 9(b); Owned Aircraft Indentures, Sections 4.05(a) and 4.05(b)).

     Lease Termination

     So long as no Event of Default shall be continuing, Midway may terminate any Lease on any Termination Date occurring after the fifth anniversary of the delivery date, if it determines that such Aircraft is obsolete or surplus to Midway's equipment requirements and subject to certain other limitations specified in such Leases. Upon payment of the Termination Value for such Aircraft, which will be in an amount at least equal to the outstanding principal amount of the related Equipment Notes and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts and together with all accrued and unpaid interest thereon, the lien of the relevant Indenture shall be released, the relevant Lease shall terminate, and the obligation of Midway thereafter to make scheduled rent payments under such Lease shall cease. (Leases, Section 14; Leased Aircraft Indentures, Section 6.02).

     Renewal and Purchase Options

     At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Midway will have certain options to renew such Lease for additional limited periods. In addition, Midway will have the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 13).

     Midway will also have the option to purchase the Aircraft subject to a Lease on certain specified dates and upon the occurrence of certain events prior to the end of the term of the Lease. In the event Midway exercises such a purchase option in respect of an Aircraft, the purchase price therefor shall be calculated in accordance with the provisions of the related Lease, but in any event shall be sufficient to pay all principal of, Make-Whole Premium, if any, on and interest on the related Equipment Notes in full and, upon payment thereof, Midway shall acquire such Aircraft free of the lien of the related Indenture, unless upon satisfaction of certain conditions, Midway chooses to assume on a full recourse basis all of such Owner Trustee's obligations in respect of the related Equipment Notes and acquires the Aircraft subject to the lien of the related Indenture. (Leases, Section 13(b); Leased Aircraft Indentures, Sections 2.12 and 6.02; Participation Agreements, Section 7.11) See "Description of the Equipment Notes - Redemption."

     Events of Loss

     If an Event of Loss occurs with respect to any Aircraft, Midway is obligated either (1) so long as no Event of Default (in the case of a Leased Aircraft) or Indenture Event of Default (in the case of an Owned Aircraft) is continuing, to replace such Aircraft or (2) to pay to the related Owner Trustee or the Owned Aircraft Trustee, as the case may be, the applicable Termination Value or the outstanding principal amount of the Equipment Notes plus accrued interest, as the case may be, together with certain additional

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amounts. If Midway elects to replace such Aircraft, it must do so no later than
180 days after the related Event of Loss, with an airframe or airframe and engines (such airframe and engines to be of the same or a comparable or improved model) free and clear of all liens (other than permitted liens) and having a value and utility at least equal to such airframe or engines, as the case may be, comprising part of the Aircraft immediately prior to the Event of Loss, assuming maintenance, condition and airworthiness thereof in accordance with the relevant Lease or the Owned Aircraft Indenture, as the case may be. If Midway elects to pay the Termination Value or the outstanding amount of principal and interest, as the case may be, for such Aircraft or elects to replace such Aircraft but fails to do so within the time periods specified therefor, Midway must make such payment not later than the 180th day after the Event of Loss. Upon making such payment with respect to a Leased Aircraft together with all other amounts then due under the related Lease with respect to such Aircraft, which in all circumstances will be at least sufficient to pay in full as of the date of payment the principal amount of the related Equipment Notes and all accrued and unpaid interest due thereon (but without any Make-Whole Premium), the Lease for such Aircraft shall terminate and the obligation of Midway to make the scheduled Basic Rent payments with respect thereto shall cease. Upon making such payment with respect to an Owned Aircraft, the Equipment Notes issued with respect to such Owned Aircraft will be redeemed in full. (Leases, Sections 8(a); Owned Aircraft Indenture, Section 4.04(a); Indentures, Sections 5.02, 6.02 and 9.08).

     If an Event of Loss occurs with respect to an Engine alone, Midway is required to replace such Engine within 90 days from the date of such Event of Loss with another engine, free and clear of all liens (other than permitted liens), of the same or improved make and model and having a value and utility and in as good operating condition as the Engine being replaced (assuming that such Engine had been maintained in accordance with the Lease or the Owned Aircraft Indenture, as the case may be). (Leases, Section 7(e); Owned Aircraft Indenture, Section 4.03(e); Indentures, Section 9.08).

     An "Event of Loss" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect thereto:

 .    theft, hijacking or disappearance for a period in excess of 30 consecutive days (or 60 consecutive days so long as Lessee is diligently pursuing recovery of such property), or with respect to any Leased Aircraft, such shorter period ending on the expiration of the Term;

 .    destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

 .    any event which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

 .    with respect to the Airframe only, requisition of use of such property by any foreign government or purported government or any agency or instrumentality thereof (other than the United States government), for a period in excess of 180 consecutive days (for certain specified countries) or 30 consecutive days (for any other country) or, with respect to any Leased Aircraft, such shorter period ending on the expiration of the Term;

 .    with respect to any Leased Aircraft, and with respect to the Airframe only, requisition of use of such property by the United States government for a period extending beyond the Term;

 .    condemnation, confiscation or seizure of, or requisition of title of such property by any foreign government or purported government or any agency or instrumentality thereof or by the United States government, for a period in excess of 10 consecutive days or such shorter period ending on the expiration of the Term;

 .    with respect to an Engine only, the requisition or taking of use thereof by any government, or instrumentality or agency thereof and any divestiture of title or ownership deemed to be an Event of Loss with respect to an Engine pursuant to the terms of the Lease; and

 .    as a result of any law, rule, regulation, order or other action by the FAA or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of passengers shall have been prohibited by virtue of a condition affecting all 737s equipped with engines of the same make and model as the Engines for a period of 180 consecutive days (or, in the case of a Leased Aircraft, beyond the end of the Term), unless the Lessee, prior to the expiration of such 180-day period, shall be diligently carrying forward all necessary and desirable steps to permit normal use of the Aircraft and shall within 12 months have conformed at least one 737 (but not necessarily the Aircraft) to the requirements of any such law, rule, regulation, order or action, and shall be diligently pursuing conformance of the Aircraft in a non-discriminatory manner.

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     An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is a part of such Aircraft. (Leases, Section 8; Owned Aircraft Indentures, Section 4.04).

     Lease Events of Default

     Lease Events of Default include:

 .    failure by Midway to pay any payment of Basic Rent, Termination Value or
     Supplemental Rent constituting any Make-Whole Premium under such Lease within 10 days after the same shall have become due;

 .    failure by Midway to pay Supplemental Rent (other than Termination Value or any Make-Whole Premium) when due and such failure continues for 30 days after Midway's receipt of written notice thereof (which default may be declared in certain instances only by the Owner Participant);

 .    failure by Midway to perform or observe any other covenant or agreement to be performed or observed by it under the applicable Lease or any Operative Agreement and such failure shall have continued unremedied for a period of 30 days after Midway shall have received written notice of such failure; PROVIDED, HOWEVER, that no such failure shall constitute a Lease Event of Default so long as such failure can be remedied, Midway is diligently proceeding to remedy such failure, and such failure is remedied within a period of up to 180 days of receipt of such notice;

 .    any representation or warranty (other than tax representations and warranties) made by Midway under the Operative Agreements shall have proved to have been incorrect in any material respect when made, remains material when discovered and is not cured within 30 days after notice to Midway of such incorrectness by the Owner Trustee;

 .    the occurrence of certain events of bankruptcy, reorganization or insolvency of Midway; and

 .    failure by Midway to carry and maintain (or cause to be carried and maintained) insurance on or in respect of any Aircraft in accordance with the provisions of such Lease, subject to certain exceptions and grace periods. (Leases, Section 16).

     If a Lease Event of Default has occurred and is continuing and the Lease has been declared to be in default, the Owner Trustee may, subject to certain limitations relating to aircraft subject to the CRAF Program, exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. Such remedies include the right to repossess and use or operate such Aircraft, to sell or release such Aircraft free and clear of Midway's rights and retain the proceeds and to require Midway to pay as liquidated damages any accrued and unpaid Basic Rent plus an amount equal to the excess of the Termination Value of such Aircraft over the net sale proceeds thereof plus interest thereon or the excess of the Termination Value of such Aircraft over the Fair Market Value of the Aircraft, plus interest thereon. (Leases, Section
17).

     Indenture Defaults under the Owned Aircraft Indenture are discussed above under "Indenture Defaults, Notice and Waiver." Remedies under the Owned Aircraft Indenture are discussed above under "--Remedies."

     Certain Defined Terms Under the Leases

     "Basic Rent" means, for any Aircraft, the aggregate periodic rent payable throughout the Basic Term for such Aircraft pursuant to the related Lease subject to certain adjustments.

     "CRAF Program" means the Civil Reserve Air Fleet Program administered by the United States government.

     "Sublessee" means any sublessee permitted under a Lease from time to time.

     "Supplemental Rent" means all amounts, liabilities, indemnities and obligations (other than Basic Rent) which Midway assumes or agrees to pay under each Lease and the agreements related thereto.

     Certain Defined Terms Under the Owned Aircraft Indentures

     "Permitted Lessee" means any lessee permitted under an Owned Aircraft Indenture from time to time.

                      EXCHANGE OFFER; REGISTRATION RIGHTS

     Midway will enter into a registration rights agreement (the "Registration Rights Agreement") with the Placement Agents pursuant to which Midway will agree, for the benefit of and at no cost to the holders of the Certificates, (1) to use its best efforts to file with the SEC within 120 days after the Issuance Date a registration statement (the "Exchange Offer Registration Statement") with respect to the offer to exchange (the "Exchange Offer") each Class of Certificates for a new class of certificates issued by the same Trust (the "Exchange Certificates"), which will have terms identical in all material respects to the Certificates entitled to make such exchange (except that the Exchange Certificates will not contain terms with respect to transfer restrictions or interest

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rate increases as described herein and the Exchange Certificates will be available only in book-entry form) and (2) to use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Issuance Date. Promptly after the Exchange Offer Registration Statement has been declared effective, Midway will offer the Exchange Certificates in exchange for surrender of the Certificates. Midway will keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Certificates. For each Certificate duly tendered to the applicable Trustee pursuant to the Exchange Offer and not validly withdrawn by the holder thereof, the holder of such Certificate will receive an Exchange Certificate having a face amount equal to that of the tendered Certificate.

     Based on an interpretation of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Certificates issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Certificates who is our "affiliate" or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Certificates (1) will not be able to rely on the interpretation by the staff of the SEC set forth in the above referenced no-action letters, (2) will not be able to tender Certificates in the Exchange Offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Certificates, unless such sale or transfer is made pursuant to an exemption from such requirements.

     Each holder of the Certificates who participates in the Exchange Offer will be required to make certain representations, including that (1) it is neither an affiliate of Midway or the Trustee nor a broker-dealer tendering Certificates acquired directly from us for its own account, (2) any Exchange Certificates to be received by it are being acquired in the ordinary course of its business and
(3) it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Certificates. In addition, in connection with any resales of the Exchange Certificates, any broker-dealer (a "Participating Broker-Dealer") who acquired the Certificates for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Certificates (other than a resale of an unsold allotment from the original sale of the Certificates) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, we are required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Certificates for a period of 90 days after the completion of the Exchange Offer.

     In the event that any changes in law or the applicable interpretations of the staff of the SEC do no permit us to effect the Exchange Offer, if the Exchange Offer Registration Statement is not declared effective within 180 days after the Issuance Date under certain circumstances or the Exchange Offer is not consummated within 210 days after the Issuance Date under certain other circumstances, at the request of a holder not eligible to participate in the Exchange Offer or under certain other circumstances described in the Registration Rights Agreement, Midway will, in lieu of effecting the registration of the Exchange Certificates pursuant to the Exchange Offer Registration Statement and at no cost to the holders of Certificates, (a) as promptly as practicable, file with the SEC a shelf registration statement (the "Shelf Registration Statement") covering resales of the Certificates, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 180th day after the Issuance Date and
(c) use its best efforts to keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period as shall end when all of the Certificates covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act). Midway will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Certificates copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for such Certificates has become effective and take certain other actions as are required to permit unrestricted resales of such Certificates. A holder of Certificates who sells such Certificates pursuant to the Shelf Registration Statement generally will be required to be named as selling securityholder in the related prospectus and to deliver the prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of such Certificates will be required to deliver information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Certificates included in the Shelf Registration Statement.

     In the event that either the consummation of the Exchange Offer or the declaration by the SEC of a Shelf Registration Statement to be effective (a "Registration Event") does not occur on or prior to the 210/th/ day after the Issuance Date, the interest rate per annum borne by the Equipment Notes shall be increased by 0.50%, from and including such 210/th/ day to but excluding the

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earlier of (1) the date on which a Registration Event occurs and (2) the date on which all of the Certificates otherwise become transferable by Certificateholders (other than affiliates or former affiliates of Midway) without further registration under the Securities Act. In the event that the Shelf Registration Statement ceases to be effective at any time during the period specified by the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of such period specified by the Registration Rights Agreement).

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Trustee.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

General

     The following summary describes the material U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates offered hereby and in the opinion of Fulbright & Jaworski L.L.P., special tax counsel to Midway ("Tax Counsel"), is accurate in all material respects with respect to the matters discussed therein. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are:

 .    citizens or residents of the United States,

 .    corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein or the District of Columbia,

 .    estates the income of which is subject to U.S. federal income taxation regardless of its source, or

 .    generally, trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the Certificates as capital assets.

     This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the initial offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

     This summary is based upon the tax laws and practice of the United States as in effect on the date of this offering memorandum, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been sought from the U.S. Internal Revenue Service (the "IRS") with respect to the tax consequences described below, and no assurance can be given that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates

Tax Status of the Trusts

     In the opinion of Tax Counsel, while there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, each Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not be subject to federal income tax. Each Trust will file federal income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of the Code. If a Trust were treated as a partnership for U.S. federal income tax purposes rather than as a grantor trust, in the opinion of Tax Counsel, the consequences to U.S. Certificateholders and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. The remainder of this discussion describes the consequences of the treatment as a grantor trust.

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

Certificateholders who are not U.S. Persons should consult their own tax advisors as to the suitability to them of an investment in the Certificates.

Taxation of Certificateholders Generally

     A U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes, the Trust's contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust. Accordingly, each U.S. Certificateholder's share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of Make-Whole Premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. Each U.S. Certificateholder's share of interest income on the Deposits will be taxable as it is paid or accrued, in accordance with such holder's method of accounting for U.S. federal income tax purposes. In addition, the Deposits may be subject to the original issue discount and contingent payment rules, with the result that a U.S. Certificateholder may be required to include interest income from a Deposit using the accrual method of accounting regardless of its normal method and with a possible slight deferral in the timing of income recognition as compared to holding a single debt instrument with terms comparable to a Certificate. A U.S. Certificateholder's share of Deposit Make-Whole Premium, if any, paid with respect to the return of unused Deposits may be treated as ordinary income. Any amounts received by a Trust under a Liquidity Facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

     An Owner Participant's conveyance of its interest in an Owner Trust should not constitute a taxable event to U.S. Certificateholders with respect to Equipment Notes attributable to the Leased Aircraft. However, if an Owner Trust were to assume Midway's obligations under Equipment Notes with respect to an Owned Aircraft upon conversion to a Leased Aircraft or if Midway were to assume an Owner Trust's obligations under the Equipment Notes upon its purchase of a Leased Aircraft pursuant to an option to purchase such aircraft prior to the end of its lease term, either such assumption may be treated for U.S. federal income tax purposes as a taxable exchange by U.S. Certificateholders of the Equipment Notes for "new" Equipment Notes resulting in the recognition of taxable gain or loss equal to the difference, if any, between the U.S. Certificateholder's adjusted basis in its interest in the Equipment Notes and the amount realized on such exchange (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). For this purpose the amount realized (and the issue price of the "new" Equipment
Note) will be equal to the fair market value of the U.S. Certificateholder's pro rata share of the respective Equipment Notes at such time if the Equipment Notes are considered to be "publicly traded" within the meaning of applicable Treasury regulations promulgated under the Code on original issue discount and otherwise will equal to their principal amount (or, under certain circumstances, a lesser imputed principal amount). Although the Certificates may be "tradable on an established market" for purposes of these Treasury regulations, the Equipment Notes will not be so tradable. There is no authority under the current Treasury regulations or otherwise, however, that addresses the determination of the amount realized in this context or one similar in all material respects. In the event of an assumption by an Owner Trustee of Midway's obligations under Equipment Notes with respect to an Owned Aircraft, Midway will (i) provide to the relevant Owned Aircraft Trustee with an opinion of counsel that the Trusts will not be subject to U.S. federal income tax as a result of such assumption and (ii) furnish to the relevant Owned Aircraft Trustee either (A) an opinion that the Certificateholders will not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such assumption had not occurred or (B) furnish to the relevant Owned Aircraft Trustee both an opinion of counsel that the Certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and should be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred and an indemnity in favor of the Certificateholders in form and substance reasonably satisfactory to the relevant Owned Aircraft Trustee. Similarly, in the event of an assumption by Midway of an Owner Trust's obligations under Equipment Notes with respect to Leased Aircraft, Midway will (i) furnish to the relevant Leased Aircraft Trustee an opinion that the Trusts will not be subject to U.S. federal income taxation as a result of such assumption and (ii) furnish to the relevant Leased Aircraft Trustee either (A) an opinion of counsel to the effect that no Certificateholders will be required to recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such assumption had not occurred or (B) both an opinion of counsel that the Certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and should be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred and an indemnity in favor of the Certificateholders in form and substance reasonably satisfactory to the relevant Leased Aircraft Trustee.

     In the case of a subsequent purchaser of a Certificate, the purchase price for the Certificate should be allocated among the relevant Deposits and the assets held by the relevant Trust (including the Equipment Notes and the rights and obligations under the Note Purchase Agreement with respect to Equipment Notes not theretofore issued) in accordance with their relative fair market

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values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire an Equipment Note should be included in the purchaser's basis in its share of the Equipment Note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the Certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a "negative value" associated with the obligation to acquire an Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued Equipment Notes being below market at the time of purchase of a Certificate), such negative value probably would be added to such purchaser's basis in its interest in the Deposits and the remaining assets of the Trust and reduce such purchaser's basis in its share of the Equipment Notes when issued. The preceding two sentences do not apply to purchases of Certificates following the Delivery Period Termination Date.

     A U.S. Certificateholder who is treated as purchasing an interest in a Deposit or an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who purchases an interest in a Deposit or an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Deposit or Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

     Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

Effect of Subordination of Class B and Class C Certificateholders

     In the event that the Class B Trust or the Class C Trust (such Trusts being the "Subordinated Trusts" and the related Certificates being the "Subordinated Certificates") receives less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders") would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant senior class of Certificateholders an amount equal to their share of such Shortfall Amount, and
(3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

     Under this analysis,

 .    Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant senior class of Certificateholders,

 .    a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and

 .    reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated
     Certificateholders because such amount was previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Sale or Other Disposition of the Certificates

     Upon the sale, exchange or other disposition of a Certificate and a related Deposit, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) allocable to the related Equipment Notes or other Trust property and the related Deposits and the U.S. Certificateholder's adjusted tax basis in the Equipment Notes and any other property held by the corresponding Trust or the related Deposit, respectively. A U.S. Certificateholder's adjusted tax basis in the Certificate will equal the holder's cost for its Certificate (other than the portion thereof allocated to Deposits and not yet applied to the purchase of Equipment Notes or distributed) less any payments of principal received and any previously recognized losses. A U.S. Certificateholder's basis allocable to the related Deposit will be the dollar amount thereof. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of U.S. federal income tax on net long-term capital gains generally is 20%, compared to a 39.6% maximum rate for short-term capital gains. Any gain with respect to an interest in a Deposit likely will be treated as ordinary income.

Foreign Certificateholders

     Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that

 .    such Non-U.S. Certificateholder does not actually or constructively own 10%
     or more of the total combined voting power of all classes of the stock of Midway or any Owner Participant or any transferee of such Owner Participant's interest in the relevant owner trust,

 .    such Non-U.S. Certificateholder is not a controlled foreign corporation for
     U.S. tax purposes that is related to Midway or any Owner Participant or any transferee of such Owner Participant's interest in the relevant owner trust and

 .    either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof.

     Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (1) such gain is not effectively connected with a U.S. trade or business of the holder and (2) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.

     Any interest or gain described in the two preceding paragraphs will be subject to regular U.S. federal income tax at graduated rates if it is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Certificateholder.

Backup Withholding

     Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

     Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

Exchange Offer

     The exchange of the Exchange Certificates for the Certificates pursuant to the Exchange Offer will not be treated as a taxable event for U.S. federal income tax purposes. Receipt of Exchange Certificates will be treated as a continuation of the original investment in the Certificates. Similarly, there would be no U.S. federal income tax consequences to a holder of the Certificates that does not participate in the Exchange Offer.

                            CERTAIN MARYLAND TAXES

     The Trustee is a state-chartered commercial bank, with trust powers, having its corporate trust office in the State of Maryland. In the opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be classified as an association, a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes and will not be subject to federal income taxation, (1) the Trusts, by virtue of the Trustee being located in the State of Maryland, will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Maryland or any political subdivision thereof, and (2) Certificateholders that are not residents of or otherwise subject to tax in Maryland will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Maryland or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on employee benefit plans subject to Title 1 of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those of a plan that is not subject to ERISA but which is subject to section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "Parties In Interest" or "Disqualified Persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, Plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (1) the direct or indirect extension of credit to a party in interest or a disqualified person, (2) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (3) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Midway and its affiliates, the Owner Participants, the Placement Agents, the Trustees, the Escrow Agent, the Depositary, the Owner Trustees and the Liquidity Provider. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provision of ERISA and section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

     In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the Placement Agents which are substantially the same as the administrative exemption issued to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24 et al. (55 Fed. Reg. 20,548 (1990)), as amended (the "Underwriter Exemption"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including Equipment Notes secured by leases) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

     The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P.; and the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act (and by its acquisition or acceptance of a Certificate or an interest therein, will be deemed to have represented and warranted that it is).

     In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months).

     With respect to the investment restrictions set forth in the Underwriter Exemption, an investment in a Certificate will evidence both an interest in the respective Trust as well as an interest in the Deposits held in escrow by an Escrow Agent for the benefit of the Certificateholder. Under the terms of the Escrow Agreement, the proceeds from the offering of the Certificates of each Class will be paid over by the Placement Agents to the Depositary on behalf of the Escrow Agent (for the benefit of such Certificateholders as the holders of the Escrow Receipts) and will not constitute property of the Trusts. Under the terms of each Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the Deposit Agreements with the Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant Trustee so as to enable such Trustee to purchase the identified Equipment Notes on the terms and conditions set forth in the Note Purchase Agreement. Interest on the Deposits relating to each Trust will be paid to the Certificateholders of such Trust as Receiptholders through a Paying Agent appointed by the Escrow Agent. Pending satisfaction of such conditions and withdrawal of such Deposits, the Escrow Agent's rights with respect to the Deposits will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and section 4975 of the Code.

     There can be no assurance that the Department of Labor would agree that the Underwriter Exemption will be applicable to Class A Certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to an impermissible pre-funding rendering the Underwriter Exemption inapplicable. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions that may be applicable.

     The Underwriter Exemption does not apply to the Class B or Class C Certificates.

     Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (1) no Plan assets have been used to purchase such Certificate or an interest therein or (2) the purchase and holding of such Certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

     Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the Certificates.

                               PRIVATE PLACEMENT

     Subject to the terms and conditions set forth in the Placement Agreement dated September 22, 2000 among Midway and the Placement Agents (the "Placement Agreement"), we have agreed to cause the Trusts to sell to each Placement Agent, and each Placement Agent has severally agreed to purchase, the respective aggregate amounts of Certificates set forth after their names below.

                                                                Principal Amount of    Principal Amount of    Principal Amount of
                       Placement Agent                          Class A Certificates   Class B Certificates   Class C Certificates
-----------------------------------------------------------     --------------------   ---------------------  --------------------
Morgan Stanley & Co. Incorporated..........................              $64,901,000            $25,555,000             $8,331,000
Seabury Securities LLC.....................................               64,900,000             25,555,000              8,330,000
                                                                --------------------   --------------------   --------------------
   Total...................................................             $129,801,000            $51,110,000            $16,661,000
                                                                ====================   ====================   ====================

     The Placement Agreement provides that the obligation of the Placement Agents to pay for and accept delivery of the Certificates is subject to, among other conditions, the delivery of certain legal opinions by their counsel. Pursuant to the Placement Agreement, subject to the conditions thereof, the Placement Agents have agreed to purchase the Certificates at the price indicated on the cover page hereof. After the initial offering of the Certificates, the offering prices and other selling terms may from time to time be varied by the Placement Agents.

     We have been advised by the Placement Agents that the Placement Agents propose to resell the Certificates initially at the prices set forth on the cover page hereof to the purchasers as described under "Transfer Restrictions."

     The Placement Agreement provides that we will indemnify the Placement Agents against certain liabilities, including liabilities under the Securities Act, and will contribute to payments the Placement Agents may be required to make in respect thereof.

     The Certificates are new securities for which there currently is no market. Neither Midway nor any Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The Placement Agents have advised us that one or more of them currently intend to make a market in the Certificates and, if issued, the Exchange Certificates as permitted by applicable laws and regulations. The Placement Agents are not obligated, however, to make a market in the Certificates or the Exchange Certificates, and any such market-making may be discontinued at any time at the sole discretion of the Placement Agents. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates or the Exchange Certificates.

     Each Placement Agent or its affiliates has provided or is currently providing investment banking and other advisory or financial services to Midway and its affiliates for which they receive customary compensation and may continue to provide such services to Midway and its affiliates in the future. MSCS, an affiliate of Morgan Stanley & Co. Incorporated, will act as the Liquidity Provider. The obligations of MSCS under the Liquidity Facilities will be fully and unconditionally guaranteed by its parent company, MSDW, which is also the parent company of Morgan Stanley & Co. Incorporated.

     It is expected that delivery of the Certificates will be made against payment therefor on or about the date specified in the last paragraph of the cover page of this offering memorandum, which will be the third Business Day following the date of pricing of the Certificates. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise.

     In order to facilitate the offering of the Certificates, the Placement Agents may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Placement Agents may overallot in connection with the offering, creating a short position in the Certificates for their own accounts. In addition, to cover overallotments or to stabilize the price of the Certificates, the Placement Agents may bid for, and purchase, Certificates in the open market. Finally, the Placement Agents may reclaim selling concessions allowed to a dealer for distributing Certificates in the offering, if the Placement Agents repurchase previously distributed Certificates in transactions to cover short positions established by said Placement Agent, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The Placement Agents are not required to engage in these activities, and may end any of these activities at any time.

     The offering expenses and commissions to the Placement Agents are estimated to be approximately $2,000,000.

                             TRANSFER RESTRICTIONS

     The Certificates have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except (1) in compliance with the registration requirements of the Securities Act and all other applicable securities laws, or
(2) pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and any other applicable securities laws. Accordingly, the Certificates are being offered and sold only
(1) to QIBs in compliance with Rule 144A, (2) to a limited number of other institutional "accredited investors" within the meaning of Rule 501(a) (1), (2),
(3) or (7) of Regulation D under the Securities Act ("Institutional Accredited Investors") that, prior to their purchase of Certificates, deliver to the Placement Agents a letter in the form attached hereto as Appendix III, which contains certain representations and agreements and (3) outside the United States to persons other than U.S. persons ("foreign purchasers"), which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust), in reliance upon Regulation S under the Securities Act. In addition, purchasers of Certificates will be deemed to have made certain representations regarding compliance with ERISA.

     By its purchase of Certificates, each purchaser of Certificates will be deemed to:

     1. represent that it is purchasing the Certificates for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is (1) a QIB, (2) an Institutional Accredited Investor, or (3) a foreign purchaser that is outside the United States (or a foreign purchaser that is a dealer or other fiduciary as referred to above);

     2. acknowledge that the Certificates have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

     3. agree that if it should resell or otherwise transfer any Certificate within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), it will do so only (1) to a QIB in compliance with Rule 144A (2) inside the United States to an Institutional Accredited Investor acquiring $100,000 or more aggregate principal amount of such Certificate that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Certificates (the form of which letter can be obtained from the Trustee), (3) outside the United States in compliance with Rule 904 under the Securities Act,
(4) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (5) pursuant to a registration statement which has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or (6) to Midway or any subsidiary thereof. Each Institutional Accredited Investor that is not a QIB and that acquires a Certificate will be required to sign an agreement to the foregoing effect in the form attached hereto as Appendix III. Subject to the procedures set forth under "Description of the Certificates -- Book Entry; Delivery and Form" in the case of any certificated Certificate, prior to any proposed transfer of Certificates within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (otherwise than pursuant to an effective registration statement), the holder thereof must check the appropriate box set forth on the reverse of its certificate relating to the manner of such transfer and submit the certificate to the Trustee. If such transfer is to an Institutional Accredited Investor prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) the holder (or beneficial holder, as the case may be) will be required to furnish to the Trustee such certifications, legal opinions or other information as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

     4. agree that it will deliver to each person to whom it transfers Certificates notice of any other restrictions on transfer of such Certificates;

     5. if it is a foreign purchaser outside the United States, understand that the Certificates will initially be represented by the Regulation S Global Certificates and that transfers thereof are restricted as described under "Description of the Notes -- Book Entry; Delivery and Form" for a period ending 40 days after the later of the commencement of the offering and the Closing Date. If it is a QIB, it understands that the Certificates offered in reliance on Rule 144A will be represented by the Restricted Global Certificate. Before any interest in the Restricted Global Certificate may be offered, sold, pledged or otherwise transferred to a person who is not a QIB, the transferee will be required to provide the Trustee with a written certificate (the form of which certification can be obtained from the Trustee) as to compliance with the transfer restriction referred to above;

     6. represent and warrant that either (1) no Plan assets have been used to purchase such Certificate or an interest therein or (2) the purchase and holding of such Certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions;

     7. acknowledge that Midway, the Trustee, the Placement Agents, the Liquidity Provider and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements and agree that, if any of the acknowledgements, representations, warranties and agreements deemed to have been made by its purchase of the Certificates is no longer accurate, it shall promptly notify Midway, the Trustee, the Placement Agents and the Liquidity Provider. If it is acquiring any Certificates as a fiduciary or agent of one or more investor accounts, it represents that it has sole investment discretion with respect to each such investor account and that it has full power to make the foregoing acknowledgements, representations and agreements on behalf of each such investor account.

     The Certificates will bear a legend to the following effect unless otherwise agreed by Midway and the holder thereof:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CERTIFICATES UNDER RULE 144(K) UNDER THE SECURITIES. ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THIS CERTIFICATE EXCEPT (A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $100,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH CERTIFICATE, THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE AND MIDWAY AIRLINES CORPORATION ("MIDWAY") A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS CERTIFICATE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR MIDWAY), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (F) TO MIDWAY OR ANY SUBSIDIARY THEREOF; (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(E) ABOVE), IT WILL FURNISH TO THE TRUSTEE SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CERTIFICATE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS CERTIFICATE PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE CERTIFICATES UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND MIDWAY, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A

TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE CERTIFICATES PURSUANT TO CLAUSE 2(E) ABOVE OR UPON ANY TRANSFER OF THE CERTIFICATES UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE PASS THROUGH TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS CERTIFICATE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     The Certificates will bear a legend to the following effect unless otherwise agreed by Midway and the holder thereof:

     BY ITS ACQUISITION HEREOF, THE HOLDER REPRESENTS THAT EITHER (A) NO PLAN ASSETS HAVE BEEN USED TO PURCHASE THIS CERTIFICATE OR (B) THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

                                 LEGAL MATTERS

     The validity of the Certificates offered hereby will be passed upon for Midway by Fulbright & Jaworski L.L.P., New York, New York, and for the Placement Agents by Shearman & Sterling, New York, New York. Certain federal income tax matters with respect to the Trust and Certificateholders will be passed upon by Fulbright & Jaworski L.L.P., special tax counsel to Midway. The respective counsel for Midway and the Placement Agents may rely upon Ober, Kaler, Grimes & Shriver, a Professional Corporation, counsel to Allfirst Bank, as Trustee, as to certain matters relating to the authorization, execution and delivery by the Trustee of the Pass Through Trust Agreements and the issuance by the Trustee of the Certificates. Shearman & Sterling has also acted on behalf of MSCS, as Liquidity Provider.

                             INDEPENDENT AUDITORS

     The financial statements of Midway as of December 31, 1999, 1998 and 1997 and for each of the three years in the period ended December 31, 1999, 1998 and 1997, incorporated by reference in this offering memorandum have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon which is incorporated by reference in this offering memorandum.

                                    EXPERTS

     The references to AISI, AvS and SH&E, and to their respective appraisal reports dated as of the following dates: AISI as of August 7, 2000; AvS as of August 9, 2000; and SH&E as of June 20, 2000 are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                                                                      APPENDIX I

                        INDEX OF CERTAIN DEFINED TERMS

         The following is an index showing the page in this Offering Memorandum where certain defined terms appear.

Defined Terms                                                                                                      Page
------- -----                                                                                                      ----
737s............................................................................................................    12
Adjusted Expected Distributions.................................................................................    65
Administrative Expenses.........................................................................................    65
AFA.............................................................................................................    36
Aggregate LTV Collateral Amount.................................................................................    66
Aircraft........................................................................................................     2
Aircraft Operative Agreements...................................................................................    47
AISI............................................................................................................    68
ALPA............................................................................................................    36
American........................................................................................................    32
Appraisals......................................................................................................    18
Appraised Current Market Value..................................................................................    66
Assumed Aircraft Value..........................................................................................    72
Assumed Amortization Schedule...................................................................................    44
Average Life Date...............................................................................................    72
AvS.............................................................................................................    68
Base Rate.......................................................................................................    60
Basic Rent......................................................................................................    82
Business Day....................................................................................................    43
Cash Collateral Account.........................................................................................    59
Cede............................................................................................................    48
Certificate Account.............................................................................................    43
Certificateholders..............................................................................................    41
Certificates....................................................................................................    22
Class A Certificates............................................................................................    41
Class A Trust...................................................................................................    41
Class B Certificates............................................................................................    41
Class B Trust...................................................................................................    41
Class C Certificates............................................................................................    41
Class C Trust...................................................................................................    41
Class Exemptions................................................................................................    88
Clearstream.....................................................................................................    53
Continuous Stay Period..........................................................................................    75
Controlling Party...............................................................................................    20
Corporate Airlines..............................................................................................    32
CRAF Program....................................................................................................    82
CRJs............................................................................................................    12
Current Distribution Date.......................................................................................    64
Definitive Certificates.........................................................................................    54
Delivery Period.................................................................................................    68
Delivery Period Termination Date................................................................................     2
Deposit.........................................................................................................    55
Deposit Account.................................................................................................    55
Deposit Agreement...............................................................................................    55
Deposit Make-Whole Premium......................................................................................    56

Depositary........................................................................................................   55
Depreciation Assumption...........................................................................................   73
Disqualified Investor.............................................................................................   35
Distribution Date.................................................................................................   43
DOT...............................................................................................................   15
Downgrade Drawing.................................................................................................   59
DTC...............................................................................................................   48
DTC Participants..................................................................................................   48
Equipment Notes...................................................................................................   69
ERISA.............................................................................................................   88
ERISA Plans.......................................................................................................   88
Escrow Agent......................................................................................................   57
Escrow Agreement..................................................................................................   57
Escrow Receipts...................................................................................................   57
Euroclear.........................................................................................................   53
Event of Loss.....................................................................................................   81
Exchange Act......................................................................................................   iv
Exchange Certificates.............................................................................................   82
Exchange Offer....................................................................................................   82
Exchange Offer Registration Statement.............................................................................   82
Expected Distributions............................................................................................   64
F100s.............................................................................................................   15
FAA...............................................................................................................   16
Final Distributions...............................................................................................   64
Final Drawing.....................................................................................................   60
Final Expected Distribution Date..................................................................................   41
Final Legal Distribution Date.....................................................................................   42
foreign purchasers................................................................................................   91
Global Certificates...............................................................................................   54
H.15 (519)........................................................................................................   72
IAM...............................................................................................................   36
Indentures........................................................................................................   46
Indenture Default.................................................................................................   48
Indirect Participants.............................................................................................   54
Institutional Accredited Investors................................................................................   91
Intercreditor Agreement...........................................................................................   19
Interest Drawings.................................................................................................   58
IRS...............................................................................................................   84
Issuance Date.....................................................................................................   59
Lease.............................................................................................................   69
Lease Event of Default............................................................................................   48
Leased Aircraft...................................................................................................   46
Leased Aircraft Indenture.........................................................................................   46
Leased Aircraft Notes.............................................................................................   69
Leased Aircraft Trustee...........................................................................................   69
Leased Participation Agreement....................................................................................   46
LIBOR.............................................................................................................   61
Liquidity Event of Default........................................................................................   61
Liquidity Expenses................................................................................................   64
Liquidity Facility................................................................................................   58
Liquidity Obligations.............................................................................................   64
Liquidity Provider................................................................................................   62
Loan Trustee......................................................................................................   .5
LTV Appraisal.....................................................................................................   66
LTV Collateral Amount.............................................................................................   66
LTV Ratio.........................................................................................................   66

LTVs..............................................................................................................      3
Make-Whole Premium................................................................................................     71
Mandatory Document Terms..........................................................................................     47
Mandatory Economic Terms..........................................................................................     46
Maximum Amount....................................................................................................     56
Maximum Available Committment.....................................................................................     58
Midway............................................................................................................      1
Minimum Sale Price................................................................................................     64
Moody's...........................................................................................................     20
most recent H.15 (519)............................................................................................     72
MSCS..............................................................................................................      5
MSDW..............................................................................................................      5
NMB...............................................................................................................     36
Non-Delivery Redemption Amount....................................................................................      6
Non-Extension Drawing.............................................................................................     60
Non-Global Purchasers.............................................................................................     54
Non-Performing Equipment Note.....................................................................................     66
Non-U.S. Certificateholder........................................................................................     87
Note Purchase Agreement...........................................................................................     45
Owned Aircraft....................................................................................................     46
Owned Aircraft Indenture..........................................................................................     46
Owned Aircraft Notes..............................................................................................     69
Owned Participation Agreement.....................................................................................     46
Owner Participant.................................................................................................     21
Owner Trust.......................................................................................................      9
Owner Trustee.....................................................................................................     41
Par Redemption Amount.............................................................................................      6
Participants......................................................................................................     54
Participating Broker-Dealer.......................................................................................     83
Participation Agreements..........................................................................................     46
Pass Through Trust Agreements.....................................................................................     41
Paying Agent Account..............................................................................................     43
Performing Equipment Note.........................................................................................     59
Permanent Regulation S Global Certificate.........................................................................     53
Permitted Investments.............................................................................................     49
Permitted Lessee..................................................................................................     82
Placement Agents..................................................................................................    iii
Placement Agreement...............................................................................................     90
Plan Asset Regulation.............................................................................................     88
Plans.............................................................................................................     88
Pool Balance......................................................................................................     43
Pool Factor.......................................................................................................     44
PTC Event of Default..............................................................................................     50
PTCE..............................................................................................................     88
QIB...............................................................................................................     53
Rating Agencies...................................................................................................     20
RDU...............................................................................................................     12
Receiptholder.....................................................................................................     57
Record Date.......................................................................................................      5
Registration Event................................................................................................     83
Registration Rights Agreement.....................................................................................     82
Regular Distribution Dates........................................................................................     42
Regulation S Global Certificate...................................................................................     53
Remaining Weighted Average Life...................................................................................     72
Replacement Liquidity Facility....................................................................................     59
Required Amount...................................................................................................     58

Restricted Global Certificate.....................................................................................   53
RLA...............................................................................................................   36
Scheduled Payments................................................................................................   42
SEC...............................................................................................................   iv
Section 1110 Period...............................................................................................   59
Securities Act....................................................................................................   92
Series A Equipment Notes..........................................................................................   69
Series B Equipment Notes..........................................................................................   69
Series C Equipment Notes..........................................................................................   69
SH&E..............................................................................................................   68
Shelf Registration Statement......................................................................................   83
Shortfall Amounts.................................................................................................   86
Special Distribution Date.........................................................................................   42
Special Payment...................................................................................................   42
Special Payments Account..........................................................................................   43
Specified Default.................................................................................................   80
Standard & Poor's.................................................................................................   20
Stated Interest Rate..............................................................................................   42
Sublessee.........................................................................................................   82
Subordinated Certificateholders...................................................................................   86
Subordinated Certificates.........................................................................................   86
Subordinated Trusts...............................................................................................   86
Subordination Agent...............................................................................................    5
Supplemental Rent.................................................................................................   82
Tax Counsel.......................................................................................................   84
Temporary Regulation S Global Certificate.........................................................................   53
Term..............................................................................................................   77
Termination Notice................................................................................................   61
Threshold Rating..................................................................................................   59
Transportation Code...............................................................................................   50
Treasury Yield....................................................................................................   71
Triggering Event..................................................................................................   50
Trust Agreements..................................................................................................   68
Trust Indenture Act...............................................................................................   51
Trust Indenture Estate............................................................................................   70
Trust Property....................................................................................................   41
Trustee...........................................................................................................   .5
Trusts............................................................................................................   41
U.S. Certificateholders...........................................................................................   84
U.S. Persons......................................................................................................   84
Underwriter Exemption.............................................................................................   89

                                                                    APPENDIX III

                          ACCREDITED INVESTOR LETTER

                                                                          [DATE]

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Seabury Securities LLC
3 Stamford Landing, Suite 250
Stamford, Connecticut 06902

Midway Airlines Corporation
2801 Slater Road
Morrisville, North Carolina 27560

Ladies and Gentlemen:

     In connection with our proposed purchase of      % Midway Airlines Pass
Through Certificates, Series 2000-1 (the "Certificates") we confirm that:

               1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), relating to the Certificates and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agree to the matters stated in the section entitled "Transfer Restrictions" of such Offering Memorandum. We acknowledge that neither Midway Airlines Corporation (the "Company") nor any Placement Agent, nor any person representing the Company or any Placement Agent, has made any representation with respect to the offer or sale of any Certificates.

               2. We understand that any subsequent transfer of the Certificates is subject to certain restrictions and conditions set forth in the Pass Through Trust Agreement between the Company and Allfirst Bank (the "Trustee") relating to the Certificates, and we agree to be bound by, and not to resell, pledge or otherwise transfer the Certificates except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

               3. We are purchasing Certificates having an aggregate principal amount of not less than $100,000 and each account (if any) for which we are purchasing Certificates is purchasing Certificates having an aggregate principal amount of not less than $100,000.

               4. We understand that the Certificates have not been registered under the Securities Act, that the Certificates are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act and that the Certificates may not be offered or resold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that, if we should sell any Certificates within the applicable time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Company or a subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an Institutional Accredited Investor (as defined below) acquiring $100,000 or more aggregate principal amount of such Certificate that, prior to such transfer, furnishes to the Trustee and the Company a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Certificates (the form of which letter can be obtained from the Trustee or the Company), (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act or (F) pursuant to a registration statement which has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), and we further agree to provide to any person purchasing any of the Certificates from us a notice advising such purchaser that resales of the

                                    AIII-1

          Certificates are restricted as stated herein. We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

               5. We understand that, on any proposed resale of any Certificates, we will be required to furnish to the Company and to the Trustee such certifications, legal opinions and other information as the Company and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Certificates purchased by us will bear a legend to the foregoing effect.

               6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
          Act) ("Institutional Accredited Investor") and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Certificates, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investments.

               7. We are acquiring the Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

               8. We represent that (1) no ERISA Plan assets have been used to purchase the Certificates or (2) one or more prohibited transaction statutory or administrative exemptions applies such that the use of such plan assets to purchase and hold the Certificates will not constitute a non-exempt prohibited transaction under ERISA or section 4975 of the Code.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        By:_______________________________
                                           Name:
                                           Title:

Securities To Be Purchased:
$           principal amount

                                    AIII-2